LEASE

PRICE LOGISTICS CENTER DRAPER ONE, LLC
DRAPER CITY, UTAH

TABLE OF CONTENTS

SUBJECT	ARTICLE
FUNDAMENTAL LEASE PROVISIONS	ARTICLE 1
PREMISES	ARTICLE 2
PURPOSE	ARTICLE 3
TERM	ARTICLE 4
POSSESSION	ARTICLE 5
RENT	ARTICLE 6
USE OF PREMISES	ARTICLE 7
ALTERATIONS	ARTICLE 8
MAINTENANCE AND REPAIRS	ARTICLE 9
RIGHTS RESERVED TO LANDLORD	ARTICLE 10
ABANDONMENT	ARTICLE 11
LIENS	ARTICLE 12
ASSIGNMENT AND SUBLETTING	ARTICLE 13
PARKING AND ACCESS PROPERTY	ARTICLE 14
INDEMNITY AND WAIVER	ARTICLE 15
INSURANCE	ARTICLE 16
UTILITIES; JANITORIAL SERVICE	ARTICLE 17
PERSONAL PROPERTY TAXES	ARTICLE 18
DEFAULT	ARTICLE 19

DESTRUCTION	ARTICLE 20
EMINENT DOMAIN	ARTICLE 21
MORTGAGE REQUIREMENTS	ARTICLE 22
RULES, REGULATIONS & RESTRICTIVE COVENANTS	ARTICLE 23
HOLDING OVER	ARTICLE 24
NOTICES	ARTICLE 25
LANDLORD’S RIGHT TO CURE DEFAULTS	ARTICLE 26
FORCE MAJEURE	ARTICLE 27
SECURITY DEPOSIT	ARTICLE 28
QUIET ENJOYMENT	ARTICLE 29
SIGNS	ARTICLE 30
SURRENDER OF LEASE	ARTICLE 31
ESTOPPEL CERTIFICATES AND FINANCING	ARTICLE 32
MISCELLANEOUS	ARTICLE 33
LANDLORD’S ACCEPTANCE	ARTICLE 34
LIMITATATION ON DAMAGES	ARTICLE 35
WAIVER OF DISTRAINT AND LIENS; TENANT FINANCING	ARTICLE 36
GOVERNMENTAL INCENTIVES	ARTICLE 37
PERMITTED CONTESTS	ARTICLE 38
CONSENT OF LANDLORD	ARTICLE 39
EXHIBITS:
EXHIBIT “A” - SITE PLAN - LEASED PREMISES
EXHIBIT “A-1” - SITE PLAN - OPTION TO PURCHASE
EXHIBIT “A-2” - SITE PLAN -COMMON AREA
EXHIBIT “B” – LANDLORD’S WORK AND TENANT’S WORK

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EHIBIT “B-1” - TENANT ALLOWANCE
EXHIBIT “C”- RULES, REGULATIONS AND RESTRICTIVE COVENANTS
EXHIBIT “D”- SIGN CRITERIA
EXHIBIT “E”- CC&Rs

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PRICE LOGISTICS CENTER DRAPER ONE, LLC
LEASE AGREEMENT
THIS LEASE AGREEMENT made and entered into this 20th day of August, 2009, by and between PRICE LOGISTICS CENTER DRAPER ONE, LLC, as Landlord, and HAEMONETICS CORPORATION, as Tenant.
ARTICLE 1. FUNDAMENTAL LEASE PROVISIONS. Each reference in this Lease to the “Fundamental Lease Provisions” shall mean and refer to the following terms:

1.1 Landlord’s Notice Address:	230 East South Temple Salt Lake City, Utah 84111
With a copy to: David J. Castleton Blackburn & Stoll, LC 257 East 200 South, #800 Salt Lake City, Utah 84111
1.2 Tenant’s Notice Address:	Haemonetics Corporation 400 Wood Road Braintree, Massachusetts 02184-9114 USA Attention: General Counsel
With a copy to: Haemonetics Corporation 400 Wood Road Braintree, Massachusetts 02184-9114 USA Attention: Mark Shafranich.
1.3 Tenant’s Trade Name: HAEMONETICS CORPORATION.

1.4 Lease Terms:

A.	Estimated Possession Date: Upon the Lease Commencement Date.

B.    Lease Commencement Date: The term of the Lease shall commence upon the full execution and delivery of the Lease Agreement.

C.    Rent Commencement Date: The commencement date for the payment of Basic Rent (the “Rent Commencement Date”) shall be one hundred and twenty days after the Lease Commencement Date. The commencement date for all Net charges (Additional Rent), as referenced in Section 6.2, are payable as set forth in Section 6.5.

D.     Lease Term: One Hundred Twenty (120) months from the Rent Commencement Date.

1.5	Basic Rent:

Lease Months	Rent/ Sq. Ft./Month	Monthly Rent	Annual Rent
1-12	$0.3900	$38,973.09	$467,677.08
13-24	$0.3998	$39,952.41	$479,428.96
25-36	$0.4098	$40,951.72	$491,420.64
37-48	$0.4200	$41,971.02	$503,652.24
49-60	$0.4305	$43,020.30	$516,243.60
61-72	$0.4413	$44,099.55	$529,194.60
73-84	$0.4523	$45,198.79	$542,385.48
85-96	$0.4636	$46,328.01	$555,936.12
97-108	$0.4752	$47,487.21	$569,846.52
109-120	$0.4871	$48,676.39	$584,116.68

1.6
Use:     Manufacturing, receiving, shipping, distribution and storing of blood management products and uses incidental thereto (including office uses), and for no other purpose, except as otherwise provided in this Lease.

~~1.7~~	~~Security Deposit:~~

1.8	Guarantors: None.

ARTICLE 2.    PREMISES.

2.1    The Park. Landlord is the owner of a commercial business park situated in the City of Draper, Salt Lake County, State of Utah, known as LONE PEAK BUSINESS PARK (hereinafter the “Park”), which real property is shown on Exhibit “A” and attached hereto and by this reference incorporated herein.

2.2    The Premises.

(a)    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain Building commonly referred to as Logistics Center Draper One − Warehouse Building, located at___________________, Draper, Utah, containing a total of approximately 99,931 +/- square feet of floor space (hereinafter the “Building”) and the underlying and surrounding land which consists of approximately 5.55 +/- acres located in the Park (hereinafter referred to as the “Land”) as depicted on the site plan of the Building attached hereto as Exhibit “A-1.” The Building and the Land are hereinafter referred to as the “Premises.”

(b)     The northerly line of the Land as shown on Exhibit A-1 is slightly north of the northerly boundary line of the 5.45 acre tax parcel used for assessment and property description purposes. Therefore, in the event Tenant shall exercise any of its options to purchase the Premises, Landlord shall take such action as is necessary to lawfully adjust the lot line to be as shown on Exhibit “A-1”, so that all of the parking and other improvements exclusively serving the Building (and any required setback and similar areas) shall be located on the Land and the Land shall constitute a separate and distinct tax parcel, approved by Draper City and in compliance with the restrictions of record relating to the division (or subdivision) of the land. To insure that the purchase of the Premises is not delayed should Tenant exercise one of its options to purchase hereunder, Landlord agrees to begin the process to adjust the boundary line upon the full execution and delivery of this Lease, and to use its best efforts to consummate the boundary line adjustment within six (6) months thereafter. If despite its good faith efforts, Landlord is unable to complete the boundary line adjustment as described above within nine (9) months from the date of this Lease, and in any event prior to the conveyance by Landlord of either the Premises or the parcel from which the additional land will be conveyed for the boundary adjustment, Landlord will convey an easement for the portion of the Land not currently part of the existing tax parcel which easement will grant the exclusive use of that land for the parking and other improvements exclusively serving the Building.

(c)    Tenant shall access the Premises by means of a north south roadway and cul-de-sac to be constructed by Landlord in substantially the design set forth in Exhibits “A” and “B” (hereinafter referred to as the “Access Property”). Landlord represents and warrants that it (or an affiliate of Landlord) owns all of the land necessary to construct the Access Property and will obtain all of the necessary permits and approval necessary to commence and complete the construction thereof in the time period set forth in Exhibit “B”. In addition, to the extent there are any easements, shared access agreements or similar documents, instruments or agreements necessary or appropriate to fully provide for Tenant’s use of the Access Property as provided herein, Landlord shall, at its own cost, obtain and record same and provide Tenant with true and accurate copies thereof. Upon completion of the Access Property (and all documentation relating thereto), Tenant shall have the unimpaired right to use the Access Property as the means of access and egress for all trucks and other vehicles to and from the Premises and parking areas serving same.

(d)    Tenant shall also be entitled to nonexclusive access for all street-legal trucks and other vehicles to and from the Premises and parking areas serving same by means of the driveway to the east of the Land, as depicted on the site plan of the Premises attached hereto as

Exhibit “A-2” (hereinafter referred to as the “Common Area’).

(e)    Tenant and Landlord acknowledge that all or substantially all of the roads and cul-de-sac making up the Access Property may be dedicated to Draper City and become public roads. In the event of and at the time of such occurrence, Landlord shall advise Tenant of same (providing copies of relevant documentation relating thereto) and the term “Access Property” shall automatically be amended to be the remaining portion of the original Access Property that is not dedicated to Draper City.

(f)    Tenant and Landlord acknowledge that Covenants, Conditions and Restrictions in substantially the form set forth in Exhibit “E” (the “CC&Rs”) will be recorded against the Land prior to the sale of the Land by Landlord. Landlord agrees not to make any changes to the CC&Rs that will unreasonably modify Tenant’s rights under this Lease.

2.3    Tenant’s Rights to Use in Common. Tenant shall have the nonexclusive right to use in common with other tenants and occupants of the Park so entitled for access, subject to reasonable rules of general applicability to tenants of the Park from time to time made by Landlord and of which Tenant is given notice, the Access Property and the Common Area. Tenant hereby agrees that Landlord shall have the right, for the purposes of accommodating the other tenants of the Park, to change the configuration and dimensions or to otherwise alter the Access Property and Common Area so long as Tenant’s access to, vehicular traffic flow or maneuverability or use of the Premises is not unreasonably interfered with, altered or restricted thereby. The parking areas (and number of spaces) on the Premises shall not, except by takings by eminent domain, be reduced below the size (and number of spaces) shown on Exhibit “A”. Notwithstanding anything to the contrary contained in this Lease, the Premises shall at all times have commercially reasonable, adequate and direct access to the Common Areas and, upon completion, the Access Property, and through them to the streets adjacent to the Park.

2.4    No Warranty. Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Park, except as provided in this Lease. Tenant acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty whatsoever or at all concerning (a) the safety of the Premises, the Building, the Access Property, the Common Area, the Park or of any part thereof, whether for the use of Tenant or any other person, including Tenant’s employees, agents, invitees, or customers, or (b) the existence or adequacy of any security, fire alarm or sprinkler systems which may be installed or used by Landlord. Any diminution or shutting off of light or view by any structure erected in the Park or on adjacent properties shall in no way affect this Lease or impose any liability on Landlord. All understandings and agreements heretofore made between the parties hereto are merged in this Lease.

ARTICLE 3.     PURPOSE.

3.1    Permitted Use. The Premises are to be used only for the use described in the Fundamental Lease Provisions or for any use allowed pursuant to the CC&Rs upon prior notice to Landlord.

3.2    Restrictions. The parties agree that this Lease is subject to the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way and any other matters or documents of record. Landlord represents that the terms of this Lease do not violate the covenants, conditions, restrictions, easements and right-of-way of record. The Landlord will obtain approval of this Lease by the lender holding a secured interest in the Premises. Tenant has obtained a letter from Draper City acknowledging that Tenant’s use of the Premises for the Use described in Section 1.6 above complies with the Conditional Use Permit formerly granted and which runs with the Land. Landlord represents and acknowledges that said use is in conformance with the CC&Rs Tenant agrees that as to Tenant’s leasehold estate Tenant and all persons in possession or holding under Tenant, will conform to and will not violate the terms of any covenants, conditions or restrictions of record which now encumber the Park, or which may in the future encumber the Park provided they do not unreasonably restrain the use of the Premises by Tenant or unreasonably modify the rights of Tenant under this Lease (the “Restrictions”); and this Lease is subordinate to the Restrictions and any amendments or modifications thereto. The Premises is currently zoned by Draper City as “CBP” for Commercial Business Park. Landlord represents Premises in its current “as-is” condition, is, to the best of Landlord’s knowledge, in compliance with all applicable codes, conditions and regulations governing occupancy of the Premises as contemplated by Tenant. Landlord further represents that to the best of Landlord’s knowledge, the Building is in compliance with the ADA standards in effect at the time the building permit was issued, final inspection was conducted and occupancy was granted.

ARTICLE 4.     TERM. The term of this Lease (herein referred to as the “term of this Lease” or “the term hereof”), shall begin as of the date hereof, and, unless sooner terminated as provided in this Lease, shall continue until one hundred twenty (120) months from the Rent Commencement Date, as defined in the Fundamental Lease Provisions. The estimated possession date is set forth in the Fundamental Lease Provisions (the “Estimated Possession Date”).

ARTICLE 5.     POSSESSION. Landlord agrees to deliver to the Tenant and Tenant agrees to accept from Landlord, possession of the Premises forthwith on the Lease Commencement Date in the condition required hereunder. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or prior to the Estimated Possession Date, this Lease shall not be void or voidable (except as may be expressly provided herein or in any exhibits hereto), nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

ARTICLE 6.     RENT.

6.1    Basic Rent.

(a)    Tenant shall pay to Landlord, as rent for the Premises beginning on the Rent Commencement Date and continuing throughout the term of this Lease, the Basic Annual Rent (sometimes referred to as “Basic Rent”) set forth in the Fundamental Lease Provisions hereof. The Basic Rent shall be payable monthly in advance on or before the first day of each calendar month during the term hereof. Basic Rent for any partial month shall be prorated on a per diem basis based on a 365-day year.

(b)    Landlord and Tenant stipulate and agree for all purposes under this Lease that the floor area of the Premises is 99,931 +/- square feet, notwithstanding any different measurement thereof that may be made hereafter by or on behalf of either party.

6.2    Net Lease; Additional Rent. It is the intent of both parties that the Basic Rent shall be absolutely net to Landlord throughout the term of this Lease, that all costs, expenses, and obligations of every kind relating to the Premises which may arise or become due during the term hereof shall be paid by Tenant, except for those which are specifically imposed upon Landlord pursuant to the terms of this Lease or at law, except as otherwise expressly provided in this Lease. In furtherance thereof, Tenant specifically agrees to pay to Landlord as additional rent, without demand therefor and without offset or deduction, except as expressly provided in this Lease, the expenses and charges set forth below (hereinafter referred to as the “Operating Costs”):

(a)    Except as otherwise expressly provided in this Lease, Tenant shall pay to Landlord for any period occurring during the term of this Lease the total reasonable and actual cost and expense reasonably incurred by Landlord in connection with the ownership, maintenance, repair, replacement and operation of the Premises, and Tenant’s pro rata share of the costs and expenses relating to the Common Area and Access Property, specifically including, without limitation, the costs and expenses for: utilities for lighting and cleaning the exterior of the Premises, the Common Area and the Access Property; watering vegetation; real property taxes and assessments on the Premises, Common Area and Access Property; greenbelt roll-back taxes for the portion of the Land currently under greenbelt status; commercially reasonable premiums for Landlord’s insurance covering the Premises, Common Area and Access Property, including fire and extended coverage on the Building, all risk public liability and property damage, rental abatement insurance, earthquake insurance and such other commercially reasonable insurance as may otherwise be required by the first mortgagee of the Premises or by the Landlord in the exercise of its commercially reasonable discretion; maintenance, repair and replacement (including capital charges as and to the extent provided in this Lease) of pavement, sidewalks, fences, curbs and bumpers, and all exterior directional signs; general maintenance and repair of walls and roofs; such as painting and drain cleaning, as opposed to capital repairs or replacements of these items which are not to be included in Operating Costs: gardening and the maintenance and replacement of landscaping and irrigation systems; striping and line painting; sweeping; sanitary and flood control; removal of snow, ice, trash, rubbish, garbage, and other refuse from exterior; cleaning, repair and replacement of exterior lighting fixtures including bulbs and ballasts; rentals for, machinery and equipment used in such maintenance; management fee (not to exceed two and one-half percent (2 ½%) of Basic Rent and Operating Costs); the cost of supplies and personnel (and salaries, uniforms, workmen’s compensation insurance, group insurance, fidelity bonds and other fringe benefits) directly related on a full time basis to implement such service (or otherwise prorated to reflect the level of service directed thereto); repair of all utility lines; all cost required by a governmental entity for energy conservation, life safety or other purposes or made by Landlord to reduce operating expenses; and, fees required for licenses, permits or other requirements relating to the operation of parking areas. Any of the services which may be included in the computation of the Operating Costs may be performed by subsidiaries or affiliates of Landlord, provided that the contracts for the performance of such services shall be competitive with similar contracts and transactions with unaffiliated entities for the performance of such services in comparable projects in Salt Lake County. Landlord agrees that Landlord will not collect or be entitled to collect Operating Costs from all of the tenants of the Park in an amount which is in excess of one hundred percent (100%) of the costs actually incurred by Landlord in connection with the operation of the Park.

(b)    Tenant shall pay to Landlord the commercially reasonable premium cost of Landlord’s property damage insurance described in Section 16.2 below for any period occurring during the term of this Lease, as and to the extent provided in this Lease.

(c)    Tenant shall pay to Landlord all Real Estate Taxes (as defined below) levied against the Premises, and Tenant’s full and prorata share of the of the Real Estate Taxes relating to the Common Area and Access Property for any period occurring during the term of this Lease, as and to the extent provided in this Lease.

(d)    “Real Estate Taxes” or “Taxes” shall mean and include all general and special taxes, assessments, duties and levies, charged and levied upon or assessed by any governmental authority against the Premises, Common Area and Access Property, including the Land, the Building, any other improvements situated on the Land other than the building, any leasehold improvements, fixtures, installations additions and equipment whether owned by Landlord or Tenant. Real Estate Taxes shall also include the reasonable cost to Landlord contesting the amount, validity, or the applicability of any Taxes mentioned in this Article. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than franchise, transfer, income or profit tax, gift, succession, inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Premises, Common Area or the Access Property or on the act of entering into this Lease or as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Premises, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance alteration, repair, use, or occupancy by Tenant of the

Premises, Common Area or the Access Property, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, permit or other charge, or on or measured by the rents received therefrom, then such new or altered Taxes, regardless of their nature, which are attributable to the land, the buildings or to other improvements within the Park, shall be deemed to be included within the term “Real Estate Taxes” for purposes of this Article, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Premises, the Common Area, the Access Property, the underlying realty or which may be evidenced by improvement or other bonds, or may be paid in annual or semi-annual installments, only the amount of such installment, pro rated for any partial year, and statutory interest, shall be included within the computation of Taxes for which Tenant is responsible hereunder. When possible, Tenant shall cause its trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay to Landlord the Taxes attributable to Tenant within thirty (30) days after receipt of a written statement setting forth the Taxes applicable to Tenant’s property. Notwithstanding anything to the contrary contained in this Lease, if any Real Estate Tax (including, without limitation, betterments and special assessments) imposed on the Premises, Common Areas or the Access Property may be paid in installments, Tenant’s liability to pay all or any share of such Real Estate Taxes under this Section 6.2 shall be determined on the assumption that Landlord has elected to pay that Tax in equal installments over the longest time permitted (regardless of whether Landlord has in fact made such an election), and only those installments (or partial installments) attributable to installment periods (or partial periods) falling within the term of this Lease shall be taken into account in determining Tenant’s obligations under this Lease. In the event Landlord elects to accelerate the payments to the taxing authority but allocates the payments to Tenant under the installment method hereunder, the Tenant shall not be entitled to the benefit of any discount received by Landlord for such early payment.

(e)    Landlord and Tenant acknowledge that initially the Common Area and/or the Access Property may be used by Tenant and no other tenants in the Park. In the event other tenants or occupants of the Park use or begin use of the Common Area and/or the Access Property, the costs and expenses herein described which are incurred with respect to the Common Area or Access Property, as the case may be, shall be prorated on an equitable basis reasonably determined by Landlord. Furthermore, any cost or expenses that may be incurred on a Park-wide basis, such as liability insurance, and taxes and assessments (if separate tax bills are not available), shall be equitably prorated among the various users.

(f)     The Operating Costs shall be reasonably estimated by Landlord for each twelve (12) month period, as Landlord may reasonably determine and shall, where possible, be based upon previous costs and expenses increased by a commercially reasonable inflation factor and anticipated forthcoming extraordinary expenditures relating to Operating Costs allowed to be charged to Tenant hereunder, all of which shall be provided to Tenant with reasonable specificity with Landlord’s initial billing therefor. Tenant shall pay in equal installments in advance on the first day of each calendar month one-twelfth (1/12th) of the Operating Costs for such period and any adjustments to be made as a result of any difference between the amount paid by Tenant and the actual Operating Costs. In the case of a deficiency, Tenant shall remit the amount of such deficiency to Landlord within thirty (30) days of invoice therefor. In the case of a surplus, Landlord shall apply such surplus to the Operating Cost payments next falling due from Tenant hereunder.

(g)     Notwithstanding anything to the contrary contained in this Lease, in no event shall “Operating Costs” include any costs or expenses relating to the following:

1)    leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling, syndication or financing the Building or the Park (or any portion thereof);

2)    legal fees or other expenses incurred in connection with enforcing or negotiating leases or resolving disputes with tenants in the Building or the Park;

3)    costs or expenses incurred by Landlord to construct, prepare, renovate, improve, fixture, repaint, redecorate or perform any other work in any premises leased to an existing tenant or occupant or prospective tenant or occupant of the Building or in the Park, including Tenant, or relocating any tenant or occupant;

4)    expenses for the replacement of any item actually covered by and to the extent of an enforceable warranty;

5)    interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto

6)    any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of Hazardous Materials (as defined in Section 7.3 below) and the cost of defending against claims in regard to the existence or release of Hazardous Materials at the Building or the Park (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this

Lease);

7)    costs or expenses (excluding commercially reasonable deductibles as provided in this Lease) incurred by or on behalf of Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation;

8)    increased insurance or Real Estate Taxes assessed specifically to any tenant of the Building or the Park for which Landlord is or should be entitled to reimbursement from any other tenant;

9)    charges for electricity, water, or other utilities, services or goods and applicable taxes for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay to third parties;

10)    costs of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours;

11)    costs of any work or service performed on an extra cost basis for any tenant in the Building or the Park to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

12)    costs of any work or services performed for any facility other than the Building or Park;

13)    fees or costs paid to a person, firm, corporation or other entity related to or affiliated with Landlord to the extent that such fees exceed the customary range of such fees typically charged for the service;

14)    costs of initial cleaning and rubbish removal from the Building or the Park to be performed before final completion of the Building or tenant space;

15)    costs of initial construction or landscaping of any elements of the Building or the Park;

16)    any capital repairs, improvements or replacements made to the Park or the Premises, by or on behalf of Landlord, except for the amortized portion of the cost of those capital items, properly attributable to the operating year in question, based on generally accepted accounting principles, consistently applied (GAAP), which, in Landlord’s reasonable belief, (a) with respect to capital improvements, are anticipated to result in a reduction in (or minimize increases in) Operating Costs, (b) that are required under any governmental law or regulation enacted after or coming into applicability after the date of this Lease, or (c) are necessary to enhance Building or Park systems, life safety or improve security measures at the

Park;

17)    lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased;

18)    late fees or charges incurred by Landlord due to late payment of expenses;

19)    real estate taxes or taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.);

20)    direct costs or allocable costs (such as real estate taxes) associated with parking operations if there is a separate charge to Tenant, other than tenants or the public for parking;

21)    charitable or political contributions or artwork;

22)    all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once;

23)    any cost associated with operating as an in or out-of-Park management office for the Building, except to the extent included in the management fee permitted hereby;

24)    Landlord’s general overhead, administrative expenses, fees or costs relating to maintaining the existence of the Landlord entity (or related entities, such as, without limitation, annual filing fees) and any other expenses not directly attributable to the operation and management of the Building and the Park (e.g. the activities of Landlord’s officers and executives or professional development expenditures), except to the extent included in the management fee permitted hereby;

25)    salaries of (i) employees above the grade of General Manager (and/or such other title(s) performing property management functions), and (ii) employees whose time is not spent directly in the operation of the Park;

26)    costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred prior to the date of the Lease or imposed or incurred solely as a result of another tenant’s or tenants’ use of the Park or their respective premises;

27)    costs related to public transportation, transit or vanpools;

28)    any property management fee for the Building in excess of two and ½ percent (2.5%) of the gross Basic Rent and Operating Costs of the Building (exclusive of capital expenditures, mark-ups, separate reimbursements by tenants security deposits and interest thereon, etc.) applicable to the Building for the relevant calendar year;

29)    costs or expenses relating to the Structural Elements as defined in Section 9.2(a) below;

30)    fees and costs of repair necessitated by Landlord’s gross negligence or willful misconduct; or

31)    cost to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation, or any Restriction.

(h)    Landlord's books and records pertaining to the calculation of Operating Costs for any calendar year within the term of this Lease may be audited by an authorized representative of Tenant at Tenant's expense, at any time within six (6) months after the end of each such calendar year; provided that Tenant shall give Landlord not less than fifteen (15) days’ prior written notice of any such audit. For purposes hereof, an authorized representative of Tenant shall mean a bona fide employee of Tenant, a reputable accounting firm, or any other party reasonably approved in writing by Landlord. Prior to the commencement of such audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Operating Expenses. Such audit shall be conducted during reasonable business hours at Landlord's office where Landlord's books and records are maintained. If the amount paid by Tenant is determined to be incorrect, Tenant shall cause a written audit report to be prepared by its authorized representative following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord's calculation of Tenant’s pro rata share of Operating Expenses for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. Tenant shall not be liable for any Operating Costs not reported to it by Landlord within one (1) year after the end of the operating year in which such Operating Costs were incurred.

6.3    Taxes on Rent. Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed on Rent or any part thereof by any city, county, state or other governmental body having authority.

6.4    Payment; Late Charges. Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as additional rent in this Lease or any other sum, amount, item or charge payable by Tenant to Landlord pursuant to this Lease (all of which sums together with Basic Rent are sometimes referred to in this Lease as “Rent”) shall be paid to Landlord without deduction or offset, in lawful money of the United States of America and shall be paid at the office of Landlord, or to such other place as Landlord may from time to time designate by written notice to Tenant. Any installment of Rent, other sums or any portion of such installment or other sums required under this Lease to be paid by Tenant which has not been paid within five (5) business days after Landlord’s written notice to Tenant of Tenant’s failure to pay same when due, then Tenant shall pay to Landlord a late charge equal to the lesser of (a) the maximum rate permitted by applicable law or (b) the greater of $250.00 or 3 cents per each dollar overdue. Acceptance of the late charge will not constitute a waiver of Tenant’s default relating to such nonpayment by Tenant nor will it prevent Landlord from exercising all other rights and remedies available to landlord under this Lease or at law. In addition, all past due sums will bear interest at the Default Rate; provided Tenant shall have no obligation to pay interest at the Default Rate as provided in this Section 6.4 unless Tenant fails to pay any such overdue amounts within five (5) business days of written notice from Landlord to Tenant notifying Tenant of its failure to pay any such sum. The “Default Rate” means the rate of 4 percentage points over the Prime Rate. “Prime Rate” means the Prime Rate of interest published in the “Money Rates” column of The Wall Street Journal on the first business day of each month, or a reasonably comparable substitute identified by Landlord. If any check tendered by Tenant to Landlord is not honored on initial presentation, Tenant shall pay Landlord the greater of $50.00 or the amount Landlord’s bank charges Landlord for processing such returned check, and thereafter Landlord shall have the right to require Tenant to make subsequent rent payments in cash, money order or cashier’s check.

6.5    Commencement Date for Additional Rent. Tenant’s obligation to pay the Additional Rent shall begin on the Rent Commencement Date, with the exception of (a) all utilities used on the Premises which shall be payable by Tenant beginning on the Lease Commencement Date, and (b) the greenbelt roll-back taxes which shall be payable by Tenant within 30 days of assessment.

ARTICLE 7. USE OF PREMISES.

7.1    Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which will in any way increase the existing rate or affect any policy of fire or other insurance upon the Premises or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other lessees or occupants of the Park, injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Notwithstanding any provision herein to the contrary, Tenant shall not bring into the Premises any heavy equipment or articles which would exceed the load bearing capacity of the floor of the Premises; provided

Landlord acknowledges that Tenant shall have the right, in accordance with Article 8 below, to remove and replace, or reinforce, as the case may be, a portion or portions of the floor and slab in order to install Tenant’s manufacturing equipment and fixtures. Without limiting the generality of the foregoing, Tenant shall not overload the floors or damage or deface or otherwise commit or suffer to be committed any waste, abuse, deterioration or destructive use in or upon the Premises. Tenant shall hot place any sign or advertisement (excluding reasonable identification signage in accordance with Section 30 below) upon any exterior wall, door or window without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2    Compliance With Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or government rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted related to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts which shall be effected by Landlord at its sole cost and expense. The final judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant. Subject to all of the terms and conditions of this Lease, including, without limitation, Sections 3.2, 9.2 and Exhibit B, Tenant hereby accepts the Premises in the condition existing as the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the Premises.

7.3    Hazardous Materials.

(a)    For purposes hereof, “Hazardous Materials” shall mean any and all flammable explosives, radioactive material, hazardous waste, toxic substance or related material, including but not limited to, those materials and substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substances” in the Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all local, state and federal laws, statues, rules and regulations relating to industrial hygiene, environmental protection, or the use analysis, generation, manufacture, storage, disposal, or transportation of any Hazardous Material, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 39 U.S.C. Section 1801, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Clean Water Act 33 U.S.C. Section 1251 et seq.; the Clean Air Act 42 U.S.C. Section 7401 et seq.; including all amendments thereto, replacements thereof, and regulations adopted and publications promulgated pursuant thereto.

(b)    Tenant agrees that during the term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Premises or the Park including, but not limited to, the Environmental Laws, relating to or arising from Tenant’s use or occupancy of the Premises or the Park. Tenant further agrees that during the term of this Lease, there shall be no use, presence, disposal, storage, generation, release, or threatened release of Hazardous Materials on, from or under the Premises or the Park in violation of Environmental Laws by Tenant or any party for which Tenant is responsible. Tenant further covenants that it will immediately notify Landlord of any environmental concern raised to it by a private party or governmental agency as it relates to the Premises or Tenant’s use of the Park; and immediately notify Landlord of any hazardous waste spill of which Tenant becomes aware. In the event of a violation hereof relating to Tenant’s obligations hereunder, Tenant shall immediately proceed, at Tenant’s expense, to remedy same in accordance with all Environmental Laws. Failure of Tenant to commence clean up activities within ten (10) business days after receipt of notice to so do shall result in a default under this Lease. Landlord shall, thereafter, have the right, but not the obligation, upon the applicable notice and opportunity to cure, to remedy any environmental violation upon the Premises or any environmental violation upon the Park, in either case caused by Tenant or any party for which Tenant is responsible, and Tenant shall promptly reimburse Landlord for all costs relating thereto. Landlord further retains the right, in its sole, but reasonable discretion, to conduct any environmental tests should Landlord suspect a violation hereunder to exist, subject to the terms and conditions of this Lease.

(c)    Tenant agrees to indemnify, defend, protect and hold harmless Landlord, its directors, officers, employees, partners, and agents from and against any and all losses, claims, demands actions, damages, penalties, liabilities, costs and expenses, including all attorney’s fees and legal expenses, arising out of any violation or alleged violation by Tenant of any of the laws or regulations referred to in this Article, or breach by Tenant (or any party taking by or through Tenant) of any of the provisions of this Article. Tenant’s obligations under this Article shall survive the expiration or earlier termination of the term of this Lease.

(d)    Tenant acknowledges that Landlord purchased the Premises in 2007. Landlord represents that to the best of Landlord’s knowledge, as of the Lease Commencement Date the Premises are not in violation, nor have they been in violation of any applicable federal, state or local law, ordinance or regulation relating to the environmental conditions, on, under or about the Premises, except as otherwise provided in the environmental report provided by Landlord to Tenant. If, at any time during the terms of this Lease, the Premises or the Park is found to be contaminated as a result of Hazardous Materials existing on the Premises or the Park prior to the date of this Lease, or as a result of any acts or omissions of Landlord or any other party, other than Tenant or any party for whom Tenant is responsible, Landlord agrees to remedy same in accordance with all Environmental Laws (or pursue action against the applicable responsible party(ies) for such remediation). In the event: (i) Tenant’s business operations at the Premises or in the Park shall be significantly and adversely affected as a result of the presence of any Hazardous Materials in, on or under the Premises or the Park which are pre-existing, or present as a result of any acts or omission of Landlord or any other party, other than Tenant or any party for whom Tenant is responsible; or (ii) Tenant’s business operations at the Premises or any portion thereof shall be significantly and adversely affected by any governmental authority as a result of the presence therein of any Hazardous Materials in, on or under the Premises or the Park which are pre-existing or present as a result of any acts or omissions of Landlord or any other party, other than Tenant or any party for whom Tenant is responsible; or (iii) Tenant’s business operations shall be significantly and adversely affected at the Premises or vehicular access shall be significantly and adversely affected to and from the Premises as a result of any work of removal, repair, restoration or other construction work performed in connection with the removal of any such Hazardous Materials which are pre-existing or present as a result of any acts or omissions of Landlord or any other party, other than Tenant or any party for whom Tenant is responsible, or any combination thereof, then and in any such event, the Basic Rent, Additional Rent and other charges payable under this Lease shall be proportionately abated during such time as any such interference or prohibition remains in effect. In the event only a portion of the Premises is not operational as a result of the restoration work, the abatement shall reflect only a pro rata share of the Basic Rent, Additional Rent and other charges. If such interference or prohibition shall continue in effect for a period of six (6) months, Tenant shall have the right to terminate this Lease by written notice sent to Landlord at any time after the expiration of such six (6) month period, but before the interference or prohibition is ended. Landlord shall promptly initiate and diligently prosecute to completion any action which may be necessary to abate the condition(s) which gave rise to the interference or prohibition.

ARTICLE 8. ALTERATIONS.

8.1    Consent. Tenant shall not make or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant, at its own cost and expense and without Landlord’s prior consent, may from time to time erect, replace, remove and relocate such racking systems, shelves, bins (in which event Tenant shall have the right to relocate and/or install additional ceiling hung light fixtures), shelves, bins, material handling equipment, manufacturing equipment and machinery, battery charging systems, emergency generator or UPS, security apparatus to secure Tenant’s parking area(s), clean room equipment and appurtenances, communication equipment and data and communication lines, warehouse identification inventory signage, identification signage at each loading door, and such other machinery, furnishings, equipment and trade fixtures used in the ordinary course of its business provided that such items do not materially and adversely alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without material injury to the Premises, and the construction, erection, and installation thereof complies with all applicable laws. Landlord acknowledges and agrees that Tenant’s use of the Premises may involve the installation and operation of a clean room (or rooms) and ancillary equipment relating thereto and removing and replacing, or reinforcing, as the case may be, a portion or portions the floor and slab in order to install Tenant’s manufacturing equipment and fixtures. Tenant acknowledges that Landlord shall have no responsibility for the repair or replacement of any of Tenant’s specialized improvements, including those improvements made to the slab, walls or structure of the Building.

8.2    Plans. If required in order to obtain the necessary permits and approvals, Tenant shall submit working drawings, prepared or stamped by an architect licensed in the state in which the Park is located, for any such alterations, additions or improvements, to Landlord for Landlord’s prior written approval and in accordance with Exhibit “B” attached hereto.

8.3    Performance. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense and selection by Tenant of any contractor or person to construct or install the same shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Such work shall be performed in a good and workmanlike manner, in accordance with the terms set forth in Exhibit “B,” and Tenant shall diligently prosecute such construction to completion. Tenant shall have the work performed in such a manner so as not to (a) materially obstruct the access of any other tenant in the Park, (b) interfere with the rights of quiet enjoyment of the premises of the other tenants in the park, or (c) damage any portion of the Building, Park, Common Area or Access Property.

8.4    Liens Not Permitted. Tenant shall keep the Premises, Common Area, Access Property and the Park free from any liens arising out of any work performed by, materials furnished to or obligations incurred by Tenant. In the event a mechanic’s or other lien is filed against the Premises, Common Area, Access Property or the Park as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien, claim or demand, indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien notice from Landlord. If Tenant fails to so bond or otherwise obtain a discharge of release of any such lien, Landlord may, upon applicable notice and cure period, pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including reasonable attorney’s fees, for any such expense, as additional rent, within thirty (30) days of invoice therefor.

8.5    Action Upon Expiration. Tenant shall deliver the Premises to Landlord at the expiration or earlier termination of this Lease in the condition of the Premises following any demolition of the office space existing on the date of this Lease and prior to any Tenant specialized improvements upon the date Tenant received possession from the Landlord reasonable wear and tear and damage by casualty and taking excepted, provided, however, Tenant shall not be required to remove or restore any office improvements constructed by or on behalf of Tenant in the Premises or any improvements to the power or fiber supplied to the building, but Tenant will be required to make safe and patch and repair work to all access points, and provided further that Landlord shall advise Tenant at the time of Landlord’s consent thereto whether Tenant’s specialized improvements will need to be removed at or prior to the expiration or earlier termination of this Lease. The Tenant shall also deliver the Premises in good and sanitary order, condition and repair, free of rubble and debris, and shall repair all damage to the floors of the Premises arising out of Tenant’s use or exiting and vacating the Premises, reasonable wear and tear, damage by casualty and condemnation excepted. Landlord may, not more than sixty (60) business days prior to the expiration of this Lease, assemble a detailed punch list (the “Punch List”) setting forth Landlord’s expectation of the “scope of work” for the Premises, or any part thereof, to restore the Premises to its required condition hereunder, and shall promptly provide a copy of same to Tenant. Tenant further agrees to participate with Landlord in a final inspection of the Premises within five (5) business days after Tenant has vacated the Premises, at which time the Punch List shall be updated, reviewed and confirmed. Landlord and Tenant shall work in good faith to resolve any disagreement on any of the Punch List items. Tenant shall, prior to the termination or expiration of the Lease, complete the repairs and restore said Premises or the designated portions thereof as the case may be, to the required condition, entirely at Tenant’s own expense. All items identified in the original Punch List (absent disagreement among the parties) shall be completed prior to the termination or expiration of the Lease. All items discovered in the final inspection (absent disagreement) shall be completed within five (5) business days after the final inspection. Tenant may negotiate a cash settlement from Tenant based upon the agreed to value of the items involved in the scope of work set forth in the Punch List, or any portion thereof and the cost of such work. In the event the parties agree to a cash settlement option, Tenant shall not be required to perform the remedial work for which the cash settlement relates. Prior to termination of this Lease, Tenant will provide, at Tenant’s sole cost and expense a certification of the HVAC system by a contractor reasonably acceptable to Landlord. In the event said certification indicates any deferred maintenance or other conditions other than normal wear and tear, Tenant shall promptly cause any such conditions to be remedied prior to the termination of the Lease at Tenant’s sole cost and expense, by a contractor acceptable to Landlord. All damage to the Premises caused by the removal of trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination, unless otherwise agreed between the parties as a result of the cash settlement. In the event Tenant fails to restore the Premises prior to the termination or expiration date of this Lease, Landlord may (but shall not be obligated to) give Tenant notice to do such acts as are reasonably required to so restore and maintain the Premises. In the event Tenant shall fail to comply with its removal and restoration requirements hereunder prior to the termination or expiration date of this Lease, then upon notice to Tenant, Landlord shall have the right to do such acts and expend such funds, at the expense of Tenant, as are reasonably required to perform such work, and Tenant shall reimburse Landlord for such costs and expenses, together with a supervision and administrative charge of fifteen percent (15%) of all costs and expenses, within thirty (30) days after Landlord’s delivery to Tenant of a detailed invoice setting forth the associated charges.

8.6    Roof Rights. Subject to review and approval by Landlord’s structural engineers,

Tenant shall have the exclusive right, from time to time, to install, operate and maintain various equipment, including but not limited to, supplemental HVAC and clean room equipment, and antenna and communication equipment, on the roof of the Building (“Roof’) in compliance with all of the terms and conditions of this Lease. Any such equipment shall be installed at a location on the Roof reasonably approved by Landlord. Prior to installing such equipment, Tenant shall submit to Landlord plans and specifications for the installation thereof (the “Plans”) for approval by Landlord and Landlord’s structural engineers, not to be unreasonably withheld, conditioned or delayed. The Plans shall show the location of the equipment on the Roof, the location and type of all cabling and lines, the way the equipment will be placed on the Roof and any other information reasonably requested by Landlord. Prior to installing the equipment, Tenant shall obtain and provide to Landlord any required governmental and quasi-governmental permits, licenses, which Tenant shall obtain at its own cost and expense. Tenant shall repair and restore any damage caused by the installation or maintenance of the equipment.

ARTICLE 9. MAINTENANCE AND REPAIRS.

9.1    Tenant’s Obligations.

(a)    Tenant shall, at all times during the term hereof, and at Tenant’s sole cost and expense, keep, maintain and repair the Premises in good and sanitary order and condition and repair, including, without limitation, interior surfaces of the ceilings, walls and floors located within the Premises, replacement of all broken or damaged glass, replacement of light globes or tubes, doors, window casements, heating, air conditioning and ventilating systems servicing the Premises, plumbing, pipes, electrical wiring conduit, interior partitions, fixtures, leasehold improvements and alterations. With respect to the HVAC systems servicing the Premises, Tenant shall enter into a maintenance service contract for the quarterly inspection, and the ongoing maintenance and repair of the HVAC system at the cost and expense of Tenant.

(b)    Tenant agrees to enter into a maintenance service contract with a contractor approved by Landlord, for the quarterly inspection and maintenance of the gas and electrical systems servicing the Premises. Tenant shall cause said contractor to provide Landlord with copies of the quarterly inspection and maintenance reports and invoices.

(c)    Except for Landlord’s repair and maintenance obligations set forth in Section 9.2 below and subject to Section 15.3, Tenant agrees to repair any damage to the Premises, the Building, the Common Area, the Access Property or the Park, caused by Tenant or any party taking by or through Tenant in connection with (i) the use of the Premises, Common Area, Access Property, or other portions of the Park, (ii) the moving by Tenant or its employees or agents into the Premises, or (iii) the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinet work, furniture, movable partition or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at the Tenant’s sole cost and expense.

(d)    In the event Tenant fails to maintain the Premises in good order, condition and repair, or to repair damage as provided above, Landlord may (but shall not be obligated to) give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event that after such notice Tenant shall fail to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant within thirty (30) days after demand.

9.2    Landlord’s Obligations.

(a)    Landlord shall, at its sole cost and expense (except as expressly set forth in Subsection (b) below), keep and maintain in good condition and repair, the exterior walls, steel columns, structural girders, bar joists, foundation, slab (except for general floor maintenance such as sealing and caulking floor joints and repairing spalling), and roof (including roof coverings and structural components thereof) of the Building (collectively referred to herein as the “Structural Elements”) which obligation(s) shall include repairs and replacements, as reasonably needed. To the best of Landlord’s knowledge, as of the date the Tenant receives possession of the Premises, the Structural Elements and all existing building systems, are in good working order condition and have complied with the reasonable requirements of Tenant’s insurance carrier. Subject to the terms and conditions of this Lease, by entering into the Premises, Tenant shall be deemed to have accepted the Premises in “as-is” condition and as being in good and sanitary order, condition and repair, and Tenant agrees that on the last day of said term or sooner termination of this Lease to surrender the Premises with appurtenance in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements is excepted. Tenant shall be responsible for maintaining in good condition and repair any portion of any of the Structural Elements and building systems which are installed, materially altered or replaced by or under the direction of Tenant.

(b)    Landlord shall pay (subject to the right of reimbursement for Operating Costs as provided in this Lease relating to only general maintenance and repair of walls and roofs, such as painting and drain cleaning, as opposed to capital repairs and replacements of these items which are not to be included in Operating Costs, except as expressly provided otherwise in Section 6.2(g)(16)) for maintenance, repair and replacement of the Structural Elements of the Building so long as the need for same does not result from any wrongful or negligent act or omission of Tenant or its employees, invitees or licensees. The cost of any such service which becomes necessary as a result of any such act or omission shall be borne by Tenant. Apart from routine maintenance and inspection, Landlord shall not be required to make any repairs unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have a reasonable period of time thereafter within which to commence and complete said repairs. Landlord shall act within seventy-two (72) hours after receipt of written notice and shall pursue to completion with due diligence; provided however, Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the deliberate act or omission of Landlord, its servants, agents, or employees or anyone permitted by it to be in the Park, or through it in any way, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord on demand. Tenant waives all rights it may have under law to make repairs at Landlord’s expense.

(c)     Landlord shall also keep and maintain in good order and condition and repair (including replacements as necessary) the Common Areas and Access Property, the retention/detention ponds, the non-public utility lines and conduits, the non-public storm and sanitary sewer systems, asphalt parking areas, alleys, driveways and roadways, lighting facilities and fixtures, serving the Park and Premises, the cost for which shall be included in Operating Costs as and to the extent provided herein.

(d)     Landlord acknowledges that as a result of the medical devices and blood management products that may be stored and/or manufactured by Tenant at the Premises, there may be certain quality control and maintenance related requirements imposed by the U.S. Food and Drug Administration and other applicable governmental, quasi-governmental and industry or trade agencies or monitoring organizations. Accordingly, in the event Tenant has provided Landlord written notice of a specific deficiency in the Landlord’s maintenance or repair obligations for the Premises and Landlord has failed to remedy the deficiency within 30 days of the date of written notice by Tenant of the specific nature of the deficiency, or in the event the deficiency cannot reasonably be remedied within 30 days and Landlord fails to take action to remedy the deficiency within such 30 days and diligently prosecute it to completion, Tenant may, at its option and its cost, upon not less than sixty (60) days written notice, take over and be responsible for all of the maintenance and repairs of the Premises as provided in this Section 9.2 above in which event Tenant shall no longer be responsible for reimbursing Landlord for the Operating Costs relating thereto. Tenant shall have the right, upon not less than ninety (90) days prior written notice to Landlord, to require Landlord to assume again its obligations under this Section 9.2 with respect to the maintenance and repair of the Premises, and thereafter the applicable provisions of Paragraph 4.1 shall again be in full force and effect. Tenant’s option to take over the maintenance and repairs, as provided herein, shall not be assignable and shall not be available to any successor, assign or subtenant of Tenant hereunder except in connection with a transfer under Section 13.1 (b) herein.

(e)     Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to a proportionate abatement of Basic Rent in the event of a Landlord Service Interruption (as defined below). For the purposes hereof, a “Landlord Service Interruption” shall occur in the event (i) the Premises shall lack any service, benefit or utility or there shall be an interruption of same which Landlord is required to provide hereunder thereby rendering the Premises untenantable for the entirety of the Landlord Service Interruption Cure Period (as defined below), (ii) such lack of service, benefit or utility or interruption was not caused by Tenant, its employees, contractors, invitees or agents; (iii) Tenant in fact ceases to use the entire Premises for the entirety of the Landlord Service Interruption Cure Period; and (iv) such interruption of service was the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption is within the Landlord’s reasonable control. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as fifteen (15) consecutive days after Landlord’s receipt of written notice from Tenant of the Landlord Service Interruption. In such case, Tenant shall be entitled to a proportionate abatement of rent as aforesaid. Without limiting the foregoing, if any Landlord Service Interruption continues for a period in excess of one hundred twenty (120) consecutive days, Tenant shall have the option to terminate this Lease upon written notice to Landlord.

ARTICLE 10. RIGHTS RESERVED TO LANDLORD

10.1 Entry. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times upon reasonable notice to inspect the same or to perform any obligation of Tenant hereunder which Tenant has failed to perform satisfactorily (subject to applicable notice and cure periods), to exhibit the Premises to prospective purchasers or, in the last nine (9) months prior to the expiration of the Lease Term, tenants, to place upon the Premises any usual or ordinary signs advertising the availability of the property for sale or, in the last nine (9) months prior to the expiration of the Lease Term, lease, to post and maintain notices of nonresponsibility, or any other notice, deemed necessary by Landlord for the protection of its interest, to maintain or repair the Premises or to alter, improve, maintain or repair any other portion of the Building, specifically including its mechanical, electrical and telephone systems, all without being deemed guilty of any eviction of Tenant and without abatement of Rent, and may, in order to carry out such purposes, upon reasonable notice to Tenant, erect scaffolding and other necessary structures on the exterior of the Building where reasonably required by the character of the work to be performed as well as keep and store upon the exterior of the Premises all tools, materials and equipment necessary for such purposes, provided that Landlord shall coordinate its efforts with Tenant and use commercially reasonable efforts to minimize such work so that the business, use or operations of Tenant at or about the Premises shall not be unreasonably interfered with or disrupted. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes, secure rooms, clean rooms and areas and facilities as may be from time to time designated by Tenant, or as otherwise prohibited or restricted due to US FDA or client requirements, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises.

10.2 Relocation. [Intentionally deleted]

10.3 Transfer of Landlord’s Interest. In the event Landlord transfers its interest in the

Premises, Landlord shall be relieved of all obligations accruing hereunder after the effective date of such transfer, including any obligations arising out of any act, occurrence or omission relating to the Premises or this Lease which occur after the consummation of such transfer, it being understood and agreed in such event that the person succeeding to Landlord’s ownership of said interest shall thereupon and thereafter assume, perform and observe, any and all of such covenants and obligations of Landlord..

10.4 Right to Obtain Estoppel Certificate. The parties hereto each agree at any time and from time to time upon not less than twenty (20) days prior request by the other, to (a) execute, acknowledge and deliver to the requesting party a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Rent and other charges have been paid in advance, if any, (it being intended that any such statement delivered pursuant to this subparagraph may be relied upon by a prospective purchaser, mortgagee or assignee of any mortgage of the Premises), and (iii) acknowledging that to such party’s knowledge there are not any uncured defaults on the part of Landlord and/or Tenant hereunder, or specifying such defaults if they are claimed, and/or (b) execute any mutually satisfactory document or provide any statement as reasonably required by such party or its lender provided such document shall not affect the rental, term, benefits, obligations or liabilities of or under this Lease. Either party’s failure to deliver such statement within such time shall be a binding agreement of such party (i) that this Lease is in full force and effect, without modification except as may be accurately represented by the requesting party, (ii) that there are no uncured defaults in such party’s performance hereunder, and (iii) that not more than one monthly installment of the Basic Rent has been paid in advance.

10.5 Building Name Change. Landlord reserves to itself and shall at any and all times have the right to change the name or street address of the Premises or the Building. In the event
Landlord changes the street address of the Premises or Building, Landlord agrees to give Tenant reasonable advance notice and to assist Tenant in the cost of preparing new letterhead, business card, shipping labels, etc. (not to exceed $500.00).

10.6 Signs. Landlord reserves to itself and shall at any and all times have the right to install and maintain signs on the Land and the exterior of the Building, subject to Tenant’s prior approval, not to be unreasonably withheld, delayed or conditioned. Landlord agrees to include Tenant’s name in any way finding signage system that Landlord installs and directories for the portion of the Park in which the Building is located.

10.7 Other Tenancies. Landlord reserves to itself and shall at any and all times have the right to effect such other tenancies in the Park as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Park. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall during the term of this Lease occupy any space in the Park.

10.8    Work in or Near Premises. Landlord reserves to itself and shall at any and all times have the right to do or permit to be done any work in or about the exterior of the Building; provided Landlord shall provide reasonable advance notice of same (where practical) and Landlord shall coordinate its efforts with Tenant and use commercially reasonable efforts to minimize such work so that the business, use or operations of Tenant at or about the Premises shall not be unreasonably interfered with or disrupted. Landlord shall also have the right to access the Building for purposes of meeting its obligations pursuant to Section 9.2 above, provided Landlord shall provide reasonable advance notice of same (where practical) and Landlord shall coordinate its efforts with Tenant and use commercially reasonable efforts to minimize such work so that the business, use or operations of Tenant in or about the Building shall not be unreasonably interfered with or disrupted

10.9    Landlord’s Use of Ceiling Space. Landlord, Tenant or a utility company shall have the right, subject to Landlord’s and Tenant’s written approval (not to be unreasonably withheld, conditioned or delayed), to run utility lines, pipes, roof drainage pipes, conduit, wire, duct work and other related facilities where necessary, above ceiling space or in other non-public parts of the Premises, and to maintain same in a manner which does not interfere with Tenant’s use thereof.

10.10    Directories. Tenant hereby agrees that Landlord and its affiliates may include the name and logo of Tenant on any directory or listing of tenants and Landlord may include, same in Landlord’s marketing and public communications about Landlord’s properties or the financing thereof. Landlord agrees to include Tenant in the directories described in Exhibit D attached hereto.

10.11    Non-Recourse. The obligations of Landlord under this Lease do not constitute personal obligations of the individual entities which comprise Landlord nor their respective partners, members, directors, officers or shareholders, and Tenant shall look solely to the real estate that is the subject of this Lease (or the income or proceeds therefrom) and to no other assets of the entities comprising Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual entities which comprise Landlord nor against their respective partners, members, directors, officers or shareholders nor against any of their personal assets for such satisfaction other than the Park or the Building or any interest they may have in or to the Park or the Building or any portion thereof.

ARTICLE 11.    ABANDONMENT. In the event Tenant shall (i) be in default under the terms of this Lease, and abandon, vacate or surrender the Premises, or (ii) be dispossessed by process of law, any personal property belonging to Tenant and left on the Premises thereafter shall be deemed to have been abandoned.

ARTICLE 12.    LIENS. Should any mechanic’s or other liens be filed against the Premises by reason of Tenant’s acts or omissions or because of a claim against Tenant or against Tenant’s agents or contractors, Tenant shall cause the same to be canceled and discharged of record and shall indemnify, defend and hold Landlord harmless from any such lien and shall deal with any such lien in accordance with the terms of Article 8 above.

ARTICLE 13. ASSIGNMENT AND SUBLETTING.

13.1    When Landlord’s Consent is Required.

(a)    Except as otherwise provided in Section 13.1(b) below, Tenant acknowledges and agrees that it has entered into this Lease in order to acquire the Premises for its own current use and not for the purpose of obtaining the right to convey the leasehold to others. Tenant shall not assign, license, transfer, mortgage, hypothecate, or otherwise encumber all or any part of this Lease or any interest therein, or sublet the Premises or any part thereof to occupy or use the Premises or any portion thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s consent shall not be deemed unreasonably withheld if the proposed new tenant is anyone with whom Landlord has actively negotiated for a direct lease within the preceding nine (9) months, anyone with whom Landlord is actively negotiating a direct lease at the time of such proposed assignment of sublease, or any current occupant or tenant of the Park, provided Landlord has available space to accommodate such party; or if in Landlord’s reasonable opinion the business operation conducted on the Premises, if different from the Use set forth in Section 1.6 above or a use not approved pursuant to the CC&Rs, will materially adversely affect the Premises, the Park or other tenants during the term of the Lease by such proposed assignment, license, transfer, mortgage, encumbrance or subletting. Acceptance of rent by Landlord of Tenant or Assignee shall not be deemed approval or acceptance of assignment or subletting. Tenant shall remain liable for all terms and conditions of this Lease Agreement at all times even upon Lease assignment or subletting. Any assignment or subletting by Tenant without Landlord’s consent shall be a default by Tenant hereunder.

(b)     Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises, without the consent of Landlord, to (i) any entity resulting from a merger or consolidation, (ii) any entity succeeding in the business and assets of Tenant; (iii) any subsidiary or affiliate of Tenant, or (iv) any entity which controls, is controlled by or is under common control with Haemonetics Corporation, provided that the involvement by Tenant in any of the foregoing will not result in a material reduction of the “Net Worth” of Tenant, as hereinafter defined, from the Net Worth of Tenant at the time of the execution of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said net Worth of Tenant was or is less. “Net Worth” of Tenant for purposes of this section shall be the net worth of Tenant established under generally accepted accounting principles consistently applied at the time of Tenant’s most recent audited financial statement. Any transaction related to this Subsection 13.1(b) shall not be subject to recapture as provided in Section 13.3 or profit sharing as provided in Section 13.4.

(c)    Tenant shall continue to be liable for all obligations of Tenant hereunder,

notwithstanding any assignment by Tenant.

13.2    Tenant’s Application. In the event that Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof except as provided in Section 13.1(b) above, Tenant shall submit to Landlord at least fifteen (15) business days prior to the proposed effective date of the assignment of sublease (“Proposed Effective Date”), in writing: (a) a request for permission to assign or sublease, setting forth the Proposed Effective Date, which shall be no less than 15 business days nor more than 90 days after the sending of such notice; (b) the name of the proposed subtenant or assignee; (c) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (d) the name of the guarantor, if any, of the proposed subtenant or assignee; (e) the terms and provisions of the proposed sublease or assignment; (f) current financial statements of the proposed subtenant or assignee and the guarantor, if any, audited, if available, otherwise certified by an officer or member thereof, and (g) the fee for review pursuant to Section 13.5 below. Landlord shall respond to such request for consent within fifteen (15) business days following Landlord’s receipt of all information required with respect to such proposed sublease or assignment.

13.3    Recapture. If Tenant proposes to assign this Lease, Landlord may, at its option, exercisable upon written notice to Tenant within 15 business days after Landlord’s receipt of the notice from Tenant, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or substantially all of the Premises for all or substantially all of the remaining Lease term, Landlord may, at its option, exercisable upon written notice to Tenant within 15 business days after Landlord’s receipt of the notice from Tenant, elect to recapture such portion of the Premises as Tenant proposes to sublease and, upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. Notwithstanding the foregoing, if Tenant notifies Landlord of its intent to assign this Lease or sublet (or otherwise grant occupancy rights in and to) all or a portion of the Premises prior to marketing the Premises, Landlord shall have the option as aforesaid exercisable by written notice to Tenant given within fifteen (15) business days after Landlord’s receipt of Tenant’s notice of intent. If Landlord elects not to exercise said option, then Landlord will be deemed to have waived the option with respect to Tenant’s request for consent to assign the Lease or sublet the Premises that is the subject of Tenant’s notice of intent, but not with respect to subsequent assignments or subleases.

13.4    Payments to Landlord. If Landlord does not elect to recapture the Premises pursuant to Section 13.3 above, and if Tenant effects an assignment or sublease pursuant to this Article 13, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to fifty percent (50%) of: (a) any rent or other consideration paid directly or indirectly to Tenant by any proposed transferee, which, after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alteration costs, commissions and legal fees, is in excess of the rent allocable to the transferred space which is then being paid by Tenant to Landlord pursuant to this Lease; and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment. Any such sums payable will be payable to Landlord at the time the next rental payment is due.

13.5    Fee for Review. In the event Tenant shall request to assign, transfer, mortgage, pledge, hypothecate, encumber this Lease or any interest therein, sublet the Premises or any part thereof, or review or consent to any requests by Tenant’s lenders, Tenant shall pay to Landlord a non-refundable fee of up to $1,500.00 for Landlord’s time and processing efforts, and for reasonable expenses incurred by Landlord in reviewing such transaction. Tenant shall pay such expenses to Landlord within thirty (30) days after written request therefor and such payment shall be a condition to any approval by Landlord.

13.6    [Intentionally Deleted]

ARTICLE 14. PARKING, COMMON AREA AND ACCESS PROPERTY.

14.1    Parking. Tenant shall have the exclusive right to use parking spaces in the parking area provided by Landlord on the Land at no additional cost throughout the Lease Term, subject to such reasonable written rules and regulations as Landlord may impose from time to time. Nothing contained herein shall be deemed to create any liability or responsibility upon Landlord for any damage to motor vehicles of Tenant, its customers, invitees and employees or for loss of property from within such motor vehicles, unless caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant shall have no right to use any parking spaces in the Park other than on the Land. Notwithstanding anything to the contrary contained in this Lease, the Premises shall always be served, at no additional cost to Tenant, by not less than One Hundred Thirty-Five (135) automobile spaces, as depicted on Exhibit A-1. Tractor trailer parking will be limited to the truck dock area located on the south side of the Building which Tenant has exclusive use thereof.

14.2    Rules and Regulations. Landlord shall have the right, through reasonable rules, regulations and/or restrictive covenants promulgated or modified by it from time to time, to control use and operation of the parking on the Land and the use of the Common Area and Access Property in order that the same may occur in a proper and orderly fashion; provided, however, that any such promulgated or modified rules, regulations and/or restrictive covenants shall not discriminate against Tenant in favor of other tenants or portions of the Park and shall be provided to Tenant in writing; and provided further, that Landlord’s rules and regulations shall not materially adversely affect Tenant’s use and enjoyment of the Premises pursuant to the Lease or be inconsistent with any provision of this Lease, and that in the event and to the extent of any such inconsistency, the Lease shall control.

14.3    Changes. Landlord reserves the right to change from time to time the dimensions and location of the Common Area and Access Property and to construct additional buildings, modify existing buildings or make other improvements in the Park so long as Tenant’s access to, vehicular traffic flow, or use of the Premises is not unreasonably interfered with, altered or restricted thereby.

ARTICLE 15. INDEMNITY AND WAIVER.

15.1    Assignment of Risk. This Article 15 is written and agreed to in respect of the intent of the parties to assign the risk of loss whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance, except as otherwise expressly provided.

15.2    Release and Waiver. Landlord and Tenant release each other, and their respective authorized representatives, from, and each hereby waives as to the other, any claims for damage to the Premises, the Building, the Park, and to the fixtures, personal property, improvements and alterations of either Landlord or Tenant, in, on or about the Premises, the Building, and the Park, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

15.3    Waiver of Subrogation. Each party shall cause each such property insurance policy obtained by it (including any self insurance) to provide that the insurance company (or self insured) waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any other risks insured against or required to be insured against under any property insurance policy carried or required to be carried under the terms of this Lease. If any such insurance policy cannot be obtained with a waiver of subrogation without payment of an additional premium charge above that charged by the insurance companies issuing such policies without waiver of subrogation, the party obtaining such insurance shall pay such additional premium to its insurance carrier requiring such additional premium. It is understood that subrogation waivers may be operative only as long as such waivers are available in the State of Utah. In the event subrogation waivers are allegedly not operative in such State, notice of such fact shall be promptly given by party obtaining the insurance in question to the other party and the parties shall reasonably cooperate to obtain the comparable benefit of such a waiver.

15.4    Indemnification. Tenant, as a material part of the consideration to be rendered to Landlord, shall indemnify, defend, protect and hold harmless Landlord (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and mortgagees) from and against all claims of whatever nature arising from: (a) any accident, injury, damage or loss whatsoever caused to any person or property during the Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, and occurring in the Premises, or arising out of the use and occupancy of the Premises by Tenant and Tenant’s contractors, licensees, invitees, agents, servants or employees (“Tenant’s Agents”); or (b) any accident, injury, damage or loss occurring outside of the Premises (i.e., on the Common Areas or Access Property), where such accident, injury, damage or loss results or is claimed to have resulted from the negligent act or omission of or willful misconduct of Tenant or Tenant’s Agents. Landlord, as a material part of the consideration to be rendered to Tenant, shall indemnify, defend, protect and hold harmless Tenant (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and mortgagees) from and against all claims of whatever nature arising from: (x) any accident, injury, damage or loss whatsoever caused to any person or property during the Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, and occurring on or about the Premises, and arising out the negligent act or omission of or willful misconduct of Landlord or Landlord’s contractors, licensees, invitees, agents, servants or employees (“Landlord’s Agents”); or (y) any accident, injury, damage or loss occurring outside of the Premises, where such accident, injury, damage or loss results or is claimed to have resulted from the negligent act or omission of or willful misconduct of Landlord or Landlord’s Agents. Nothing contained herein shall obligate Tenant to indemnify Landlord against the negligence or willful acts of Landlord or Landlord’s Agents and nothing contained herein shall obligate Landlord to indemnify Tenant against the negligence or willful acts of Tenant or Tenant’s Agents. In the event any action, suit or proceeding is brought against an indemnified party by reason of an indemnified occurrence hereunder, the indemnifying party, upon the indemnified party’s request will at the indemnifying party’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by the indemnifying party, and reasonably approved by the indemnified party, or by the insurer whose policy covers the occurrence. Any indemnified party shall provide the indemnifying party with prompt notice of any claim for an indemnified matter, but the omission of such notice shall not relieve the indemnifying party from any liability hereunder, except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such omission. Such notice shall state the information then available regarding the amount and nature of such indemnified matters. Notwithstanding anything to the contrary contained herein, the indemnified party shall at all times have the right to fully participate in such defense directly at its own expense or through its own counsel. The obligations of the parties under this Article arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

15.5    Intentionally Omitted.

15.6    Construction. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, employees, partners and agents.

ARTICLE 16. INSURANCE.

16.1    Tenant’s Insurance.

(a)     Tenant agrees to secure and keep in force from and after the date Landlord shall deliver possession of the Premises to Tenant and throughout the term of this Lease, at Tenant’s sole cost and expense commercial general liability insurance on the Premises, Common Area and Access Property, and all areas appurtenant thereto, on an occurrence basis with a minimum limit of liability in an amount of Five Million Dollars ($5,000,000.00) per occurrence, Five Million Dollars ($5,000,000.00) aggregate. The commercial general liability policy shall name Landlord as an additional insured; shall not contain the cross liability exclusion; shall contain contractual liability coverage; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Tenant hereunder. Notwithstanding the amounts of insurance provided for in this Section 16, the original named Tenant hereunder, or any transferee pursuant to Section 13.1(b) above, shall have the right to self- insure its insurance coverages required under this Lease so long as Tenant meets the requirements for self-insurance set forth in Section 16.1(c) below. Any such coverages may be effected directly and/or through the use of commercially reasonable blanket insurance coverage covering more than one location controlled by Tenant and the specified limits of Tenant’s insurance may be satisfied by any combination of primary or excess/umbrella liability insurance policies.

(b)    At all times during the term hereof, Tenant shall keep in force at its sole cost and expense, fire and extended coverage insurance, and against sprinkler leakage or malfunction and water damage and against vandalism and malicious mischief, Tenant’s leasehold improvements, trade fixtures, furnishings, equipment and contents upon the Premises in a commercially reasonable amount as determined by Tenant in connection with its national risk/insurance program. Tenant shall also obtain broad form boiler and machinery insurance on all air-conditioning equipment, boilers and other pressure vessels or systems, whether fired or unfired, which are installed by Tenant or which exclusively serve the Premises. Such boiler and machinery insurance shall cover the replacement value of such items. Tenant shall self-insure plate glass upon the Premises. Landlord shall have no interest in the insurance upon Tenant’s furniture, equipment, fixtures of personalty.

(c)    Tenant’s right to self-insure is subject to the following terms and conditions:

(i)    For purposes of this Section 16.1 the term “Self-insure” shall mean that Tenant is itself, or through a captive insurance company, acting as the insurer providing the insurance required under the provisions hereof and Tenant shall pay any amounts due in lieu of insurance proceeds which would have been payable if the insurance policies had been carried, which amounts shall be treated as insurance proceeds for all purposes under this Lease.

(ii)    All amounts that Tenant pays or is required to pay and all loss or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions of Section 15.3 hereof and shall not limit Tenant’s indemnification obligations set forth in Section 15.4 hereof.

(iii)     Tenant’s right to self-insure and to continue to self-insure is conditioned upon and subject to:

(1)     Tenant now having and hereafter having a tangible net worth of at least $100,000,000; and

(2)    Unless Tenant is a public company whose financial statements are available to the public, Tenant providing an audited financial statement for each fiscal year of Tenant (or of the guarantor of Tenant’s obligations hereunder), prepared in accordance with generally accepted accounting principles, to Landlord within 90 days of the end of the respective fiscal year, which establishes and confirms that Tenant has the required net worth.

(iv)     In the event Tenant fails to fulfill the requirements of Subsection (iii) above, then Tenant shall immediately lose the right to self-insure and shall be required to provide the insurance specified herein as issued by a qualifying insurance company.

(d)     In the event that Tenant elects to self insure and an event or claim occurs for which a defense and/or coverage would have been available had Tenant not elected to self-insure and carried the required coverage(s), Tenant shall:

(i)     undertake the defense of any such claim, including a defense of Landlord, at Tenant’s sole cost and expense, which would have been covered but for such election by Tenant to self-insure, and

(ii)     use its own funds to pay any claim or replace property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure.

(e)     The obligations of Tenant under this Section 16.1 are independent and shall remain in full force and effect notwithstanding any breach of any provision of this Lease by Landlord.

16.2    Landlord’s Insurance. During the term of this Lease Landlord shall obtain and keep in force (a) a policy of commercial general liability insurance providing coverage to Landlord with respect to liability arising out of ownership, operation and management of the Building in an amount of not less than the amount required of Tenant set forth in Section 16.1(a) above combined single limit; (b) a policy or policies of insurance covering loss or damage to the Building, including Landlord’s Work and Tenant’s Work (in the nature of leasehold improvements rather than furniture, fixtures and equipment), caused by any peril covered under fire, extended coverage and “Special Form” insurance in an amount of not less than the replacement cost value above the foundation walls, as reasonably determined by Landlord from time to time; the insurance policies evidencing such coverage shall contain appropriate endorsements waving the insurer’s right of subrogation against Tenant; and (c) Workers’ Compensation in amounts required by the State in which the Premises are located. Any such coverages may be effected directly and/or through the use of commercially reasonable blanket insurance coverage covering more than one location. The cost of such insurance shall be included in Operating Costs as and to the extent provided in Section 16.2. Landlord shall deliver to Tenant an original certificate of insurance evidencing the insurance required of Tenant hereunder on or prior to the Lease Commencement Date.

16.3    Violations. No use shall be made or permitted to be made on the Premises, nor acts done, which will increase the existing rate of insurance upon the Premises, or cause the cancellation of any insurance policy are located, or cause the cancellation of any insurance policy covering the Premises, Common Area, Access Property, the Park, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall at its sole cost and expense, comply with any and all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and public liability insurance, covering the Premises, Common Area, Access Property or the Park.

16.4    Certificate of Insurance. On or before Tenant enters the Premises for any reason, and again before any insurance policy expires, Tenant shall deliver to Landlord an original certificate of insurance evidencing the insurance required of Tenant hereunder. All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide (and any certificate evidencing the existence of any insurance policies, shall certify) that the insurance shall not be canceled prior to the expiration date thereof unless the insurer endeavors to provide thirty (30) days written notice to Landlord. If Tenant fails to comply with any of the insurance requirements stated in this Lease, Landlord may obtain such insurance and keep the same in effect and Tenant shall pay to Landlord the premium cost thereof within thirty (30) days.

ARTICLE 17. UTILITIES; JANITORIAL SERVICE.

17.1    Utilities.

(a)     Tenant shall be solely responsible for, and shall promptly pay before delinquency, all charges for use or consumption of heat, sewer, water, gas, electricity, telephone or any other utility services supplied to Tenant or to the Premises beginning on the Lease Commencement Date and continuing throughout the term hereof. Tenant shall also be responsible for any fees and charges of South Valley Reclamation Facility for sewer services to the Premises. Should Landlord elect to supply any utility service, Tenant agrees to purchase and pay for the same at the applicable rates then prevailing in the community without mark-up (except to the extent including in the Landlord’s management fee). Tenant acknowledges that water servicing the landscaping is drawn from a well and Landlord shall have the right to charge Tenant a pro rata share of the costs to run the pump, maintain the ditches, maintain the water rights, and operate the system, provided Tenant’s pro rata share does not exceed the cost to Tenant if it were to use culinary water for such landscaping purposes.

(b)     Except as otherwise expressly provided in this Lease, Landlord shall not be liable in the event of any interruption in the supply of any utility service to the Premises. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant’s expense in accordance with plans and specifications first approved in writing by Landlord.

(c)    In the event any governmental authority promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory controls or guidelines on Landlord or the Premises or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the provision of any other utility or service provided with respect to this Lease, Landlord may, in its commercially reasonable discretion, take any action necessary to comply with such mandatory controls or guidelines, including making alterations to the Premises. So long as such compliance does not materially interfere with Tenant’s use and occupancy of the Premises as provided in this Lease, such compliance and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent or to perform each of its other covenants hereunder or constitute or be construed as a constructive or other eviction of Tenant.

17.2    Janitorial. Beginning on the Lease Commencement Date and continuing throughout the term hereof, Tenant shall provide, at its sole expense, (a) regular janitorial service for the Premises, which shall include at least ordinary dusting, and (b) cleaning, emptying of waste baskets and vacuuming. In addition, Tenant shall provide an adequate sized dumpster for the storage of refuse in the location reasonably acceptable to Landlord. Tenant shall arrange for the removal of such refuse and periodic cleaning of such dumpster and the areas immediately adjacent thereto.

ARTICLE 18. PERSONAL PROPERTY TAXES. During the term hereof Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant as well as any alterations or leasehold improvements contained in the Premises and when possible Tenant shall cause said fixtures, furnishings and equipment to be assessed and billed separately from the real property of Landlord.

ARTICLE 19. DEFAULT.

19.1    Action Upon Default. In the event of any failure of Tenant to pay any Rent due hereunder within five (5) business days after the written notice of such delinquency shall have been given to Tenant, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been given to Tenant or if Tenant or any guarantor of the Lease shall become bankrupt or insolvent or file any debtor proceedings or take or have taken against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s or any such guarantor’s property or if Tenant or any such guarantor makes an assignment for the benefit of creditors or petitions for or enters into an arrangement or if Tenant shall suffer this Lease to be taken under any writ of execution, Landlord, besides other rights or remedies it may have, shall have, upon due process of law, the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without further service of notice or resort to further legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

19.2    Landlord Options; Reletting. Should Landlord elect to re-enter, as herein provided, or should it take possession, all pursuant to legal proceedings and pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its commercially reasonable discretion may deem advisable, upon such reletting, all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such alterations and repairs, third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied toward payment of future rent as the same may become due and payable hereunder If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, in addition to any other remedies it may have, it may recover from Tenant all damages it may actually incur by reason of such breach, including the worth at the time of such termination of the discounted present value of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

19.3    Use of Property. In the event of default (beyond any applicable notice and cure period), all of those Tenant’s improvements, additions, and other alterations to be left at the Premises upon Lease expiration or termination shall remain on the subject Premises and in that event and continuing during the length of said default and Landlord’s re-entry or termination of this

Lease, Landlord shall have the right to take the exclusive possession of the same and to use the same, rent or charge free, until all defaults are cured, or, at its option, at any time during the term of this Lease, to require Tenant to forthwith remove the same as and to the extent provided in this Lease, and Tenant hereby waives all rights to notice and all common law and statutory claims and causes of actions which it may have against Landlord subsequent to such date as regards to storage, distribution, damage, loss of use and ownership of the property affected by the terms of this Article. Tenant acknowledges Landlord’s need to relet the Premises upon termination of this Lease for repossession of the Premises and understands that the forfeitures and waivers provided herein are necessary to said reletting and to prevent Landlord incurring a loss for inability to deliver the Premises to a prospective Tenant. Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to mitigate its damages and to relet the Premises in the event of an event of default hereunder.

19.4    Additional Rights. If either Tenant or Landlord defaults in making any payment (other than the payment of Basic Rent) to or for the benefit of the other (whether required by this Lease or otherwise) or in the performance of any other obligation imposed on it by this Lease, and shall not cure such default within thirty (30) days after written notice thereof (or, if the default requires more than thirty (30) days to be cured, if the defaulting party does not begin to cure the default within that period and then diligently prosecute the cure to completion), then the aggrieved party (without waiving any claim of breach or for damages) at any time thereafter may make such payment or cure such other default for the account of the defaulting party. Either party may cure a default by the other prior to the expiration of the thirty (30) day period but after a cure period as is reasonable under the circumstances and after such notice to the other party under any of the following circumstances: (a) if necessary to protect the interest of such curing party in the Premises; (b if necessary to prevent civil or criminal liability of such curing party; (c) if necessary to prevent an imminent and material interruption of the conduct of business in the Premises, or (d) if necessary to prevent injury to persons or damage to property. Any amount paid or contractual liability incurred by a party in the exercise of its rights under this Section shall be reimbursed by the other party, together with interest at the Reference Rate. Tenant’s payments hereunder shall be made as a part of the next installment of Basic Rent coming due after Tenant’s receipt of Landlord’s bill for such payment and the amount due to Tenant hereunder may be offset against Basic Rent payments due to Landlord under this Lease until Tenant has been fully reimbursed, provided, however, in no event shall any monthly payment of Basic Rent be so reduced by more than fifteen percent (15%). Landlord agrees that Tenant’s good faith exercise of rights under this Section, including the withholding of payments to reimburse itself for the cost of such exercise, shall never be deemed to be an event of default by Tenant in any of its obligations under this Lease.

19.5    Remedies Cumulative. The remedies given to either party in this section shall be in addition and supplemental to all other rights or remedies which the parties may have under the laws then in force.

ARTICLE 20. DESTRUCTION.

20.1    Damage/Restoration. If the Building (or all or a material portion of the Common Area or Access Property) shall be partially damaged by fire or other casualty insured against under Landlord’s property damage insurance policies, Landlord shall, upon receipt of the insurance proceeds, repair the Building to a condition which is substantially similar to the condition in existence prior to such casualty.

20.2    Exceptions to Obligation to Rebuild. Notwithstanding the foregoing, however, if the Building (or other Common Area or Access Property) is damaged as a result of flood, earthquake, nuclear radiation or contamination, act of war or other risk which is not covered by the insurance Landlord is required to carry hereunder, or if the Premises or the Building are damaged to the extent of thirty-three and one third percent (33-1/3%) or more of their then replacement value, or if the repair of the Premises, or the Building, would require more than one hundred eighty (180) days, Landlord shall promptly notify Tenant of any such event, and Landlord or Tenant may terminate this Lease upon written notice given to other within forty-five (45) days following such casualty or notification from Landlord, as the case may be. If neither party terminates as provided herein, Landlord shall commence as soon as is reasonably possible the restoration of the Building. In addition, if neither party terminates this Lease but the Premises is not restored within one hundred eighty (180) days after the occurrence of the casualty, or within such longer period as may be permitted pursuant to Article 27 below, Tenant may at its option terminate this Lease upon thirty (30) days written notice to Landlord whereupon this Lease shall terminate upon such thirtieth (30th) day unless Landlord shall complete such restoration prior to the end of such thirty (30) day period in which event Tenant’s termination right shall be void.

20.3    Extent of Landlords Obligations to Repair. Landlords obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the term hereof. The cost of any repairs to be made by Landlord, pursuant to this Article 20 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Landlord’s insurance policy, or if other premises are also repaired, a pro rata share based on total costs of the repair equitably apportioned to the Premises. Tenant shall, however, not be responsible to pay any deductible or its share of any deductibles to the extent that Tenant’s payment would be in excess of $10,000.00 if Tenant’s consent has not been received by Landlord, unless such denial of consent by Tenant is unreasonable.

20.4    [Intentionally Deleted]

20.5    Abatement of Rent. In the event this Lease is not terminated and Landlord undertakes to repair any portion of the Premises, until such repair is complete, Basic Rent shall abate proportionately as to the portion of the Premises rendered untenable.

20.6    Last Year of Term. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Building or the Premises when the damage resulting from any casualty covered under this Article occurs during the last 12 months of the term of this Lease (unless Tenant timely exercises its renewal option provided below) or any extension or renewal hereof.

ARTICLE 21.     EMINENT DOMAIN. If all or more than 33-1/3% of the Premises or all or a material portion of the Common Area or Access Property shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or transfer in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease as of the date title vests in the condemning entity. Landlord shall be entitled to any award, or other payment made in connection with such condemnation. Tenant, however, shall have the right to pursue a claim in any condemnation proceeding against the condemning authority (but not against Landlord) for compensation for any resulting damages to Tenant’s business, trade fixtures and personal property, alterations made by and at Tenant’s expense, good will and similar allowed expenses (but not for any diminution or loss of Tenant’s leasehold estate). If a part of the Premises or a materially portion of the Common Area or Access Property shall be so taken or appropriated and this Lease is not thereafter terminated, the rental thereafter to be paid shall be reduced in the proportion that the area of the Premises so taken bears to the entire Premises. Notwithstanding the foregoing, however, before Tenant may terminate this Lease by reason of a taking or appropriation as described above, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Tenant’s use of the Premises for a period in excess of ninety (90) days (assuming Landlord shall promptly commence any repairs necessary to restore the remaining Premises to a complete architectural unit). If any material part of the Building shall be so taken or appropriated, either party shall have the right, at its option, to terminate this Lease. Landlord shall be entitled to the entire condemnation award or payment attributable to any such taking of the Building or to any taking of any portion of the Common Area or Access Property, subject to the terms and conditions of this Article 21.

ARTICLE 22.     MORTGAGE REQUIREMENTS.

22.1    Tenant’s Right Subordinate. This Lease and all rights of Tenant under this Lease are hereby subordinate hereunder to any lien of any mortgage or mortgages or lien or other security interest resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or buildings hereafter placed upon the land of which the Premises are a part and to all advances made or thereafter to be made upon the security thereof; provided that so long as Tenant is not in default hereunder (beyond any applicable notice or cure period), this Lease shall remain in full force and effect for the full term hereof and shall not be terminated as a result of any foreclosure or sale or transfer in lieu of such proceedings pursuant to a mortgage or other instrument to which Tenant has subordinated its rights pursuant hereto.

(a)     Building Owner/Mortgagee/Non-Disturbance Agreement. Landlord shall cause its mortgagee to execute a non-disturbance and attornment agreement (“SNDA”). Landlord and Tenant shall mutually agree to a form SNDA. Upon either party’s written request to the other party, the requested party shall execute the SNDA and return such to the requesting party within a reasonable time period.
22.2Attornment. In the event of the sale or assignment of Landlord’s interest in the Premises, or in the event of any proceeding, brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or other security instrument made by Landlord covering the Premises, Tenant shall attorn to the assignee or purchaser and recognize such purchaser as Landlord under this Lease and such purchaser shall recognize Tenant, pursuant to the terms and conditions of this Lease.
22.3Notice and Cure. Tenant agrees to give any mortgagees (as defined below), by registered mail, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of a Notice of Assignment of Rents and Leases or otherwise) of the addresses of any such mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time set forth in this Lease, then any such mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any such mortgagee has commenced and is diligently pursuing the remedies necessary, to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated. For purposes of this Lease, “mortgagee” shall mean the holder of any mortgage, the beneficiary under any deed of trust, or the holder of any other security interest which encumbers the Premises, Common Area, Access Property, or any part thereof.
ARTICLE 23. RULES, REGULATIONS AND RESTRICTIVE COVENANTS. Tenant shall faithfully observe and comply with the Rules, Regulations and Restrictive Covenants attached hereto as Exhibit “C” and all reasonable modifications of and additions thereto from time to time put into effect by Landlord and provided in writing to Tenant, provided however, that any such promulgated or modified Rules, Regulations and/or Restrictive Covenants shall not discriminate against Tenant in favor of other lessees of portions of the Park. Landlord shall not be responsible to Tenant for the nonperformance by any other lessee or occupant of the Park of any such Rules, Regulations and Restrictive Covenants, but shall take reasonable steps to secure such other Tenant’s compliance. Notwithstanding anything in this Lease to the contrary, Landlord’s Rules, Regulations and Restrictive Covenants shall not materially adversely affect Tenant’s use and enjoyment of the Premises pursuant to this Lease or be inconsistent with any provision of Lease, and that in the event and to the extent of any such inconsistency, the Lease shall control.
ARTICLE 24. HOLDING OVER. If Tenant holds possession of the Premises after the term of this Lease with Landlord’s consent, and Landlord accepts Rent in the amounts hereinafter provided,

Tenant shall become a lessee from month-to-month upon terms equal to the then existing terms hereunder, except that the Basic Rent shall be the then existing Basic Rent then payable hereunder at the end of the term (on a monthly basis) multiplied by one hundred fifty percent (150%). Rent shall be paid in advance on or before the first day of each month and Tenant shall continue in possession until such tenancy shall be terminated by Landlord or until Tenant shall have given to Landlord a written notice at least thirty (30) days prior to the date of termination of such tenancy of its intention to terminate such tenancy.
ARTICLE 25. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be sent by overnight courier or United States certified or registered mail, postage prepaid, addressed to the parties at the addresses set forth in the Fundamental Lease Provisions, or at such other address as may have been specified by a party giving prior written notice to the other party.
ARTICLE 26. LANDLORD’S RIGHT TO CURE DEFAULTS. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) business days after Tenant has received notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving any rights of Landlord or releasing Tenant from any obligations of Tenant hereunder, make such payment or perform such other act. All sums to be paid by Landlord and all necessary incidental costs together with interest thereon at the rate of one and one-half percent (1-1/2%) per month from the date of such payment by Landlord in connection with the performance of any such act by Landlord shall be considered additional rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to Landlord on demand or, at the option of Landlord, in such installments as Landlord may elect and may be added to any rent then due or thereafter becoming due under this Lease.
ARTICLE 27. FORCE MAJEURE. Neither Landlord nor Tenant shall be responsible or liable for any delay in the observance or performance of any term or condition of this Lease to be observed or performed thereby to the extent such delay results from action of governmental authorities, civil commotions, strikes, fires, acts of God, whether or not similar to the matters herein specifically enumerated and any such delay shall extend by like time any period of performance by the performing party and shall not be deemed a breach of or failure to perform this Lease or any provision hereof. The foregoing is inapplicable to the payment of Rent and Additional Rent or any other amounts due hereunder.
~~ARTICLE 28. SECURITY DEPOSIT. Tenant will deposit with Landlord or its agent the amount set forth in the Fundamental Lease Provisions hereof, as security (and not as rent) for the full and faithful performance by Tenant of all of Tenant’s obligations hereunder. In the event Tenant defaults in the performance of any of the terms hereof or abandons the Premises, Landlord~~

~~may use, apply or retain the whole or any part of such security for the payment of any Rent or any other payment to be made by Tenant hereunder which is in default or of any other cost, expense or liability which Landlord may incur by reason of Tenant’s default. If all or any portion of the security deposit is so used or applied, Tenant shall, no later than five (5) days after written demand is made therefor, deposit cash with the Landlord in an amount sufficient to restore the security deposit to its original amount. In the event of bankruptcy or other debtor creditor proceedings, either voluntarily or involuntarily instituted by or against Tenant, the security deposit shall be deemed to be applied in the following order: to actual damages, obligations and other charges, including any damages sustained by Landlord, other than unpaid Rent, due to Landlord for all periods prior to the filing of such proceedings; to accrued and unpaid Rent prior to the filing of such proceeding; and thereafter to actual damages, obligations, other charges and damages sustained by Landlord and Rent due the Landlord for all periods subsequent to such filing. If Tenant shall, at the end of the term hereof, including extensions and holdover periods, have fully and faithfully complied with all of the terms and provisions of this Lease (but not otherwise) the security deposit, or any balance thereof shall then be returned to Tenant. Tenant shall not be entitled to interest on any such security deposit, and Landlord shall not be required to maintain the deposit in a segregated account, unless required by applicable law. Tenant shall not assign or encumber the funds deposited by it as security hereunder and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. In the event of a sale of the Premises or all or a portion of the Building, Landlord shall have the right to transfer the security deposit to the buyer, and Landlord shall thereupon be relieved of all obligations to return the security deposit to Tenant, and Tenant agrees to look solely to the buyer for the return of the security deposit.~~
ARTICLE 29. QUIET ENJOYMENT. Landlord covenants that so long as Tenant performs all of its obligations hereunder it shall peacefully and quietly have, hold and enjoy the Premises for the term hereof.
ARTICLE 30. SIGNS. Tenant shall not place on the Premises, Access Property or in the Park, any exterior signs or advertisements, nor any interior signs or advertisements that are visible from the exterior of the Premises, without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay. Tenant shall be entitled to place on and about the Premises or Tenant’s parking area directional, way-finding, parking, identification and similar signs relating to Tenant’s operations at the Premises without Landlord’s consent so long as same comply with all applicable legal requirements and Exhibit “D”. All signing by Tenant shall be in accordance with the sign criteria set forth in Exhibit “D” attached hereto. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extensions thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant’s expense.
ARTICLE 31. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.
ARTICLE 32. [Intentionally Deleted]
ARTICLE 33. MISCELLANEOUS.
33.1Successors and Assigns. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.
33.2Arbitration. The parties agree that in the event a dispute arises with respect to this Lease, and the parties, after good faith efforts, have failed to resolve the dispute among themselves, that such dispute will be submitted to arbitration pursuant to the rules then in force of the American Arbitration Association, or a mutually acceptable alternative organization. If reasonably necessary, judgment upon an arbitration award may be entered in any court having jurisdiction.
33.3Attorneys’ Fees. In the event that at any time during the term of this Lease either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the prevailing party therein for the reasonable expense of attorneys’ fees and disbursements incurred therein by the prevailing party.
33.4Time. Time is of the essence of this Lease with respect to each and every Article, Section and Subsection hereof, subject to the express time frames, if any, set forth herein.
33.5Waiver. The waiver by either party of any term, covenant or condition herein contained shall not be deemed to be a waiver of the same or any other term, covenant or condition or any subsequent breach of the same of any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.
33.6Applicable Law. This Lease shall be governed by and construed in accordance with Utah law.
33.7Separability. The invalidity or enforceability of any provision hereof shall not affect or impair any other provision hereof.
33.8Entire Agreement. This Lease and the Exhibits, Riders and Addenda, if any, attached hereto and the rules and regulations adopted pursuant to Article 23 above constitute the entire agreement between the parties. All Exhibits, Riders or Addenda mentioned in this Lease are incorporated herein by reference. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in a Rider or Addendum is inconsistent with a provision in the body of this Lease, the provision contained in said Rider or Addendum shall control. It is hereby agreed that this Lease contains no restrictive covenants binding on other lessees or exclusive use provisions in favor of Tenant. There are no representations or promises by either party to the other except as are specifically set forth herein. This Lease supersedes and revokes all previous conversations, negotiations, arrangements, letters of intent, writings, brochures, understandings, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any agents of any of them. The captions and section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Section or Article.
33.9Terminology. The term “Landlord” as used herein shall include the agent or agents of Landlord. The term “Tenant” as used herein shall include the plural as well as the singular and shall include the masculine, feminine and neuter. If there is more than one Tenant, the obligations of Tenant hereunder shall be joint and several.
33.10No Recording by Tenant. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant may record with the Salt Lake County Recorder a Memorandum of Lease in a format approved by Landlord and Tenant, provided Tenant escrows a release of the Memorandum to insure that upon termination of the Lease no lien will remain on the Premises with respect to such Lease. Landlord may file this Lease for record with the Salt Lake County Recorder.
33.11Authority of Signatories. Each person executing this Lease individually and personally represents and warrants that he is duly authorized to execute and deliver the same on behalf of the entity for which he is signing (whether it be a corporation, general or limited partnership or otherwise) and that this Lease is binding upon said entity in accordance with its terms.
33.12Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than is due hereunder shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due, nor shall any endorsement or statement on any check or payment (or any letter accompanying any check or payment) be deemed an “accord and satisfaction” (or payment in full), and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such amount or pursue any other remedy provided herein. Any statement on any check or instrument or any accompanying written communication tendered by Tenant to Landlord, claiming full satisfaction of a claim, shall be sent to the following designated person and address:

J. Steven Price
Price Logistics Center Draper One, LLC
230 East South Temple
Salt Lake City, Utah 84111
33.13Financial Information. Upon written request by Landlord, but not more often than annually, Tenant shall submit to Landlord a copy of its most recent financial statement evidencing Tenant’s financial condition. In the event Tenant (or Tenant’s parent) is not a public company with its shares traded on a nationally recognized public stock exchange, any such financial statements shall be certified by an officer of Tenant to be correct and complete and that they present fairly the financial condition of Tenant. Landlord agrees to maintain the confidentiality of such financial information and will not disclose it to third parties except to Landlord’s lender and advisors, or as required by law.
33.14Renewal Option. Provided Tenant is not in default under any term, condition, or covenant under this Lease (beyond any applicable notice or cure period), Tenant shall have four (4) five (5) year options to renew the term of the Lease upon one hundred eighty (180) days prior written notice to Landlord. During the first year of any renewal option period, Tenant’s Basic Rent shall be ninety-five percent (95%) of the then current market rent with two and one half percent (2 ½%) annual increases thereafter. However, in no event shall Tenant’s Basic Rent in the first year of any renewal option period be less than two and one half percent (2 ½%) above the Basic Rent paid in the last year of the previous term. All other terms and conditions of this Lease shall remain as set forth herein.
33.15Option to Purchase. Provided the Tenant is not in default under any term, condition, or covenant under this Lease (beyond any applicable notice and cure period), Tenant shall have three (3) options to purchase the Premises with not less than thirty (30) days prior written notice to Landlord under the terms and conditions set forth herein below and upon not less than one hundred eighty (180) days to close, subject to extension as set forth below. Upon Landlords receipt of Tenant’s written notice to exercise an option to purchase, Landlord and Tenant shall use their best efforts to enter into a formal Purchase and Sale Agreement. Landlord shall proceed to prepare and have delivered to Tenant, within ten (10) business days after receipt of notice from Tenant, a Purchase and Sale Agreement and Tenant and Landlord shall use their best efforts to negotiate and execute such Purchase and Sale Agreement within twenty (20) business days after receipt of the Purchase and Sale Agreement. Landlord and Tenant shall mutually cooperate should either party elect to enter into any like kind exchange governed under United States Internal Revenue Code Section 1031. In the event Tenant has not used all of the Four Hundred Thousand Dollar ($400,000.00) Tenant Allowance, as set forth in Exhibit B-l and attached hereto and by reference made a part hereof, and provided Tenant has not taken its unused Tenant Allowance as a credit towards Rent, the purchase price shall be adjusted downward dollar for dollar, including an eight percent (8%) amortized interest rate, for the unused Tenant Allowance. In the event Tenant fails to timely exercise any of its options to purchase and Landlord, in its sole and absolute discretion, decides to sell the property after the Tenant’s third option to purchase has expired, and provided Tenant is not in default under any term, condition, or covenant under this Lease (beyond any applicable notice and cure period), Landlord shall offer to sell the Premises to Tenant at Landlord’s designated offering price and Tenant shall have ten (10) business days in which to respond to Landlord’s offer. If Tenant fails to timely exercise its option to purchase at the designated offering price, Landlord shall be free to market and sell the Premises for (or above) the designated offering price, at any time within nine (9) months following the expiration of the ten (10) business day period. In the event that Landlord shall not consummate such sale within such nine (9) month period, or if Landlord intends to enter into an agreement to sell the Premises for a reduced purchase price or on terms and conditions more favorable than the designated offer price, then the provisions of this Section 39.15 shall continue in force and effect and Landlord shall thereafter be required to re-offer the Premises upon such different terms and conditions or such new designated offering price. The purchase option obligations of the Landlord hereunder shall run with the Land throughout the term of this Lease provided that upon termination of this Lease, all options to purchase hereunder shall terminate and shall be of no further force or effect. However, Tenant’s purchase option rights hereunder are not assignable or transferable.
(a) First Option. Upon thirty (30) days prior written notice, Tenant shall have the right to purchase the Premises during the twelfth (12th) month of the Lease Term. Such purchase shall be closed, and legally recorded, as provided herein. In the event Tenant exercises its first option to purchase, Landlord and Tenant agree that the purchase price shall be Six Million Two Hundred fifty Thousand Dollars ($6,250,000.00).
(b) Second Option. Upon thirty (30) days prior written notice, Tenant shall have the right to purchase the Premises during the twenty-fourth (24th) month of the Lease Term. Such purchase shall be closed, and legally recorded, as provided herein. In the event Tenant exercises its second option to purchase, Landlord and Tenant agree that the purchase price shall be Six Million Four Hundred Thirty-Seven Thousand Five Hundred Eighty Dollars ($6,437,500.00).
(c) Third Option. Upon thirty (30) days prior written notice, Tenant shall have the right to purchase the Premises during the thirty-sixth (36th) month of the Lease Term. Such purchase shall be closed, and legally recorded, as provided herein. In the event Tenant exercises its third option to purchase, Landlord and Tenant agree that the purchase price shall be Six Million Six Hundred Thirty Thousand Six Hundred Twenty-five dollars ($6,630,625.00)
(d) Closing. The closing for the first, second or third options shall take place at a mutually agreeable closing date not less than one hundred eighty (180) following the execution of the Purchase and Sale Agreement. Landlord shall have the right to extend the closing up to ninety days, upon not less than thirty (30) days written notice to Tenant; provided that the Basic Rent applicable to the Premises during the ninety (90) day period shall be applicable to the purchase price.

(e) Roof Replacement. Notwithstanding any other provision herein to the contrary, in the event Landlord replaces the roof on the Building prior to the exercise by Tenant of any of its options to purchase the Premises within in the first thirty-six (36) months of this Lease, the purchase price for the Premises shall be increased by the cost of the new roof multiplied by a fraction, the numerator being the number of years of remaining life of the roof warranty and the denominator being the life of the roof warranty.
33.16“As-Is”. In the event Tenant exercises any of its options to purchase the Premises hereunder, Tenant shall accept the Premises in its “as-is” condition and “state-of-repair”, except as otherwise provided herein and subject to Landlord’s maintenance, repair and restoration obligations under this Lease prior to the closing. Landlord makes no representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) with respect to the Premises, except as otherwise provided herein. Notwithstanding the foregoing, if Tenant exercises any of its options to purchase the Premises hereunder, the conveyance shall be made to Tenant or to a nominee designated by Tenant by written notice to Landlord sent not less than four (4) days prior to the specified date for the delivery of the deed. The deed shall be at least the equivalent of a so called “Special Warranty Deed”, and shall convey a good and clear record and marketable title to the Premises, free from all encumbrances and restrictions except (a) this Lease and any subleases of any portions of the demised premises entered into by Tenant or other liens or encumbrances incurred by or on behalf of Tenant; (b) provisions of local building and zoning laws; (c) such real estate taxes for the current tax year as are not yet due and payable on the date of the delivery of the deed; (d) liens for municipal betterments assessed after this Lease; (e) restrictions, reservations, easements, covenants, and rights-of-way of record as of the date hereof; and (f) as set forth in Section 33.18 below.
33.17Termination Option. Tenant shall have a one (1) time right to terminate this Lease at the end of the seventh (7) year after the Rent Commencement Date, provided (a) Tenant is not in default hereunder (beyond any applicable notice and cure period), (b) Tenant gives nine (9) months prior written notice to Landlord, and (c) Tenant pays Landlord, at the time the written notice is delivered, a termination penalty equal to the sum of (i) the total of all unamortized transaction costs, including Tenant Allowances, leasing commissions, and legal fees, and (ii) an amount equal to four (4) months of Rent.
Easements and Restrictive Covenants. Tenant acknowledges that the Premises is part of the Park and in the event Tenant exercises its option to purchase the Premises, title transfer will be subject to various cross access, utility, drainage, monument, and shared access easements benefiting the properties adjacent to the Premises. The Premises will also be subject to reasonable covenants, conditions and restrictions adopted by the Landlord for the benefit of the Park and recorded on or prior to the closing of the sale of the Premises to Tenant. Notwithstanding the foregoing, Landlord shall provide copies of all such documents, instruments and agreements prior to recording and same shall be commercially reasonable and shall not materially adversely affect Tenant’s use and enjoyment of the Premises either pursuant to this Lease or as purchase, or be inconsistent with any provision of Lease.
ARTICLE 34. LANDLORD’S ACCEPTANCE. Landlord’s execution of this Lease is contingent upon Tenant providing current consolidated financial statements of the Tenant and/or Guarantor(s) which are acceptable to the Landlord and Landlord receiving a financing commitment from an institution under terms and conditions acceptable to Landlord.
ARTICLE 35. LIMITATION ON DAMAGES. Other than losses for which the other party is entitled to recover under the policy or policies of insurance required by this Lease (but only to the extent actual recovery is made thereon), neither party shall be liable to the other party under this Lease for any loss of profit(s) or special, indirect, punitive, incidental or consequential damages of any kind.
ARTICLE 36. WAIVER OF DISTRAINT AND LIENS; TENANT FINANCING. Landlord hereby waives any and all right of distraint, landlord’s liens, or any other right or remedy it may have at law or equity that would allow Landlord to attaché, lien, seize, impound and/or sell any inventory located in the Premises owned by Tenant or which is owned by a third party (not affiliated with Tenant) and which is being stored by Tenant on behalf of any such third party and Landlord acknowledges that it has no security interest in such property. Landlord covenants and agrees to execute and deliver to Tenant (or Tenant’s lender) (at no cost to Landlord) a commercially reasonable document or instrument reasonably requested by Tenant or its lender evidencing such waiver with respect hereto.
ARTICLE 37. GOVERNMENTAL INCENTIVES. Notwithstanding anything to the contrary contained in this Lease. Tenant shall have the right to apply and/or lobby for, obtain, retain, investigate and prosecute any governmental, quasi-governmental or other incentives, subsidies, seed-money, credits, grants or similar benefits relating to Tenant’s use and occupancy of, or operations at, the Premises, but not with respect to Landlord’s ownership of the Premises or the Park.
ARTICLE 38. PERMITTED CONTESTS. Tenant, at its expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, any laws, ordinances and regulations and other governmental rules, orders and determinations (“Legal Requirements”) presently in effect or hereafter enacted, made or issued, whether or not presently contemplated with which Tenant is required to comply pursuant to this Lease or any Environmental Law, or the amount or validity or application, in whole or in part, of any tax, assessment, payment or charge which Tenant is obligated to pay (or valuation, appraisal or assessment on which same is based) pursuant to this Lease or any lien, encumbrance or charge by any thirty party, provided that unless Tenant has already paid such tax, assessment or charge (a) the commencement of such proceedings shall suspend the enforcement or collection thereof against or from Landlord and against or from the Premises, (b) neither the Premises nor any rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost and the failure to promptly comply with any applicable Legal Requirements or Environmental Laws does not present a risk to human health or safety of the Premises or the Park, (iii) Tenant shall have furnished such security, if any, as may be required in the proceedings and as may be reasonably required by Landlord, and (iv) if such contest be finally resolved against Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as reasonably may be required in any such contest. Tenant shall indemnify and save the Landlord harmless against any cost or expense of any kind that may be imposed upon the Landlord in connection with any such contest and any loss resulting therefrom. Landlord agrees to reasonably cooperate with Tenant in connection with such contest of any tax, assessment or charge which Tenant is obligated to pay. Notwithstanding the foregoing appointment, if Tenant determines it to be preferable in prosecution of a contest of a tax, assessment or charge, upon Tenant’s prior request, and Landlord agrees with Tenant’s determination, Landlord shall execute the real estate tax complaint and/or other documents approved by Landlord and reasonably needed by Tenant to prosecute the complaint as to such tax, assessment or charge and return same to Tenant within ten (10) days and shall otherwise reasonably cooperate with Tenant in connection therewith. In such event, Tenant shall pay all of Landlord’s actual and reasonable costs and expenses in connection therewith, including, without limitation, reasonable attorneys’ fees and Tenant shall arrange for preparation of such documentation at Tenant’s sole cost and expense.

ARTICLE 39.	CONSENT OF LENDER. This Lease is subject to the consent of Landlord’s lender.
~~ARTICLE 35. GUARANTEE. FOR VALUE RECEIVED, the undersigned hereby unconditionally and irrevocably guarantees the prompt and faithful-performance by Tenant of all of the obligations of the Tenant as set forth in the aforesaid Lease.~~

 ~~Dated this  day of  , 2008.~~

~~Address~~

~~SS#~~

~~Signature~~
IN WITNESS WHEREOF, Landlord and Tenant executed this Lease as of the date first above written.

Landlord:
PRICE LOGISTICS CENTER DRAPER ONE, LLC
[SIGNATURE APPEARS HERE]
J. Steven Price, Manager
Tenant:
HAEMONETICS CORPORATION

Attest:
[SIGNATURE APPEARS HERE]	By:		[SIGNATURE APPEARS HERE]
		Its:	CFO

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC. does hereby consent to the foregoing Lease this day of , 2009.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC.
By
Its

SEE ATTACHED

[GRAPHICS APPEARS HERE]	Commercial Mortgage Servicing MAC A0357-030 P.O.Box 4036, Concord, CA 94524 1320 Willow Pass Road, Suite 300 Concord, CA 94520 800 986-9711
September 23, 2009
Price Logistics Center Draper One, LLC
230 East South Temple
Salt Lake City, UT 84111
Attn: J. Stevens Price
Re:     Borrower:    Price Logistics Center Draper One, LLC
Loan No.     31-0905810
Property:    Kimberly Clark Industrial, 12050 S. Lone Peak PKWY, Draper, UT
Inv. No.        586

Lender:
Bank of America, National Association, as successor by merger to LaSalle Bank, National Association, as Trustee for the registered holders of Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR16.

Dear Mr. price:
Wells Fargo Bank, N.A. (“Wells Fargo”), as Master Servicer for the above-referenced lender (“Lender”), with respect to the above-referenced loan (“Loan”), has received your request for Lender’s consent to a Lease Agreement dated August 20, 2009, between Price Logistics Center Draper One, LLC (“Landlord”) and Haemonetics Corporation. (“Tenant”). Wells Fargo Bank has reviewed your request and hereby consents, on behalf of the Lender.
This consent is strictly limited to its terms and Wells Fargo has no obligation to consent to any similar requests in the future. This consent is solely for the benefit of the above-referenced Borrower and should not be relied upon by any other person or entity.
If you have any questions or comments, please call me at (925) 677-5361.
Sincerely,
Wells Fargo Bank, N.A.,
as Master Servicer
[SIGNATURE APPEARS HERE]
Felipe Sanchez
Asset Administrator

[GRAPHICS APPEARS HERE]

[GRAPHICS APPEARS HERE]

[GRAPHICS APPEARS HERE]

EXHIBIT “B”
LANDLORD’S WORK AND TENANT’S WORK
LONE PEAK BUSINESS PARK
Except as expressly provided herein and in the Lease, Tenant accepts the Premises in its “as-is” condition and state of repair. Tenant, at its sole cost and expense, but subject to the Tenant Allowance provided in Exhibit B-l, shall complete any improvements that may be required for Tenant’s use of the Premises. All such work shall be in accordance with this Exhibit “B” and other information contained within the Tenant Package referenced in Section II, Paragraph B below. All work to be performed by Landlord in delivering the Premises to Tenant shall be limited to those items expressly set forth below under Section I (“Landlord’s Work”)(or as otherwise expressly provided in the Lease), some of which may be performed by Landlord on behalf of, and for the account of Tenant as is more fully described herein. Some of the items identified as Landlord’s Work may have already been accomplished. Landlord shall promptly perform those construction items identified under Landlord’s Work which have not yet been completed. All other items of work, including the purchase and installation of all materials and equipment necessary for Tenant’s use and enjoyment of the Premises shall be provided by Tenant at Tenant’s sole cost and expense and shall include, but shall not be limited to, those items set forth below under Section II (“Tenant’s Work”). Tenant’s Work shall be performed in accordance with the requirements of this Exhibit “B”.
I.LANDLORD’S WORK
Landlord, at Landlord’s sole cost and expense, shall extend the existing Draper City Street (11950 South), by constructing a road located along the north boundary of the Park. Such road shall be extended west approximately 550 feet and south approximately 440 feet to the center of the cul-de-sac to be constructed by Landlord and brought to the parking area serving the Premises, as shown on the attached Exhibit “A”. Landlord, at Landlord’s sole cost and expense, shall construct an additional Tenant employee parking area (consisting of 95 regular and 5 handicap passenger vehicle parking spaces) to be located on the north side of the Building along with a paved pedestrian access to the east side of the Building and appropriate handicap ramps, striping and lighting, as shown on the attached Exhibit “A”. The existing garage on the east side of the Building is to be demolished to facilitate Tenant access to the property during and after Tenant’s construction. Other than as specifically set forth herein and in the Lease, Tenant shall lease the premises in its “as-is” condition and “state-of-repair”. Inasmuch as the northerly boundary line of the Land as shown on Exhibit A is slightly north of the northerly boundary line of the 5.45 acre tax parcel used for assessment and property description purposes, Landlord has also agreed to adjust the lot line, in the event Tenant shall exercise any of its options to purchase the Premises. Landlord shall take such action as is necessary to lawfully adjust the lot line to be as shown on Exhibit “A-1”, so that all of the parking and other improvements exclusively serving the Building (and any required setback and similar areas) shall be located on the Land and the Land shall constitute a separate and distinct tax parcel approved by Draper City and in compliance with the restrictions of record relating to the division (or subdivision) of the land. To insure that the purchase of the Premises is not delayed should Tenant exercise one of its options to purchase hereunder, Landlord agrees to begin the process to adjust the boundary line upon the full execution and delivery of this Lease, and to use its best efforts to consummate the boundary line adjustment within six (6) months thereafter.
Landlord’s Work shall be performed at Landlord’s sole cost and expense in a first-class workmanlike manner, free from defects, using new, first-quality materials and in a way so as to minimize any material interference with Tenant’s use or occupancy of, and access to, the Premises, if Tenant is then occupying or operating in any portion thereof. Landlord shall perform Landlord’s Work substantially in accordance with original plans and specifications that are provided to Tenant for Tenant’s prior review. Landlord shall not be required to submit any minor changes to the plans and specifications unless they will have a materially adverse effect on Tenant’s access to the Premises. Landlord shall provide Tenant with copies of all of the plans and specifications approved by the applicable municipal authorities. Landlord represents and warrants to Tenant that, upon completion of Landlord’s Work the Access Property shall comply with all applicable laws, ordinances, rules, regulations, orders, and permits. Landlord’s Work is or shall be warranted to be free from defects in material and workmanship for one (1) year from the Lease Commencement Date (or substantial completion of the applicable aspect of Landlord’s Work, if later). Landlord shall promptly correct defects in Landlord’s Work discovered within the foregoing one (1) year period at no cost to Tenant. Landlord, after receiving written notice from Tenant of such defect, shall work in good faith to resolve the defect.
Landlord shall use commercially reasonable efforts to promptly and diligently complete Landlord’s Work (other than the lot line adjustment which must be completed prior to the purchase of the Premises by Tenant) by November 30, 2009. If Landlord shall not complete Landlord’s Work (other than the lot line adjustment) in accordance with the terms and conditions of this Exhibit “B” by December 15, 2009, unless the delay is outside the control of Landlord, then Tenant shall be entitled to a credit against Tenant’s obligation to pay Basic Rent equal to one (1) day for every one (1) day beyond December 15, 2009 that Landlord fails to complete Landlord’s Work (other than the lot line adjustment) as required hereunder. In addition, if Landlord fails to complete Landlord’s Work (other than the lot line adjustment) by June 1, 2010 in accordance with the terms and conditions of this Lease, Tenant may, at Tenant’s option, by notice in writing to Landlord terminate this Lease. If Tenant terminates this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder. Within five (5) days of notice to Tenant that Landlord has completed Landlord’s Work (other than the lot line adjustment), Tenant may send Landlord a “punch list” of any items which are incomplete or defective. On receipt of such punch list, Landlord shall have thirty (30) days, weather permitting and subject to Article 27 herein, to complete the items designated therein; and if Landlord shall fail to do so within said thirty (30) day period, then Tenant may complete the items on behalf of Landlord and deduct the cost of completion of such items from Rent (up to an amount not to exceed fifteen percent (15%) of each monthly installment thereof) due hereunder (provided that if Landlord has commenced to complete such items within said thirty (30) days, and thereafter is prosecuting same to completion, said thirty (30) day period shall be extended, where, due to the nature of the particular item(s), it is unable to be completely cured within thirty (30) days). Landlord agrees to provide Tenant with a copy of the performance bond required by Draper City to insure the Landlord’s completion of the Landlord’s Work. Said copy will be delivered to Tenant within five (5) business days of the date it is provided to Draper City.
II. TENANT’S WORK

A.	ESTIMATED COSTS; GENERAL REQUIREMENTS
Tenant’s current good faith estimates assess the total cost of Tenant’s Work to be Four Hundred Thousand Dollars ($400,000.00) for build-out of the office area (including restrooms) of approximately 7,444 square feet. Once Tenant has bid or otherwise received reliable third party estimates for the cost of Tenant’s Work, which shall be in accordance with the Exhibit “B”, “C” and “D” of the Lease Agreement and the Tenant Design Criteria, Tenant will provide Landlord with a revised estimate together with a copy of all the information as required in the Lease. All replacements of existing improvements in the Premises shall be made by Tenant in accordance with the Lease, the Exhibits thereto, and shall be subject to Landlord’s review and written approval. Any structural alterations, modifications to the concrete shell/warehouse floor and/or additions and reinforcements to the Building which are required to accommodate Tenant’s Work shall be approved by Landlord as provided in the Lease.
Notwithstanding the foregoing, however, as of the date of execution of this Lease Agreement, except as specifically set forth herein, Tenant is not required to do any additional work in the Premises. Provided, however, that if at any time during the term of this Lease Tenant wishes to make improvements to the Premises, such work shall be done in accordance with this Exhibit “B” and at Tenant’s sole cost and expense.

B.	DRAWINGS PLANS AND SPECIFICATIONS

1.
Tenant Package. Landlord shall provide Tenant, a Tenant Package to better identify the Premises and provide details in describing conditions of the shell structure. This package may contain such items as:

a.	Lease Plan showing Premises in relation to other tenant areas.

b.	Dimensional floor plans or “record” drawings, if available. Tenant, however, may not rely on such plans or drawings and must verify physical dimensions and existing conditions in the Premises.

c.	Tenant Design Criteria.

2.
Tenant’s Submittal. After receipt of Tenant Package and prior to commencement of construction, Tenant agrees to submit to Landlord for Landlord’s approval, two (2) sets of 1/16” scale fully-dimensioned architectural, mechanical, electrical and structural drawings with one (1) set of reproducible (.PDF format) drawings prepared by Tenant’s architect and/or engineer, as may be applicable given the scope and nature of the contemplated work. Submittals are to be sent to the attention of the Landlord and shall indicate the specific requirements of the Premises, clearly outlining the proposed scope of work as described below. Each set and page of drawings shall be wet stamped, sealed and signed by Tenant’s architect and/or engineer. Mechanical and electrical plans shall set forth all electrical and mechanical requirements of Tenant, all in conformity with this Lease, all Exhibits thereto and the Tenant Design Criteria. Tenant’s architect and engineer shall be licensed in the state where the building Premises is located.

3.
Submittal Specifications. Tenant’s submittal and drawings shall incorporate all applicable Landlord requirements and criteria as established by the Lease, Exhibits thereto, and including, but not limited to the following, if applicable to the contemplated work:

a.	Architectural plans and sample board showing:

i.	Demolition plans;

ii.	Framing plans and details with sections through the storefront;

iii.	Separate sign drawings in accordance with Exhibit “C” of this Lease;

iv.	Floor plan showing flooring material and interior partitions;

v.	Reflected ceiling plan;

vi.	Material and sample board of all interior finish materials and colors;

b.	Plumbing plans showing:
i.Sewer piping and connection details;
ii.Roof penetration and flashing details;
iii.Domestic water and sewer riser diagram;
iv.Clean-out locations;
v.Specifications for materials used;
vi.Fixture schedule;
vii.Condensate piping detail;
viii.Saw cutting and slab repair specifications;

c.	Electrical plans, calculations and schedules showing:
i.Number of circuits;
ii.Connected load of each circuit;
iii.Number of space circuits;
iv.Riser diagram;
v.Light fixtures (size and number of each); and
All electrical equipment and loads;

d.	Mechanical plans showing:
i.The heating and cooling loads;
ii.Engineered calculations for energy consumption, of HVAC equipment;
iii.Duct configuration, type, size, total CFM at each register;
iv.The calculations required by applicable energy efficiency codes;

i.	Location of all roof penetrations with sections for curb installation and structural support details;
v.Location, capacity, size and weight of all roof-mounted equipment;
vi.Air balance requirements for supply, exhaust and make-up air;
vii.Roof walk pads around all equipment;

viii.
Removal of: all abandoned equipment serving the Premises or located in or directly above the Premises, including conduits, pipes, wiring, curbs, etc. and the repairing of the affected area to original like new condition.

e.	Structural plans, engineer’s calculations.

i.	Calculations for all Tenant necessitated loading and modifications to the building structure.
ii.Support framing plan for all roof mounted equipment.
iii.Support details for: transformers, water heaters, duct shafts, racking, etc.

f.	Fire protection plans, calculations and design.
Tenant shall submit all fire protection drawings to Landlords insurance review consultant. Send to: Liberty Mutual, Senior Loss Prevention Consultant, P.O. Box 35920, Phoenix, AZ 85069-5920.

4.
Landlord approval. Landlord or its architect and/or engineer shall review Tenant’s plans and specifications for compliance with the provisions contained within the Lease and Exhibits thereto, the Tenant Package, and Tenant Design Criteria. Such drawings will be returned to Tenant marked either “Approved”, “Approved as Noted”, “Approved as Noted-Resubmit”, or “Disapproved-Resubmit” within thirty (30) five (5) business days after receipt by Landlord. Tenant will have fifteen (15) days to revise and resubmit for Landlord approval. Tenant must comply with the Landlord notes and comments on any drawings and re-submit for Landlord’s approval. Should Landlord’s architect/engineer be required to review Tenant’s plans and specifications as a result of Tenant’s proposed structural modifications or changes, Tenant shall be responsible for the reasonable expense and costs for Landlord’s architect or engineers services. The review and approval of Tenant’s plans, specifications or calculations by Landlord or its agents or representatives shall not constitute an implication, representation or certification by Landlord that said improvements are in compliance with any statutes, codes, ordinances and other regulations.

5.
Changes. Any subsequent material changes, modifications or alterations to Landlord’s Work or to Tenant’s drawings which are proposed by Tenant or which are requested or made by Tenant, shall be reviewed by Landlord or its architect or engineer, and any additional reasonable charges, expenses or costs so incurred shall be at the sole cost and expense of Tenant. Landlord shall have the right to demand payment for any such approved changes, modifications or alterations to Landlord’s Work prior to Tenant’s performance of work in the Premises. No changes, modifications or alterations to Landlord’s Work or to Tenant’s previous approved drawings shall be made without the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Tenant shall provide Landlord with copies of any change orders in excess of Five Thousand Dollars ($5,000.00) prior to the work set forth in such change order being commenced.

6.	Drawings Kept On-Site. Tenant shall ensure that it’s contractor performs work in strict accordance with, and retains on-site at all times during the course of construction, the complete set of plans and specifications approved by both the Landlord and the local Building Department.

7.
Compliance Responsibility. Tenant shall have the sole responsibility for compliance with all applicable statutes, codes, ordinances and other governmental regulations for all work performed by or on behalf of Tenant. Tenant shall be responsible for any Tenant required structural modifications to the existing building structure resulting from work performed by or on behalf of Tenant. Landlord or Landlord’s agents’ agents’ or representatives’ approval of plans, specifications, calculations or of Tenant’s Work shall not constitute an implication, representation or certification by Landlord that said improvements are in compliance with any statues, codes, ordinances and other regulations. In instances where several different standards are applicable, the standard of Landlord’s insurance underwriter, the strictest standard shall apply unless prohibited by applicable Codes.

8.
Permits. In accordance with the Landlord’s agreement with the local building department, Tenant, within fifteen (15) days after receiving Landlord’s approval of submitted drawings, shall submit one extra set of the required number of copies to the local building department for permit. The Building Department shall review the plans and issue two approved sets to the Tenant. One of these sets shall be given to the Landlord’s representative when the Tenant’s contractor checks in with the Landlord and attends the required pre-construction meeting in accordance with Section II Paragraph K of this
Exhibit “B”.

9.
As-built Drawing. After completion of any material build out or modifications to Premises, Tenant will supply Landlord, within thirty (30) days of completion of construction, one (1) full size set of reproducible (.PDF format) “as-built” architectural, mechanical, and structural (if modified) drawings, if such drawings were required in order to obtain permits and approvals.

C.	INTERIOR FINISHES
1.    Floors

a.
Floor. The Landlord has provided a finished concrete floor slab. Any cutting and patching of this level slab requires written approval by Landlord before work by Tenant can be initiated. Any damage done to existing under-slab utilities caused by Tenant or occurring during Tenant’s occupancy of the Premises shall be repaired by Tenant at Tenant’s sole cost and expense. The concrete slab shall be patched back in accordance with the Tenant Design Criteria and as set forth in the following criteria.

i.	Compact backfill and sub-grade work to 95% ASTM D-1557 modified procter at optimum moisture. Tenant to supply soils compaction reports from an approved testing company if requested by Landlord.

ii.	Verify quantity of granular fill. Provide additional fill as required to bottom of slab. Granular fill to be ¾” to 1” minus gap graded gravel.

iii.	Replace concrete in trench excavation with 6.5” thick slab on granular fill with #4 rebar doweled to existing slab 12” on center.

b.
Materials. Commercial grade 26 oz. glue down level loop nylon carpet with a minimum density of 6000 with at least 26 oz. weight and/or other quality floor materials, such as glazed or unglazed paver tile or wood parquet shall be used in Tenant’s office areas. Raw concrete or vinyl products shall not be used in the Tenant’s office areas without prior written approval of Landlord. Commercial grade sheet vinyl in all restrooms.

c.
Expansion Joint. Expansion joints are installed as a necessary function of the building structure. In the unlikely event that such expansion joint occurs within the Premises, such expansion joint shall be clearly identified on Tenant’s submitted plans. Tenant shall be responsible to install finish materials adjacent to these joints in a top quality workmanlike manner. Landlord will not accept responsibility for finish materials installed near and/or over the expansion joints.

d.
All penetrations through the floor slab shall be properly sealed and made water tight to prevent liquids and/or odors from leaking through the slab. Tenant shall install a trowel down water proofing membrane system if a mezzanine is installed or existing in the premise over the entire floor area of restrooms, areas containing sinks, food and beverage preparation equipment, service areas and over other similar areas as designated by Landlord.

2.	Storefront Work

a.	Plans. All storefront signage and plans shall be in conformance with Exhibit “D” (Signage Criteria) and be first approved by Landlord, which approval shall not be unreasonably withheld.

3.	Ceiling

a.
Elevation. Tenant is made aware that ceiling height limitations are created by “as-built” conditions and floor-to-floor heights vary throughout the building. Any relocation of or modification to existing piping, sprinkler systems, gas fired unit heaters, conduit and/or ductwork necessitated by Tenant’s installation of a ceiling shall be at the expense of Tenant.

b.
Expansion Joint. Should an expansion joint occur in the Premises, Tenant is responsible for the construction of the floors, walls and ceilings affected by such joint in a manner consistent with prevailing construction and design practices and Landlord’s written approval.

c.	Access Panels. Access panels and/or catwalks above the ceilings required to serve Tenant’s or Landlord’s equipment shall be installed by Tenant at its sole cost and expense.

d.	Materials. All ceiling material must be non-combustible equal to Class “A” installation. Ceiling material finishes are subject to written approval by Landlord. (Refer to Tenant Design Criteria).

1.	Office area to receive a standard 2’-0 × 4’-0 metal ceiling grid system with regressed spline tiles in 2’-0 × 2’-0 pattern, comparable to Armstrong® “Dune-second look” tiles.

e.	Bracing. Tenant at its sole cost and expense may be required to install additional bracing predicated by the type of ceiling system approved.

4.	Perimeter Work

a.
Service Doors. If not existing, Tenant shall provide service doors and hardware including existing control devices serving the Premises as required by local building codes and Landlord requirements. The primary purpose of the service door is that of an exit, and must swing at least 90 degrees in the direction of travel without causing an obstruction and be equipped with necessary code required hardware. If required by applicable code, Tenant shall furnish and install a minimum 3’-0” × 7’-0” × 1 ¾” warehouse to office area hollow metal service door and welded SDI grade III frame, connecting office to warehouse area or the exterior of the premises as required by code. Tenant is required to provide for the complete installation and shall include but be limited to: the installation of the cutout and construction of an alcove if required, patching, repairing and matching all existing finishes, necessary headers, proper anchorage of the frame, installation of 4041-H-CUSH-689 LCN closure, kick plates on both sides of service door.

b.	Finishes. When Tenant’s Work joins or meets other existing work, Tenant shall be responsible to repair and replace to like new condition, any existing work disturbed by Tenant.

c.
Demising Partitions. All demising partitions shall be constructed with a one-hour fire rating as a minimum. A two-hour rating may be required in some cases. Tenant shall furnish and install a full height wall with 6” 20 gauge metal studs and track, on 16” center with 5/8” (Type X) fire rated gypsum board, taped, and to the roof deck above (minus roof deflection), on it’s (the Tenant’s) side of all demising walls.

d.
Insulation. Tenant is required to install sound insulation in the demising walls separating tenant spaces, the demise wall separating the office area from the warehouse area, and all bathroom walls. If not already existing, Tenant shall insulate all perimeter-demising walls of the Premises according to Local Building Codes and Landlord requirements.

e.
Equipment Screens. If Tenant is allowed by Landlord to install any equipment located at or near the exterior of the Premises as provided in the Lease, and such equipment is visible, if required by applicable law or the CC&Rs, Landlord or Tenant shall erect screening to shield the equipment from public view at Tenant’s sole cost and expense. All rooftop HVAC equipment, pipes, vents, etc. will be located a minimum of 18’ back from parapet wall.

D.	FIXTURES AND FURNISHINGS

Tenant shall furnish and install all fixtures, furnishings, equipment, shelving, trade fixtures, leasehold improvements, interior decorations, graphics, signs, mirrors, coves and decorative light fixtures and other special effects (all as first approved and permitted by Landlord). Tenant shall provide Landlord with anticipated load and weight calculations for any wall hung fixtures. If Landlord deems necessary, Tenant shall provide backing and bracing support to demising walls to compensate for loading imposed by Tenant’s wall-hung fixtures at Tenant’s expense.

E.	UTILITIES

1.	Plumbing

a.
System. Tenant shall provide a complete plumbing system, including fixtures and toilet accessories, minimum one (1) floor drain in each toilet room and in each kitchen with accessible clean-outs. All plumbing work must be installed according to all local, state and national codes, including the Americans with Disabilities Act and Landlord requirements.

b.	Insulation. Tenant shall insulate all domestic water runs and condensate lines serving the Premises downstream of Landlord’s valve.

c.
Water Closet. Water closets shall be water conservative tank type or flush valve type. Tenants are encouraged to locate toilets in areas where sewer stubs are provided. Tenant shall excavate and complete plumbing connections, backfill, compact and place concrete floor as required under Section II paragraph C of this Exhibit B. If Tenant’s design does not coincide with the location of existing sewer lines, then Tenant shall saw cut existing slab according to accepted construction practices, install required plumbing, compact backfill material and replace concrete floor of same thickness/doweled with #4 rebar 12” on center.

d.
Water. Water service and distribution exists at the Building. If Tenant requires larger service and/or additional distribution within the Building, if not already existing, large water consumers, in the reasonable judgment of Landlord, shall furnish and install a water meter conforming to the local water utility company. If a larger meter is required, it shall be installed by Tenant, at Tenant’s expense.

e.	Grease Interceptor. Food service Tenants shall connect food waste lines to a grease interceptor system designed, furnished, installed and paid for by Tenant in accordance with all local requirements.

f.
Oil - Water Separator - Tenants with uncommon or heavy effluent discharge shall install and pay for, at their sole cost and expense, the necessary and required systems, including design, permits and monitoring charges, in accordance with all Landlord and municipal requirements.

2.    Electrical

a.
Current Condition. Upon the Possession Date the Premises shall contain 2,000 amps of 277/480 volts main electrical gear, consisting of meter base and CT cabinet located exterior of the Building, 2,000 amp main breaker and associated distribution and branch panels currently feeding the Premises, located interior of the Building. In order to feed the Premises with a full 2,000 amps of 277/480 volts, the transformer and associated equipment may need to be upgraded by Rocky Mountain Power. In the event there are costs associated with upgrading the power to the Premises, at Tenant’s option, Tenant may either pay these costs directly to Rocky Mountain Power or deduct such costs from the Tenant Allowance.

b.
Conduit and Equipment. Tenant shall pull copper conductors in conduit and make final connections at the electrical distribution panel. Conductors shall be continuous with no splices between the switch gear at the distribution area and panels within the Premises. Tenant will furnish all necessary labor, and related electrical equipment to provide a complete approved electrical system serving the Premises. This shall include, panels, transformers circuit breakers, connection to HVAC power supply, temperature controls, connection to necessary smoke detector or smoke evacuation system if required.

c.
Design Load. Tenant’s total connected load shall be limited to the maximum allowable load as allowed to the Tenant space and per the local or state energy code plus a reasonable amount of miscellaneous equipment load. Tenant shall provide Landlord with proof of electrical inspection prior to Tenant’s occupancy.

d.	Electrical Construction

i.
Location of the electrical equipment: distribution panels, transformers, panel board, breaker panel, etc, shall be located on the rear/back wall of Premises and not along or on, demise wall wherever possible but subpanels will be allowed within or adjacent to manufacturing and/or clean room areas subject to the Landlord’s reasonable approval.

ii.	Material. All electrical materials shall be new and as a minimum, shall be to International Electrical Code standard and shall bear the Underwriter’s Laboratories (U.L.) label.

iii.	Time Switches. Time clocks shall be provided by Tenant to control signs in accordance with the Lease and shall be mounted next to the electrical panel.

iv.	Lighting Fixtures. Recessed fixtures shall be connected by means of flexible conduit and “AF” wire run to a branch circuit outlet box, which is independent of the fixture.

v.	Nameplates. The following equipment shall be identified with engraved Bakelite name plates: Distribution panels, motor starters, lighting panels disconnects, switchgear and push-button stations.

vi.
Water Heaters. Electrical water heaters, if needed, shall be provided by Tenant for its domestic hot water requirements. All units shall have a water collection pan with drain and shall be U.L. approved. Heaters will have pressure relief piped to nearest drain in the Premises in accordance with applicable building codes.

vii.
Fluorescent Fixtures. All fluorescent fixtures shall have internal protection devices and conform to Tenant’s requirements for clean room and other construction. Prismatic or acrylic lenses will be allowed in the Tenant’s office area without Landlord written approval. Fluorescent strip task lighting will be allowed within the clean room spaces. T5 fluorescent and metal halide high bay fixtures will be allowed in the warehouse. Fluorescent ballasts shall be high power factor type with individual non-resetting overload protection.

viii. Panel Board. Panel boards shall be furnished and installed by Tenant. 277/480-volt panels shall be equal to Square-D Type NQOD with single or multiple pole bolted thermal magnetic breakers. Tenant shall provide type-written panel schedules.

xi.	Transformers. All necessary transformers shall be furnished and installed by Tenant and shall be dry type and floor mounted unless otherwise approved by Landlord in writing.
x.    Fuses. Fuses are to be U.L. rated and sized per the NEC requirements.

xi.	Meter. If required, Tenant shall be responsible for contracting directly with the local Water/Power Utility providers for installation of service and meter as required.

3.     Telephone/Data

Tenant shall provide all necessary equipment and shall pull wires in conduit and terminate at a punch block provided in Landlord’s distribution area. Any special equipment required by Tenant, shall be installed within the Tenant’s Premises. The local telephone utility shall make final interconnect to trunk lines.

F. HEATING, VENTILATION AND AIR CONDITIONING (HVAC)

1.	Standards
The HVAC system serving the Premises must be designed to cool and heat air automatically as to maintain conditioning inside the Premises as follows:

a.	Heating equipment shall be capable of maintaining the office area with an inside dry bulb temperature of 70 degrees Fahrenheit with an outside temperature of 3 degrees Fahrenheit.

b.
The cooling system shall be capable of maintaining the office area with an inside temperature of 72 degrees Fahrenheit with an outside condition of 105 degrees Fahrenheit by bulb and 70 degrees Fahrenheit wet bulb.

c.	The HVAC will be sized to provide one (1) ton of cooling per 300 square feet of office area and will have an economizer on each roof top unit.

d.
SMOKE EVACUATION: At Tenant’s sole cost and expense, the design of Tenant’s HVAC system shall incorporate all code-required smoke control/exhausts as required by the governing authorities. All costs for construction, installation, and connection shall be at Tenant’s sole cost and expense.

e.    Clean Room, Manufacturing and Production Areas shall be constructed to meet the requirements of the Tenant’s criteria.

2.    Installation, Repairs and Maintenance

The HVAC systems shall be installed, repaired, maintained and replaced in accordance with the provisions of the Lease, all Exhibits thereto and as follows:

a.
Tenant shall design and install its own HVAC system, unless designed and installed by Landlord, and paid for by Tenant. All HVAC work required by Tenant in addition to that, if any, which may have been provided by Landlord pursuant to this Exhibit B, shall be approved by Landlord, and designed and installed by Tenant at Tenant’s expense. This work shall include without limitation, additional gas fired unit heaters, and/or HVAC, connection to supply and return lines, duct work, and any controls or circuitry required for the operations of said air-conditioning systems per the Tenant Design Criteria. Tenant shall provide all necessary structural modifications to the existing Building structure including, but not limited to, structural engineering plans, calculations, etc., prepared and stamped by a structural engineer licensed in the state the Building is located, for the installation of all rooftop equipment and Building systems.

b.	A one-year unit warranty with a five-year compressor and ten-year heat exchanger guarantee shall be provided to Landlord.

c.
At Landlord’s option, Tenant or Landlord, at Tenant’s expense, shall supply and install roof supports for roof mounted equipment units as well as any roofing, additional curbs, counter-flashing, roof repairs, etc,. as required. Roofing work shall be performed by Landlord’s approved roofing contractor.

d.	Tenant shall install a 110 volt 20amp GFI circuit with weather proof cover at its roof top HVAC unit, provided same is required by code.

e.
Tenant shall provide, when required by applicable code, condensate piping from fan-coil into the sanitary sewer or roof drainage system and in accordance with the Landlord requirements and local code requirements.

3.    HVAC System

a.
Duct Work. Tenant shall provide at its expense all duct work and accessories for air distribution. All duct work shall be designed and installed in accordance with the procedures described in the ASHRAE Guide and in accordance with the latest methods recommended in the Sheet Metal and Air Conditioning Contractor’s National Associations (SMACNA) Low Velocity Duct Manual, latest edition.

b.	Diffusers. Ceiling diffusers shall be white and similar in quality to the Tuttle
& Bailey DSLA with #6 controls, which is as opposed blade volume control and separate extractor.

c.	Ceiling Access Panels. Tenant shall provide 24” x 24” access panels in the ceiling as required to provide access to equipment, dampers, etc.

d.	Balance. Tenant shall have the HVAC system balanced by an independent balancing contractor and submit balance reports of Landlord.

e.	Duct Shafts. Fire rated duct shafts shall be supported from the floor of the building structure.

4.
Automatic Temperature Control System. Tenant shall furnish and install thermostat(s) which control the temperature in the Premises during operating hours. It is the Tenant’s responsibility to operate the system properly at all times. Odor producing tenants must maintain a negative air pressure to ensure odors do not disturb other Tenants in the building (see Special Exhaust Systems, Section II Paragraph F-6).

5.
Toilet Exhaust Systems. Toilet exhaust fan must be connected and controlled by the toilet room light switch and shall be vented above roof. Tenant shall be responsible for installing and maintaining all exhaust ducts serving the Premises.

6.	Special Exhaust Systems

a.
As determined by Tenant’s design criteria special exhaust systems may be require at certain equipment and lab hoods. Odors from kitchens, dining rooms, cafeterias, warehouse equipment or areas, must be exhausted to the atmosphere through a Tenant-furnished and installed exhaust system as directed by Landlord and as set forth in the Lease, Exhibits and the Tenant Design Criteria.

b.
Maximum exhaust air levels shall be based on applicable codes and special Tenant requirements. Grease fans shall be provided with a drainage area at the bottom of the unit complete with a residue trough equipped to be cleaned quarterly. The location of the exhaust fan shall be not less than 15’-0” from any air in-takes so as to avoid contaminating air supplied to the Building.

c.
Tenant shall install, at its sole cost and expense, on all roof-mounted grease producing equipment, a grease containment system manufactured by Facilitec®. No substitutions will be allowed. The Tenant must contact Facilitec® at 180 Corporate Drive, Elgin, IL 60123; phone: (800)284-8273; fax: (847)931-9629.

7.
Discharge Dampers. Exhaust fan discharge dampers shall be parallel blade, white in color, neoprene lined edge, reasonably air-tight when closed, located close to outdoor outlet with damper control operator to keep same closed when fan is off and open as required when fan is on.

8.
Rooftop Equipment. Exhaust discharge outlets and relief air outlets shall be roof mushroom type with roof locations and projections above roof approved by Landlord and to comply with governing codes. Projection above 3’0” require special approval. (See Section II Paragraph F(6) above for special requirements for odor handling exhaust units). All equipment, pipes, etc. to be set back a minimum of 18’ from parapet wall. If required by applicable code, Tenant shall provide additional screening of rooftop equipment at Tenant’s expense. All rooftop mounted HVAC equipment shall be installed and mounted a minimum of 18’ from parapet wall.

9.
Damper Controls and Interlock. The necessary damper controls and interlock to maintain the original design air balance shall be provided by Tenant at Tenant’s expense and approved by Landlord. Exhaust and make up air equipment controls must be interlocked to ensure simultaneous operation.

10.	Food Preparation System (if installed in the future)

a.	Equipment and systems for food preparation areas shall be installed in accordance with the National Fire Protection Association Standard, latest edition.

b.
The fire extinguishing systems shall be Underwriters’ Laboratory approved CO2 or dry chemical pre-engineered system as required by the local governing authority with the following features as a minimum:

i.	Protection of the hood and dust;

ii.	Surface Protection for deep fat fryer, griddle, broiler and range;

iii.	Automatic devices for shut down of fuel or power to the appliances with surface protection. It should be noted that these devices must be of the manual reset type and not automatic reset.

iv.	A readily accessible means to manually actuate the fire extinguishing equipment shall be provided in the exit path and shall be clearly identified. Actuation shall be mechanical.

10.
Contractor Qualifications. The installation of all HVAC equipment and systems shall be made only by persons properly trained and qualified by the manufacturer of the equipment or system to be installed.

12.	Maintenance. Tenant shall contract directly with a Landlord approved HVAC company to provide any replacement and regular quarterly maintenance for the air-conditioning system.

G.    ROOF

Tenant shall make no roof penetrations or install any type of equipment on the roof or within the roof area etc. without prior written approval of Landlord and subject to the provisions of Section 8.6 of the Lease. Any and all roof penetrations desired by Tenant and approved by Landlord shall be at Tenant’s sole cost and expense. Roof walk pads shall be installed around all roof-mounted equipment by Landlord’s approved roofing contractor. All equipment curbs shall be counter flashed and sealed in a water tight manner. All abandoned equipment, curbs, pipes, conduits vents etc. serving the Premises and not being used by Tenant shall be entirely removed and the affected area(s) returned to original condition. All roofing work must be performed by Landlord’s approved roofing contractor at Tenant’s expense.

Landlord shall provide Tenant (and/or its architect) with a list of Landlord’s approved contractors to be used by Tenant to bid roofing work.

H.    FIRE SPRINKLERS

If not already existing and required by code and/or Landlord’s insurance carrier, Tenant at Tenant’s sole cost and expense shall provide for the installation and modification of the fire sprinkler system in accordance with the requirements of the local building codes and fire marshal and as approved by the Landlord and the Landlord’s Insurance Carrier. Tenant shall contract with a Landlord approved fire sprinkler contractor to provide the necessary design and installation of the Tenant’s system. Tenant shall reimburse Landlord for Landlord’s work if required. (See Section II of paragraph F 10 for requirements kitchen hood extinguishing systems).

I.	SIGNS

All signs shall be designed, constructed and located in accordance with Landlord’s Exhibit “D” (Sign Criteria) attached hereto.

J.    CONNECTIONS

Tenant shall provide electrical and mechanical hook-up and connections of all fixtures and equipment controls, telephone systems, warehouse located equipment, computer systems, kitchen and food service equipment and other equipment utilized by Tenant.

K.    CONSTRUCTION PROCEDURES

1.
Commencement of construction. Landlord shall notify Tenant of the time when Tenant can commence Tenant’s Work and Tenant agrees to commence such work forthwith and thereafter diligently prosecute such work to completion.

2.    Commencement Requirements. Tenant’s construction may not commence until each of the following conditions are satisfied:

a.	The Lease agreement is fully executed or the Tenant has delivered to Landlord a signed letter of indemnity on Landlord’s form.

b.	Tenant has obtained Landlord approved plans.

c.
Tenant has obtained all necessary permits from the Landlord approved plans and provided evidence to Landlord that all required building permits, connection fees, impact fees and other permits in connection with Tenant’s construction have been obtained and paid for by Tenant.

d.	Tenant’s contractor has attended a pre-construction meeting with Landlord’s representative.

e.	Tenant or Tenant’s contractor has provided to Landlord a certificate of insurance as required in Exhibit “B” Section II Paragraph L of this Lease Agreement.

f.	Tenant or Tenant’s contractor submits to Landlord payment of the required construction security deposits and fees.

g.
Tenant submits to Landlord the names, addresses and phone numbers of the general contractor and all subcontractors, material suppliers, fixture suppliers and installers engaged in the construction of Tenant’s work.

h.
Tenant provides to Landlord a copy of each and every contract with any and all contractors, suppliers (if typically available), and providers (if typically available) and written acknowledgements in the form attached hereto as Form 1 from the general contractor, and from each subcontractor and material supplier providing in excess of Two Thousand Dollars ($2,000.00) in work or materials to the Premises, that such entity is not entitled to and will not assert a mechanic’s lien or any other interest in the Landlord’s fee interest in the Building/Park, and that such entity shall look solely to Tenant and Tenant’s interest in the Premises under this Lease for payment.

i.	Tenant or Tenant’s contractor provides to Landlord a copy of the contractor’s license for the state in which the Building is located.

j.	Tenant or Tenant’s contractor provides to Landlord a construction schedule showing anticipated beginning and completion dates of each phase of Tenant’s construction, including fixturing and stocking.

L.     INSURANCE

1.
Coverages. Tenant shall not permit its contractor(s) to commence any work until all required insurance has been obtained and certified copies of policies or certificates naming Tenant’s general contractor as the primary insured and naming Landlord as additional insured have been delivered to Landlord. Tenant shall secure, pay for and maintain or cause its contractor(s) to secure, pay for and maintain during the continuance of construction and fixturing work within the Premises the following insurance in the following amounts:

a.
Worker’s compensation insurance with limits in accordance with the statutory requirements of the state in which the work is being performed and employer’s liability insurance with limits of at least $500,000.00 per person, $500,000.00 per accident and $500,000.00 for occupational diseases (including “stop gap” and “all states” endorsements).

b.
Comprehensive commercial general liability insurance including contractor’s protective liability coverage, contractual liability coverage, explosion and collapse coverage, underground hazard coverage, and completed operations coverage insuring against bodily and personal injury and property damage in the combined single limit amount of not less than $1,000,000, $2,000,000 aggregate.

c.
Comprehensive automobile liability insurance with a non-owned and hired liability endorsement covering bodily injury and property damage in the combined single limit amount of not less than $1,000,000, $2,000,000 aggregate.

d.
Builders’ Risk Completed Value Form affording “all risks of physical loss or damage” on its work in the Premises as it relates to the building in which the Premises are located, naming the interests of Landlord, Tenant’s general contractor and all subcontractors as their respective interests may appear, within a radius of 100 feet of the Premises.

e.
Tenant agrees to indemnify, defend, and hold harmless Landlord, Landlord’s affiliates and its trustees, beneficiaries, partners, officers, agents and employees from and against all claims, liabilities, losses, damages, and expenses of whatever nature including those to the person and property of Tenant, its employees, agents, invitiees, licensees, and others arising out of or in conjunction with the performance of Tenant’s Work except to the extent same may arise out of Landlord’s or its trustees’, beneficiaries’, partners’, officers’, agents’ or employees’ direct negligence, it being understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in the substitution for same. All such policies shall be appropriately endorsed to name as additional insureds, Landlord and any other party so indicated by Landlord, for itself and other lenders as insured parties and to provide that Landlord shall be given thirty (30) days prior written notice of any alteration or termination of coverage.

2.
Compliance. The above-described insurance shall comply in all respects with the provisions contained in the Lease. Such insurance shall cover injury to persons and damage to property arising out of the construction activities and operations of Tenant, the Tenant’s General Contractor, the prime subcontractors or their respective subcontractors and material men or the employees of any of them.

3.
Scope. Such liability insurance shall insure the Tenant’s General Contractor and/or subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from its operations under the contract, whether such operations are performed by the general contractor, subcontractors, or any of their respective subcontractors or by anyone directly or indirectly employed by any of them.

M.    ADDITIONAL ITEMS/REQUIREMENTS

1.
Contractor Requirements. All contractors engaged by Tenant shall be bondable, licensed in the state where the Building is located, having good labor relations, capable of performing quality workmanship and working in harmony with other contractors and subcontractors on the job. Tenant’s Work shall be coordinated with Landlord’s general construction work, if any.

2.
Evidence of Payment Capability. If required by Landlord, Tenant shall furnish Landlord satisfactory evidence that it has funds or financing to cover its anticipated construction obligations before commencing, or from time to time thereafter before proceeding further, with such construction.

3.	Intentionally Omitted.

4.
Inspection. During the course of construction, Tenant’s Work shall be subject to inspection by Landlord. Tenant shall require its general contractor to cooperate with Landlord and to correct any deficiency noted by Landlord during construction. Prior to the installation of any ceiling or concrete floor-slab work in the Premises, Tenant’s contractor shall contact Landlord’s representative to arrange for an inspection of all work in the Premises. The Premises shall be inspected by Landlord for the purpose of determining the quality of the workmanship and adherence to Landlord approved drawings and the provisions of this Exhibit “B”. Landlord shall notify Tenant in writing of any unacceptable items and Tenant shall have thirty (30) days to complete such items. Landlord or Landlord’s agent shall, upon written notification to Tenant, complete any item still outstanding at the end of the thirty (30) day period.

5.	Warranties. Upon completion of Tenant’s Work, warranties (one [1] year minimum) on all work and equipment shall be assigned to Landlord by Tenant.

6.
Work Rules. Tenant or Tenant’s general contractor, shall not commence any work without checking in with Landlord’s representative and satisfying all requirements of Section II, paragraph K, of this Exhibit “B”. All work performed by Tenant during the term of the Lease shall be performed in accordance with this Lease Agreement, all Exhibits thereto, the Tenant Design Criteria and as directed by Landlord’s representative and shall be performed so as not to cause interference with other tenants and the operation of the Building/Park. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by Tenant’s Work. Construction equipment and materials are to be located in confined areas and truck traffic is to be routed in and from the site as directed by Landlord. Tenant shall require its General Contractor and all Subcontractors to comply with Landlord’s Construction Job Rules which shall be issued to Tenant’s General Contractor at the time of the per-construction meeting as described in Section II K.

7.	State Sales Tax. Contractor must provide evidence of payment of all applicable state Sales Tax at the completion of the project.

8.
Waste Storage. Tenants must store and contain all bi-products and waste within Tenant’s premises (to include grease, oils and all other potentially hazardous materials). No waste may accumulate for longer than a 24 hour period and must be legally disposed.

N.	TENANT CLOSE-OUT AND PROJECT COMPLETION

Upon completion of Tenant’s construction, Landlord will deliver to Tenant a project close out package. Tenant shall promptly and diligently complete all requirements and forms within thirty (30) days of receipt of close out package as set forth below. (See Section III of this Exhibit)

1.
Letter of Acceptance. Upon the completion of Tenant’s construction, fixturing, and satisfaction of the conditions set forth below, Landlord shall inspect the Premises, and if such Premises are acceptable, Landlord shall issue a Letter of Acceptance to Tenant. Tenant’s Work shall not be deemed to be in compliance with the terms of this Lease or Exhibits thereto until such Letter of Acceptance has been issued by Landlord to Tenant. The issuance of such a Letter of Acceptance shall be contingent upon all of the following:

a.
Tenant shall have satisfactorily completed the work to be performed by Tenant as required in this Lease Agreement and Exhibits thereto in accordance with the working drawings and specifications thereof, and as approved by Landlord.

b.
Tenant shall have furnished Landlord with final unconditional waivers of lien and contractor’s affidavits, substantially in the form attached hereto, from all parties performing labor or supplying equipment and/or materials in connection with Tenant’s Work, including Tenant’s architect. Such waivers and affidavits shall establish that all of said parties have been compensated in full, shall be in the form of sworn statements and “long form” affidavits, and shall establish that payment has been made for all labor and materials, all equipment and fixtures, all architectural and engineering fees and all other contractor services, and shall certify that all work has been performed in accordance with Landlord-approved plans and specifications. In addition, Tenant shall have furnished a Tenant affidavit substantially in the form of Form C attached hereto stating that Tenant has paid for all work performed and for all fixtures, equipment and materials supplied on its behalf. (See Section III for close out forms).

c.
Tenant shall submit to Landlord a cost breakdown attached hereto in the form of Form D, stating Tenant’s final and total construction costs, together with receipted invoices showing payment thereof, evidence of payment of any state Sales Tax, or such evidence of payment as is satisfactory to Landlord (see Section III).

d.	Tenant shall secure and deliver to Landlord a copy of a Certificate of Occupancy property issued by the governmental entity having jurisdiction.

e.	Tenant shall deliver to Landlord one (1) set of “as-built” construction drawings of the Premises.

f.	Tenant shall have reimbursed Landlord for the work and related items performed by Landlord within and for the Premises in accordance with the Lease, and this Exhibit B.

g.	Tenant shall furnish Landlord with an HVAC air balance report performed by an independent air-balancing contractor.

h.	Tenant shall have completed all Landlord required punch-list items as Landlord shall detail as part of Form E.

i.	Tenant shall have requested in writing to Landlord that a Letter of Acceptance be issued to Tenant.

O.	FAILURE TO PAY SUMS DUE LANDLORD

1.
Remedies. Should Tenant fail to timely pay the sums which are due Landlord, or should Tenant fail to pay Landlord or any of Landlord’s affiliates for any work performed by Landlord or such affiliate on Tenant’s behalf under this Exhibit, or as a contractor or subcontractor for Tenant, or otherwise, such failure shall constitute a breach of this Lease, subject to the applicable notice and cure periods and entitle Landlord to exercise any or all available remedies contained in the Lease.

2.	Interest. All sums which are required to be paid hereunder and which are not paid when due shall bear interest as and to the extent described in the Lease.

P.	GENERAL REQUIREMENTS

1.	Intentionally Omitted.

2.	Intentionally Omitted.

3.	OSHA. Tenant shall comply with all current provisions of the Occupational Safety and Health Act (OSHA), that may apply to Tenant’s operations.

4.
Environment. Tenant shall comply with the latest Environmental Protection Agency (EPA) requirements covering Tenant’s operations from the Premises. In addition, Tenant shall comply with all other existing or future City, County, State or Federal regulations or legislation regarding environmental hazards as such applies to Tenant’s operations.

5.	Intentionally Omitted.

6.
Exterior Conduit. Tenant shall not install conduit, pipes, wires or other lines of any type on any exterior portion of the Building/Park without Landlord written approval or as shown on the approved Tenant’s construction documents.

7.
Trash Removal. Landlord does not provide and is not responsible for Tenant’s construction or move-in trash removal. It is Tenant’s responsibility to contain and remove all construction debris, packaging and move-in debris from its Premises prior to opening. Unless other arrangements are approved in advance by Landlord, Tenant or Tenant’s contractor shall provide an open-top dumpster for the containment of Tenant’s construction and move in debris. Tenant is not to use the Building/Park dumpsters or trash receptacles at any time during its construction. Trash removal for Tenant’s construction shall be approved by and coordinated through the Landlord’s representative with all costs being Tenant’s responsibility. Trash accumulation will not be permitted overnight in the Premises, Common Area or truck dock areas. Tenant shall not allow excessive trash to accumulate within the Premises or allow any trash to accumulate in the Common Areas. The Premises and adjacent Common Areas must be “broom clean” at the end of each construction shift. Tenant shall pay any costs incurred by Landlord in removing Tenant or Tenant’s contractors trash from areas in and around the Premises (plus a 15% surcharge for overhead).

8.	Portable Bathroom. If applicable, Tenant’s contractor to provide, at their cost, a portable bathroom during the construction time period.

9.
Landlord’s Approval and Consent. Wherever Landlord’s approval or consent is required (or that of its Architect, Engineer or other agent or representative) under this Exhibit “B” (or any riders, attachments or exhibits hereto), such consent or approval shall not be unreasonably withheld, conditioned or delayed and shall be provided within ten (10) working days of Landlord’s receipt of request therefor.

III. FORMS (attached)

A.	PROJECT PRE-COMMENCEMENT FORMS

1.
FORM 1-CONTRACTOR’S ACKNOWLEDGEMENT: Each contractor and material supplier providing in excess of two thousand dollars ($2,000) in work or materials shall execute Form 1 prior to performing any work or supplying any materials.

B.	PROJECT CLOSE OUT FORMS

1.
Form A- General Contractor’s Lien Wavier and Affidavit: Must be completed and signed by Tenant’s General Contractor, notarized and returned to Landlord. Use of an alternative form must be approved by the Landlord.

2.
Form B- Subcontractors, Lower Tier Contractor and Material-Men Lien Wavier: Must be completed by each party who performed work or provided materials, valued in excess of $500.00. Follow same instructions per Form “A” above. (Tenant must make copies as required)

3.	Form C – Tenant’s Affidavit: Must be completed and signed by the appropriate officer of Tenant, notarized and returned to Landlord.

4.
Form D – Cost Breakdown: Must be completed and signed by the appropriate officer of Tenant and returned to Landlord along with copies of receipts showing payment, canceled checks or other evidence of payment.

5.
Form E – PUNCH LIST ITEMS: Tenant’s work will be inspected by the Landlord for the purpose of determining the quality of work done and the adherence to the plans approved by the Landlord. Items and comments pertaining to Landlord’s inspection will be forwarded to Tenant on Form E.

Approved as to form by	Approved as to form by
Landlord’s Representative	Tenant’s Representative
[SIGNATURE APPEARS HERE]	[SIGNATURE APPEARS HERE]
Date	Date

PROJECT CLOSE OUT
Property: Lone Peak Business Park

PROJECT PRE-COMMENCEMENT

FORM 1

CONTRACTOR’S ACKNOWLEDGMENT FORM

Owner Information	Contractor Information
Company
Name
230 East South Temple	Address
Salt Lake City, Utah 84111
Phone (801) 478-8000 Fax (801) 478-8001	Phone	Fax

	Tenant	Space #
Project Information:
Property

Contractor understands that as a condition of Tenant’s Lease, Contractor must have and maintain in force at all times valid policies of workers compensation insurance, comprehensive general liability insurance and comprehensive automobile liability insurance, providing certain coverage’s as detailed in the Lease.

Attached are current certificates from Contractor’s workers compensation, general liability insurance companies, and comprehensive automobile liability insurance, verifying that Contractor has the coverages required by the Lease.

Contractor acknowledges and agrees that it is not entitled to and will not assert a mechanic’s lien or any other interest in the Landlord’s fee interest in the Building/Park, and that Contractor shall look solely to Tenant and Tenant’s interest in the premises under the Lease for payment.

Name	Title	Date

Any questions regarding the completion or distribution of this form should be directed to:
The Landlord’s Representative . 230 East South Temple . Salt Lake City . Utah . 84111
Ph. (801) 478-8000 .    Fax(801) 478-8001

PROJECT CLOSE OUT
Property: Lone Peak Business Park

FORM A

GENERAL CONTRACTOR
AFFIDAVIT, LIEN WAIVER, WARRANTY, AND FINAL RELEASE OF CLAIMS

Owner Information		Contractor Information
Company Name

230 East South Temple		Address
Salt Lake City, Utah 84111
Phone (801) 478-8000	Fax (801) 478-8001	Phone	Fax

Project Information	Tenant	Space #
Property

KNOW ALL MEN BY THESE PRESENT that______________________ (the “General Contractor”), for and in consideration of the receipt of the sum of $_______________ by General Contractor from construction contract (the “Agreement”) between the parties dated the_________ day of________________, 200_____, hereby release and forever discharges the Tenant and Owner(s) collectively, and their respective successors, affiliates, agents, and assigns, and the property of any of them from all claims and demands whatsoever, including but not limited to lien rights, in any manner arising out of or related to said Agreement including labor performed and materials, supplies, equipment, and work furnished by or through General Contractor in connection with, or incidental to, the construction project indicated above.

In consideration of and for the purpose of inducing tenant to make the aforesaid final payment, General Contractor hereby represents, warrants, and agrees that: (1) all sums due or to become due and all debts, accounts, damages, obligations, claims, and demands of every nature and kind whatsoever in any manner arising out of or related to labor performed or materials, supplies, equipment, and work furnished in connection with, or incidental to, said construction have been paid and satisfied; (2) there are no unsettled claims for injuries to or death of any persons or damage to or destruction of property in any manner arising out of, or related to, the aforesaid construction performed on behalf of Tenant was done so and performed in strict accordance with plans and specifications as provided by Tenant and approved by the local governing jurisdiction, and stamped “Approved as Noted” by owner or its representative; and (3) it shall indemnify and hold harmless Tenant and Owner and their respective successors, affiliates, agents, and assigns from and against any claims, demands, liens, claims of liens, judgments, attachments, and costs related thereto, including attorney’s fees, in any manner arising out of, or related to, the aforesaid construction.

The undersigned does hereby further acknowledge that it has no claims or rights of lien of any kind or nature with respect to the Project or the Agreement against Tenant or Owner or their respective successors, affiliates, agents, and assigns, including their respective subsidiaries, general partners, lenders, and employees.

The provisions hereof shall inure to the benefit of and shall release and indemnify Tenant and Owner and their respective successors, affiliates, agents, and assigns, including without limitation, their respective subsidiaries, general partners, lenders and employees, as fully and completely as if each of said persons and entities were specifically named or referred to herein as Owner.

Name	Title	Date
A duly authorized and constituted agent and representative

Subscribed and sworn to before me	My Commission Expires

this_______ day of_________________200_______

Notary Public:

____________________________

Any questions regarding the completion or distribution of this form should be directed to:
The Landlord’s Representative . 230 East South Temple . Salt Lake City . Utah . 84111
Ph. (801) 478-8000 .    Fax(801) 478-8001

PROJECT CLOSEOUT

Property: Lone Peak Business Park

FORM B

SUBCONTRACTOR, LOWER-TIER SUBCONTRACTOR, OR MATERIAL MEN
LIEN WAIVER, WARRANTY, AND FINAL RELEASE OF CLAIMS

Owner Information:		Sub-Contractor/Supplier Information:
Company
Name

230 East South Temple		Address
Salt Lake City, Utah 84111
Phone (801) 478-8000	Fax (801) 478-8001	Phone	Fax

Project Information:	Tenant	Sapce #
Property

KNOW ALL MEN BY THESE PRESENT that ______________________ (the “Payee”), in consideration of the sum of $_______________ receipt of which is hereby acknowledged from______________________ (Contractor) and/or ______________________ collectively, (the Payor”), representing the final payment under that certain contract between Payer and Payee dated the _______ day of _______________ ,200____ (the “Contract”). Hereby releases and forever discharges Payer and Owner(s) collectively, and their respective successors, affiliates, agents, and assigns, and the property of any of them from all claims and demands whatsoever, including but not limited to lien rights, in any manner arising out of or related to said Contract or labor performed or materials, supplies, equipments, and work furnished by or through payee in connection with, or incidental to, the construction project indicate above.

In consideration of and for the purposes of inducing Payer to make the aforesaid final payment, Payee hereby represents, warrants, and agrees that: (1) all sums due or to become due and all debts, accounts, damages, obligations, claims, and demands of every nature and kind whatsoever in any manner arising out of or related to labor performed or incidental to, said construction have been paid and satisfied; (2) there are no unsettled claims for injuries to or death of any persons or damage to or destruction of property in any manner arising out of, or related to, the aforesaid construction; and (3) it shall indemnify and hold harmless Owner and Payer, and their respective successors, affiliates, agents, and assigns from and against any claims, demands, liens, claims of liens, judgments, attachments, and costs related thereto, including attorney’s fees, in any manner arising out of, or related to, the aforesaid construction.

The undersigned Payee does hereby further acknowledge that it has no claims or rights of lien of any kind or nature with respect to the Project or the Contract or any claims or rights against Owner or Payer, or their respective successors, affiliates, agents, and assigns.

The provisions hereof shall inure to the benefit of and shall release, indemnify, and otherwise apply to Owner and Payer, and their respective successors, affiliates, agents and assigns, including without limitations, their respective general partners, lenders, subsidiaries, and employees, as fully and completely as if each of said persons and entities were specifically named or referred to herein as Owner.

Name	Title	Date
A duly authorized and constituted agent and representative

Subscribed and sworn to before me

this_______ day of_________________200_______

Notary Public:

____________________________
My Commission Expires:

PROJECT CLOSEOUT
Project: Lone Peak Business Park

FORM C

Any questions regarding the completion or distribution of this form should be directed to:
The Landlord’s Representative . 230 East South Temple . Salt Lake City . Utah . 84111
Ph. (801) 478-8000 .    Fax(801) 478-8001

TENANT AFFIDAVIT

Owner Information:		Tenant Information:
Company
Name

230 East South Temple		Address
Salt Lake City, Utah 84111
Phone (801) 478-8000	Fax (801) 478-8001	Phone	Fax

Project Information:	Tenant	Sapce #
Property

The undersigned hereby certifies that the Tenant, has otherwise satisfied all obligations for all materials and equipment furnished, for all work, labor, and services performed, and for all known indebtedness and claims against the Tenant for damages arising in any manner in connection with the construction project indicated above, for which the Owner(s) collectively, and their respective successors, affiliates, agents, or their property might in any way be held responsible.

In addition, the Tenant hereby warrants that the improvements made and construction performed on behalf of the Tenant at the aforementioned location was done so and performed in strict accordance with plans and specifications as provided by the local governing jurisdiction and stamped “Approved as Noted” by Price Logistics Center Draper One, LLC.

Name	Title	Date
A duly authorized and constituted agent and representative

Subscribed and sworn to before me

this_______ day of_________________200_______

Notary Public:

____________________________
My Commission Expires:

Any questions regarding the completion or distribution of this form should be directed to:
The Landlord’s Representative . 230 East South Temple . Salt Lake City . Utah . 84111
Ph. (801) 478-8000 .    Fax(801) 478-8001

PROJECT CLOSEOUT
Project: Lone Peak Business Park

FORM D
COST BREAKDOWN

General Contractor Information:	Tenant Information:
Company
Name	d.b.a
Contract
Amount	Space #

GENERAL CONTRACT BREAKDOWN:

Amount:
Carpentry, Drywall, and Framing
Acoustical Ceilings
Plumbing
Mechanical
Electrical
Paint/Wall covering
Flooring

OTHER COSTS BORNE BY TENANT:

Signage
Store Fixtures
Architectural/Engineering Fees

TOTAL COST OF IMPROVEMENTS

I certify that the above amounts comprise the total and correct cost breakdown of “Tenant’s Work” as described in Exhibit B-1 (Tenant Allowance) to the Lease Agreement between Tenant and Landlord.

Name	Title	Date
A duly authorized and constituted agent and representative

Subscribed and sworn to before me

this_______ day of_________________200_______

Notary Public:

____________________________
My Commission Expires:

Any questions regarding the completion or distribution of this form should be directed to:
The Landlord’s Representative . 230 East South Temple . Salt Lake City . Utah . 84111
Ph. (801) 478-8000 .    Fax(801) 478-8001

Any questions regarding the completion or distribution of this form should be directed to:
The Landlord’s Representative . 230 East South Temple . Salt Lake City . Utah . 84111
Ph. (801) 478-8000 .    Fax(801) 478-8001

PROJECT CLOSEOUT

Project: Lone Peak Business Park
FORM E

PUNCH-LIST

Tenant Information:

d.b.a.                            Space #

Tenant space was inspected on __________________________and the following punch list items were noted. A follow-up inspection will be made within 30 days of his date to verify satisfactory completion of such items. Tenant shall insure that a copy of this punch list is received by Tenant’s contractor(s). Please retain a copy for your record.

I hereby certify that the above punch list item(s) have been completed or rectified to the Landlord’s satisfaction.

Name                    Title                    Date

The Landlord’s Authorized Representative

OCCUPANCY CHARGE SCHEDULE
ATTACHMENT VI.1
To be completed by Landlord’s Representatives

EXHIBIT “B-1”
TENANT ALLOWANCE
Notwithstanding anything to the contrary contained in this Exhibit “B-1” and Exhibit “B”, Landlord agrees to contribute to Tenant a tenant allowance in the amount of four hundred thousand dollars ($400,000.00) which sum shall apply towards the work to be done by Tenant as set forth in the Section of Exhibit “B” entitled “Tenant’s Work”, except that such sum shall not in any event apply towards Tenant’s trade fixtures, signs or architectural fees. Said sum is hereinafter referred to as the “Tenant Allowance”. Tenant’s current, good faith estimates assess the total cost of Tenant’s Work to be Four Hundred Thousand Dollars ($400,000.00). Once Tenant has bid or otherwise received reliable third party estimates for the cost of Tenant’s Work, Tenant will provide Landlord with a revised estimate. Notwithstanding the foregoing to the contrary, the Tenant Allowance set forth herein above, is amortized over the term of the lease at a rate of eight percent (8%). Such amortization is reflected in the Base Rent as shown in Section 1.1 of the Lease. Such Tenant Allowance shall be used for the construction of up to approximately six thousand square feet of office space, installation of Tenant’s required dock equipment, power distribution and lighting, all of which shall meet Landlord’s Standard Criteria. In no event shall Tenant utilize any of the Tenant Allowance for personal property, furniture, fixtures, equipment, moving expenses or any other item(s) beyond base building improvements, as described herein above. Provided Tenant provides written notice to Landlord of its completion of Tenant Improvements, any allowance dollars which are unused by Tenant within 12 months from the date of lease execution shall be credited dollar for dollar, including the eight percent (8%) amortized interest rate, in the form of free rent.
Additional Items/Requirements.

1.
Contractor Requirements. All contractors engaged by Tenant shall be State of Utah licensed contractors, having good labor relations, capable of performing quality workmanship and working in harmony with other contractors and subcontractors on the job. Tenant shall coordinate Tenant’s work with Landlord’s general construction work. All of Tenant’s contractors and subcontractors shall be under written obligation to comply with the provisions of Article 7 of the Lease. All of Tenant’s contractors, subcontractors, and material suppliers providing in excess of Two Thousand Dollars ($2,000.00) in work or materials to the Premises shall, prior to providing any work or material to the Premises, provide Landlord with a written acknowledgment in the form attached hereto as “Contractor’s Acknowledgement” that such entity is and shall not be entitled to and will not assert a mechanic’s lien or any other interest in the Landlord’s fee interest in the Park and that such entity will look solely to Tenant and Tenant’s interest in the Premises under this Lease for payment.

2.    [Intentionally deleted]

3.
Tenant Work By Landlord. Landlord shall have the right to perform on behalf of and for the account of Tenant, subject to prompt reimbursement by Tenant, any of Tenant’s work which Landlord determines shall be so performed. Such work shall be limited only to work which Landlord reasonably believes is required because of an emergency situation, to work pertaining to structural components or requiring roof penetrations, and to work which pertains to the general utility systems for the Business Park. Reimbursement shall also be limited to the reasonable costs incurred in performing the work.

4.
Inspection. During the course of construction, Tenant’s Work shall be subject to the inspection and approval by Landlord and Landlord’s Architect. Tenant shall require its general contractor to cooperate with Landlord and to correct any deficiency noted by Landlord during construction. Upon completion of Tenant’s Work, the Premises shall be inspected by Landlord for the purpose of determining the quality of the workmanship and adherence to Landlord approved drawings and the provisions of this Exhibit “B-1” and Exhibit “B”. Landlord shall notify Tenant in writing of any unacceptable items and Tenant shall have thirty (30) days to complete such items.

Landlord or Landlord’s agent shall, upon written notification to Tenant, complete any item still outstanding at the end of the thirty (30) day period.
[Intentionally Deleted]

5.
Work Rules. Tenant shall insure that its contractor(s) shall not commence work without checking in with Landlord’s on-site representative, holds a pre-construction meeting, provides a copy of the building permit, its State contractors license number, and certificate of insurance and executes an Acceptance of Premises form. All work performed by Tenant during the term of the Lease shall be performed so as to cause a minimum of interference with other tenants and the operation of the Park. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by Tenant’s Work and to police the same properly. Construction equipment and materials are to be located in confined areas and truck traffic is to be routed in and from the site as directed by Landlord so as not to burden the construction or operation of the Park. In addition to the foregoing, Tenant shall require its General Contractor and all subcontractors to comply with Landlord’s Construction Work Rules [Please forward as soon as possible so they can be provided to Tenant’s design team] which shall be issued to Tenant’s General Contractor at the time of the project check-in and its acceptance of Premises. Such Work Rules will generally describe, but not be limited to, access, hours of work, trash removal, conduct of workers, parking, material delivery, storage of material, etc.

6.
Pay Applications. Tenant shall forward to Landlord copies of each and every pay application (“Certified Pay Application”) received by Tenant respecting Tenant’s Work on a monthly basis until the Tenant Allowance has been fully expended. All such pay applications shall be certified by Tenant’s architect.

7.    Procedures and schedules for the construction of the Premises by Tenant.
A.    Commencement of Construction. Tenant agrees that once commenced, such work shall thereafter be diligently prosecuted to completion.
B.    Commencement Requirements. Tenant shall submit to Landlord, prior to the commencement of construction the following information and items:
a.    The names, addresses, and phone numbers, of the general contractor and all the subcontractors and material suppliers, including fixture suppliers, and installers, engaged in the construction of Tenant’s Work.
b.    The actual commencement date of construction and the estimated date of completion of Tenant’s Work, including its fixturing and stocking.
c.    Evidence that all required building, connection fees, impact fees and other related permits in connection with the construction and completion of Tenant’s Work have been obtained and paid for by Tenant.
d.    Certificates of Insurance as required in the Lease and elsewhere in Exhibit “B” and this Exhibit “B-1”.
e.    Tenant provides to Landlord a copy of each and every contract with any and all contractors, suppliers (if typically available), and providers (if typically available) and written acknowledgments in the form attached hereto as Form 1 from the general contractor, and form each subcontractor and material supplier Providing in excess of Two Thousand Dollars ($2,000.00) in work or materials to the Premises, that such entity is not entitled to and will not assert a mechanic’s lien or any other interest in the Landlord’s fee interest in the Building/Park, and that such entity shall look solely to Tenant and Tenant’s interest in the Premises under this Lease for payment. [Taken from Exhibit B, Section II, K(h)

2

8.
Changes. Any material changes, modifications or alterations to Tenant’s Work or to Tenant’s drawings which are proposed by Tenant or which are requested or made by Tenant, shall be reviewed by Landlord or its Architect/Engineer. No material changes, modifications or alterations to Landlord’s Work or to Tenant’s previous approved drawings shall be made without the written consent of Landlord. Tenant shall provide Landlord with copies of any change orders in excess of Five Thousand Dollars ($5,000.00) prior to the work set forth in such change order being commenced and Landlord shall complete and notify Tenant of its review within five (5) working days of Landlord’s receipt.

9.
The Tenant Allowance shall be paid by Landlord to Tenant in a single payment upon (i) the performance by Tenant of all of its obligations pursuant to the Exhibit “B”, and (ii) the occurrence of each of the following conditions:

(a)    The filing of a Notice of Completion and the expiration of applicable lien periods, provided that no mechanics’ or materialmens’ liens are asserted or filed within such lien period; or in the alternative, presentation to Landlord of full and complete releases of mechanics’, materialmens’ and laborers’ liens respecting Tenant’s Work;
(b)    Issuance of final Certificate of Occupancy with respect to the Premises by the City in which the Park is located;
(c)    Delivery to Landlord not later than thirty (30) days after completion of Tenant’s Work as described in this Exhibit “B-1” and Exhibit “B” a written statement of the cost breakdown and a copy of the general contract for the performance of Tenant’s Work. Such cost breakdown shall be certified to be correct by Tenant or by the managing general partner of Tenant if Tenant is a partnership or by the President or a Vice President of Tenant if Tenant is a corporation;
(d)    Tenant is current with all obligations under the Lease or under this Exhibit “B-1” and Exhibit “B”; and
(e)    Delivery to Landlord of a certificate of Tenant’s architect certifying that Tenant’s Work has been completed in accordance with plans and specifications approved by Landlord and certifying the correctness of the final billing of Tenant’s contractor to Tenant;
(f)    Delivery to Landlord no later than thirty (30) days after completion of Tenant’s work as described in this Exhibit “B-1” and Exhibit “B” of a notarized statement certifying that Tenant’s obligations for all materials and equipment furnished for all work, labor and services performed have been satisfied which shall include a statement certifying that all known indebtedness and claims against the Tenant for damages arising in any manner in connection with the construction of the Premises have been satisfied; and
(g)    Tenant has completed to Landlord’s reasonable satisfaction (i) those items specifically found by Landlord (or its architect, engineer, or other representative) or any governmental building inspector, to be (A) incomplete or of unacceptable workmanship, (B) deficient because of inadequate or inferior materials, or (C) not in compliance with the approved plans and specifications and (ii) any other “punch list” items.
10.    Landlord’s Approval and Consent. Wherever Landlord’s approval or consent is required (or that of its Architect, Engineer or other agent or representative) under this Exhibit “B-1” (or any riders, attachments or exhibits hereto), such consent or approval shall not be unreasonably withheld, conditioned or delayed and shall be provided within five (5) working days of Landlord’s receipt of request therefore.

Approved as to form by Landlord’s Representative [Signature appears here]	Approved as to form by Tenant’s Representative [Signature appears here]

Date 8/18/09	Date August 20, 2009

CONTRACTOR’S ACKNOWLEDGMENT

To:

From:      (“Contractor”)

3

RE:	Lease by (“Tenant”) of Premises at (“Park”)

1.
Contractor understands that as a condition of Tenant’s Lease, Contractor must have and maintain in force at all times valid policies of workers compensation insurance, comprehensive general liability insurance and comprehensive automobile liability insurance, providing certain coverages as detailed in the Lease.

2.
Attached are current certificates from Contractor’s workers compensation, general liability insurance companies, and comprehensive automobile liability insurance, which show that Contractor has the coverages required by the Lease.

3.
Contractor acknowledges and agrees that it is not entitled to and will not assert a mechanic’s lien or any other interest in the Landlord’s fee interest in the Park, and that Contractor shall look solely to Tenant and Tenant’s interest in the Premises under the Lease for payment.

Date:
Contractor

4

EXHIBIT “C”
RULES, REGULATIONS AND RESTRICTIVE COVENANTS
LONE PEAK BUSINESS PARK
The Lease authorizes the Landlord to adopt reasonable rules and regulations for the Premises, Building and the Park. Failure to comply with such rules and regulations constitutes an event of default under the Lease beyond any applicable notice and cure period and so long as same is not inconsistent with the terms and conditions of the Lease. The following rules and regulations have been adopted and shall be binding upon Tenant, its employees, agents, contractors, invitees, licensees, customers, guests and visitors:

1.
For purposes hereof, the terms “Landlord,” “Tenant,” “Building,” “Park,” and “Premises” are defined in the Lease to which these Rules and Regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its commercially reasonable efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant. The term “Building” shall include the Premises, any obligations of Tenant hereunder with regard to the Building shall apply with equal force to the Premises and to other parts of the Building.

2.    Intentionally Omitted

3.
Tenant shall comply with and use its commercially reasonable efforts to cause all persons and vehicles serving or making deliveries to Tenant to use the service areas and facilities provided by Landlord in accordance with any and all rules and regulations governing the use of truck or vehicle access, parking, loading and unloading, deliveries, and permissible hours and places therefor, as the same may be from time to time reasonably established, modified, or amended by Landlord.

4.	Tenant shall comply with all rules, orders, regulations and requirements of the governing Fire Department, the applicable Fire Rating Bureau, or any other similar body.

5.
The Building shall be maintained as a “smoke free” environment. No smoking shall be permitted anywhere within the Building including, without limitation, any corridors, hallways, entry ways, restrooms, elevators, stairwells of the Building. Landlord may, but shall not be obligated to, post “no smoking” signs at various locations on the exterior of the Building. Tenant shall be responsible to assure that there is no smoking in the Building by its employees, and make reasonable efforts to assure that there is no smoking by its agents, contractors, and licensees.

6.	All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in such a way as to absorb or prevent any vibration, noise, or annoyance.

7.
Tenant shall be permitted to go upon the roof of the Building to perform maintenance and repairs without prior written consent of Landlord, but with prior notice to Landlord (which notice may be oral), except in the event of an emergency when no prior notice is required.

8.	Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided therefor.
9.    Intentionally Omitted.

10.
Tenant shall use the Common Areas only as a means of ingress and egress. Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, shall be detrimental to the safety, character, reputation or interest of the Park and its tenants.

11.
Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags, toxic materials or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or outlets or otherwise. If Tenant or Tenant’s servants, employees, agents contractors, jobbers or licensees cause damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant’s expense and Landlord shall not be responsible therefor.

12.
Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant and Tenant’s sole cost and expense. Tenant shall refer all contractors’ representatives, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the Premises to Landlord for Landlord’s approval before performance of any such service as and to the extent required by the Lease. The provisions of this paragraph shall apply to all work performed in the Building, including without limitation installation of telephones, transmission lines, equipment, electrical devices and attachments and installations of any nature any other portion of the Building. Plans and specifications for such work, prepared at Tenants’ sole expense, shall be submitted to Landlord and shall be subject to Landlord’s prior written approval in each instance before the commencement of work as and to the extent required by the Lease. All installations, alterations and additions shall be constructed by Tenant in a good and workmanlike manner and good grades of materials shall be used in connection therewith as provided in the Lease. The means by which telephone, transmission lines and similar wires are to be introduced to the Premises and the location of telephone, servers, call boxes, and other office equipment affixed to the Premises shall be subject to prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed.

13.
Landlord shall have the right to prohibit any publicity, advertising or use of the name of the Park by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Park, and upon written notice from Landlord, Tenant shall refrain from or discontinue any such publicity, advertising or use of the Park name.

14.
Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety or lighting systems. No heating, ventilating, air conditioning, electrical, or other equipment shall be installed on the roof of any building or structure unless the same is installed in a manner which shall have first been approved in writing by Landlord and, if required by code, properly screened.

15.
Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, except as provided in the Lease. Tenant shall not interfere with radio or television broadcasting or wireless communications or reception, from or in the Building or elsewhere in the Park.

16.
Employees or agents of Landlord shall not contract with nor render free or paid services to Tenant or Tenant’s servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord’s employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

17.
No land or buildings within the Park shall be used so as to permit the keeping of articles, goods or materials in the open or exposed to public view. No storage units, buildings, huts, etc. are permitted outside of the Building. No overnight storage of pallets, shipping materials, boxes or other materials shall be allowed within the Park. Landlord reserves the right to remove any materials prohibited hereunder at Tenant’s expense.

18.	No storage of vehicles shall be allowed other than those directly used in the operation of normal business.

19.	No maintenance or repairs of vehicles shall be allowed in any Common Area or areas reserved for customer or employee parking.

20.
Tenant shall not leave vehicles in the customer/office parking areas overnight nor park any vehicles in the customer/office parking areas other than automobiles, motorcycles, bicycles or light (four wheeled) trucks. All other vans, trucks, tractors, semi-trailers and delivery vehicles must be parked in the rear of the Building in the truck court areas. There shall be no parking of any vehicles in the Common Areas.

21.
No Common Areas or areas reserved for customer or employee parking shall be used for motorcycle traffic or off highway vehicles similar to mini-bikes, motorcycles, dune buggies, snowmobiles or any other vehicle not normally used on streets, or subject to regulated legal registration.

22.
Tenant shall not use, or permit any other person to use the Premises or any part thereof, or adjacent sidewalks or common areas for conducting thereon a second hand store or any auction, distress, fire, bankruptcy, moving, liquidation or going out of business sale.

23.
No portion of the Park shall be used to distribute handbills, circulars or other political, charitable or similar material or to seek members for any organization, or to solicit contributions, or for lodging purposes, or for any parade or demonstration or other conduct which may tend to interfere with or impede the use of the Common Areas by Landlord or other tenants of the Park, or their respective employees, customers or invitees.

24.
Tenant shall not produce, release, use, store, transport, handle or dispose of any Hazardous Material within the Park or otherwise knowingly permit the presence of any Hazardous Material on, under or about the Park, except in accordance with all Environmental Laws and as provided in the Lease. Tenant shall immediately notify the Landlord if Tenant acquires knowledge that Tenant is in breach of any of the Environmental Laws. In the event Tenant shall breach the foregoing prohibition, Landlord shall have the right, but not the obligation, to cure Tenant’s failure in that regard after Landlord shall have given Tenant reasonable notice and an opportunity to cure such failure as and to the extent provided in the Lease. If Tenant’s acts or omissions shall give rise to a violation of this section, then Tenant shall indemnify, defend, hold harmless and protect the Landlord from any and all Environmental Damages arising from such violation as and to the extent provided in the Lease. Nothing contained in this section shall be deemed a limitation on, or a waiver of, any rights or remedies available to Landlord. As used in this section, the term “Hazardous Material” means any hazardous substance, pollutant, or contaminant regulated under any applicable Environmental Laws. As used in this section, the term “Environmental Laws” means all federal, state, regional, county, municipal, or other local laws, regulations, and ordinances regulating any substance, waste or material determined by any environmental authority or agency to be capable of imposing a risk of injury to health, safety or property. As used in this section, the term “Environmental Damages” means all claims, demands, orders, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any claim related to Environmental Laws, whether or not such claim is ultimately defeated, a good faith settlement or judgement, and attorneys’ fees, including without limitation, damages for personal injury, injury to property or natural resources, and consultant and contractor fees.

25.
Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such rules and regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Building.

26.	No portion of the Premises may be occupied by any of the following uses:

(1)	Residential purposes except for the dwelling of watchmen or other employees attached to a particular enterprise authorized in the area.

(2)	Exterior storage in bulk of any junk, wrecked autos or materials of any nature in or adjacent to the Premises.

(3)
No portion of the Premises or any building or structure thereon at any time shall be used for the manufacture, storage, distribution, or sale of any products or items which shall increase the fire hazard of adjoining property; or for any business which constitutes a nuisance or causes the emission of odors of a gas injurious to products manufactured or stored on adjoining property or which emit undue noise or for any purpose which will injure the reputation of the Premises or the neighboring property or for any use which is in violation of any of the laws of Draper City or the State of Utah.

27.
Sign Criteria has been established for the purpose of assuring an outstanding development and for the mutual benefit of all property owners. Signs installed as nonconforming or unapproved must be brought into conformance at the expense of Tenant. All signage must be repaired immediately when damaged. No Banner or other advertising signage will be allowed on the Premises unless approved in advance in writing by Landlord.

28.
Each Tenant is provided with a dumpster area. All waste, garbage, cardboard, and rubbish materials shall be disposed of in a Tenant supplied dumpster to be located in Landlord designed dumpster area. Tenant will contract with a licensed waste disposal contractor and dispose of all waste materials. Tenant will remove and dispose of waste materials as frequently as necessary to maintain a clean dumpster area.

29.
Trucks and tractor-trailers must be parked in Loading Dock areas adjacent to Tenant’s Premise. The Landlord will consider, on a case by case basis, alternative and/or additional parking areas for Tenants.

30.	All roof top equipment and exterior roof top mechanical equipment will be set back at least eighteen (18) feet from parapet wall.

31.
If a court of competent jurisdiction should hold any provision of this instrument, or the application thereof to any person or circumstance, to be invalid, void or illegal, the remaining provisions hereof and the application of such provision to any person or circumstance other than those as to which it is held to be invalid, void or illegal, shall nevertheless remain in full force and effect to the maximum extent permitted by law and shall not be affected thereby.

32.
Landlord reserves the right at any time to change or rescind anyone or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s reasonable judgment, may be necessary or helpful for the management, safety or cleanliness of the Premises, Building or Park; the preservation of good order; or the convenience of occupants and Tenants of the Building generally. Landlord will notify Tenant of said change. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of the Premises. Landlord agrees to enforce these Rules and Regulations in a non-discriminatory manner.

Landlord’s Signature : [Signature Appears Here]	Date

J. Steven Price, Manager
Tenant’s Signature : [Signature Appears Here]	Date August 20, 2009

EXHIBIT “D”
SIGN CRITERIA
Lone Peak Business Park
Office/Warehouse
GENERAL REQUIREMENTS

1.
The purpose of these criteria is to establish a unified sign program and the standards necessary to insure coordinated proportional exposure for all Tenants. Conformance shall be strictly enforced and the Tenant shall remove any non-conforming signs.

2.
No signage, lettering or graphics will be permitted except as expressly allowed by these sign criteria. Without limiting the general statement in any way, signage will be permitted only as provided for in the Allowable Signage section below. In no case will signage be permitted on the roof, exterior walls, overhead doors, dock high doors, columns, or service doors, nor shall any freestanding monument, parking lot or pole sign be permitted - other than Landlord-provided tenant directory. Notwithstanding the foregoing, Tenant shall be entitled to place on and about the Premises or Tenant’s parking area directional, way-finding, parking, identification and similar signs relating to Tenant’s operations at the Premises without Landlord’s consent so long as same comply with all applicable legal requirements and Exhibit “D”

3.
Tenant shall submit to the Landlord for approval four (4) copies of a detailed shop drawing of all proposed signage in conformance with these criteria. Each submittal shall include, but not be limited to, pertinent dimensions, installation details and color call-outs. The Landlord must approve sign contractors prior to any design work or fabrication.

4.
Styles or Tenant logos are encouraged and may be permitted subject to approval by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s design approval will be based upon compatibility with storefront design, and with regard for the character intended of the overall Business Park.

5.	Tenant shall submit Landlord-approved drawings to all agencies requiring approval, and shall pay for required permits.

6.
Tenant will be responsible for supplying Landlord with copy of sign permit prior to sign installation. Tenant shall pay for all signs, their installation maintenance, removal, and after removal, restoration of the sign surface to a new and “as-built” condition.

7.
All signs will be of excellent quality and workmanship. Work will be performed by contractor licensed to do business in Utah. Landlord reserves the right to reject any work reasonably determined to be of substandard quality. This applies to manufacturing and installation of all signs. Tenant will be fully responsible for the actions of Tenant’s sign contractor. The sign company will carry workers compensation and public liability insurance in an amount required by Landlord. No sign manufacturers’ names or logos are allowed on sign/display.

8.	All signs and their installation must comply with the Draper City Sign Ordinance, as well as local building and electrical codes.

9.
Signs built and/or installed without Landlord or governmental approvals and permit, or contrary to corrections made by Landlord or any governmental entity, will be altered to conform to these standards at Tenant’s expense. If Tenant’s sign has not been brought into conformance within fifteen (15) days after written notice from Landlord, Landlord shall have the right to remove and/or correct said sign at the expense of Tenant.

10.
Within five (5) days of vacating the premises, Tenant will remove all signage and repair all surfaces in accordance with Landlord’s standards and to the condition when Premises was leased. If Tenant has not removed the sign and repaired the fascia to Landlord’s satisfaction, Landlord may exercise any of the right and remedies as set forth in the lease.

11.
Banners, advertising placards, pennants, posters, promotional or seasonal signage, temporary fixtures for the display of goods or merchandise, or other descriptive material are not permitted and shall not be affixed or maintained upon the first or second surface of the store front windows, the entrance door, the exterior walls, canopy signage area, or Common Areas.

Grand Opening banners and promotional banners or signage are permitted with the Landlords prior written permission. Banners, signage, location, method of attachment and duration of display must he approved in writing by the Landlord.

12.	Permanent advertising devices such as attraction boards, posters, cardboard signs, stickers/decals, banners and flags will not be permitted.

13.
All Tenant signs installed in the Tenant I.D. signage area (above canopy) will be vertically and horizontally centered within the fascia band fronting the Premises. No projections above or below designated sign area will be permitted.

14.
All signs will bear the Underwriters Laboratories (U.L.) label. U.L. labels must be placed on top of the sign and no portion of the labels shall be seen from below. Manufacturer’s labels and logos are not allowed on the sign.

ALLOWABLE SIGNAGE AREAS (see attached Diagram, DW-1)

1.
Tenant I.D. Sign Area (Above Canopy). Tenant will provide its own I.D. sign. Tenant I.D. signs will be individual, non-illuminated, ½” thick laser cut aluminum letters & logo. Each letter will be 12” high, painted automotive finish, semi-gloss black and mounted with minimal non-corrosive studs and silicone. Were the tenants name and logo are too long to fit within the signage area, due to the 12” letter height, the Landlord will work with Tenant to make accommodations to the letter height. Signage is limited to Tenant name and logo only.

2.
Tenant Directory (if existing). Landlord will include Tenant in the Tenant Directories in the Park located north of the canal. Tenant will install and pay the cost of an identification sign on the Tenant Directory, which will be maintained by the Landlord. Signage is limited to Tenant’s name and logo only.

3.
Window Graphics. Tenant may also apply silver vinyl signage on front entry door and main entrance windows. These signs will be limited to first surface (outside of window) and be limited to Tenant’s name, logo, address numerals, and business hours of operation. Location of signage on main entrance windows must be approved in writing by the Landlord prior to installation.

4.
Loading Dock Service/Man Door. Each Tenant has a rear entry service door and may have, as approved by Landlord, uniformly applied silver colored vinyl, three inch (3”) high letters and logo, centered on door, with Tenants name and logo. Tenant will maintain letters in a new condition and remove when premise is vacated and repair and repaint door if necessary.

5.
Loading Dock Overhead Door. Tenant may install numbers or other identification relating to its warehouse management system above each overhead door. No additional signage will be permitted on or above overhead doors without Landlord’s consent, not to be unreasonably withheld, conditioned or delayed.

SIGN INSTALLATION

1.	Each letter and logo will be attached flush to the wall within the signage area. A combination of pins and adhesive will be permitted.

2.
Where a tenant is the sole occupant of any building over 50,000 sf, tenant may use signage painted directly to exterior tilt panel. Tenant is responsible for patching, repairing, painting, and cleaning the sign band area to a like-new and “as-built” condition and must remove all evidence of the prior signs existence. When re-painting the signage area, the paint must match the existing color and wall and will be re-painted from score joint to score joint. If the location is not bordered by score joints, the entire tilt panel must be re-painted to match the existing color(s).

3.
When removing signage in the Tenant I.D. Sign Area (above canopy), Tenant is responsible for patching, repairing, painting, and cleaning the sign band area to a like-new and “as-built” condition and must remove all evidence of the prior signs existence. When re-painting the signage area, the paint must match the existing color and wall and will be re-painted from score joint to score joint. If the location is not bordered by score joints, the entire tilt panel must be re-painted to match the existing color(s).

2

4.
All signs, permits and related electrical hookup and installation costs shall be Tenant’s responsibility. Tenant shall repair any damage to the Premises caused by the work of Tenant’s sign contractor. All signs must conform to any applicable EPA requirements or other governmental regulations.

5.
Sign installers shall be licensed sign contractors in accordance with the regulations of all applicable governmental agencies. Sign installers shall obtain all required permits prior to fabrication and installation of signage.

6.	All signage must be installed no later than the date Tenant opens for business.
PROHIBITED SIGNS. The following types of signs or sign components are prohibited:

1.	Animated, flashing, audible or revolving signs, or signs emitting smoke, odors or other material.

2.	Window signage, other than that specifically outlined under the Window Graphics criteria.

3.	No exposed conduits, wires, housings, transformers, lamps, tubing, crossover, or fastening clips will be permitted.

4.	Painted lettering, mass manufactured temporary signage, or window signage other than specifically outlined in Allowable Signage Areas - window graphics.

Approved by Tenant: [Signature Appears Here]	Date:

Approved by Landlord: [Signature Appears Here]	Date:

Approved as to form Landlord’s Representative: [Signature Appears Here]	Date:

3

EXHIBIT “E”

DECLARATION OF COVENANTS, CONDITIONS AND
RESTRICTIONS FOR LONE PEAK BUSINESS PARK

AFTER RECORDING RETURN TO:
David J. Castleton
Blackburn & Stoll, LC
257 East 200 South, #800
Salt Lake City, Utah 84111

DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS
FOR LONE PEAK BUSINESS PARK

THIS DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS (the “Declaration”) is made this      day of          2009, by PRICE LOGISTICS CENTER DRAPER, LLC, a Utah limited liability company, PRICE LOGISTICS CENTER DRAPER ONE, LLC, a Utah limited liability company, PRICE LONE PEAK WEST, LLC, a Utah limited liability company, PRICE LONE PEAK RETAIL, LLC, a Utah limited liability company, and PRICE LONE PEAK COMPANY, LLC, a Utah limited liability company (hereinafter individually referred to as “Grantor” and collectively referred to as “Grantors”).

WITNESSETH:

A.    Whereas, Grantors are the fee simple owners of certain real property commonly known and identified as Lone Peak Business Park, Salt Lake County, Utah, as more particularly described on Schedule A attached hereto (hereinafter defined as the “Property”);

B.    Whereas, Grantors intend to own and develop portions of the Property and/or to convey portions of the Property to other persons or entities for development, all in accordance with certain covenants, agreements, easements, conditions and restrictions as are contained in this Declaration (together the “Protective Covenants”) pertaining to the ownership and development of the Property;

C.    Whereas, Grantors are desirous of subjecting the Property to the Protective Covenants hereinafter set forth, each and all of which is and are for the benefit of said Property and for the Grantors and each subsequent owner and occupant of any portion of the Property; and

D.    Whereas, Grantors have deemed it advisable that they should create a Committee (the “Committee”), consisting of representatives chosen by the Grantors until such time as the earlier of 40 years from the date hereof or the sale by Grantors of 95 % or more of the overall acreage of the Property, which Committee shall have overall responsibility for implementation and enforcement of such Protective Covenants by declaring itself the entity to provide for the power of, and responsibility for, administering the terms of the Protective Covenants by approving the prospective plans of an owner to develop portions of the Property and for appointing a Management Company to maintain and repair all common areas and equipment located on the Property.

DECLARATION:

NOW, THEREFORE, Grantors do hereby proclaim, publish and declare that the Property is and shall be held, owned, transferred, sold, conveyed, hypothecated, leased, subleased, occupied and improved in accordance with and subject to the Protective Covenants hereinafter set forth, which Protective Covenants shall run with the land and be binding upon the Grantors and upon all parties having or acquiring any right, title or interest in and to any part of the Property, and shall inure to the benefit of each and every owner or owners of all or any part of the Property.

ARTICLE 1
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Declaration, the following words, unless the context otherwise requires, shall have the following meanings:

“Affiliate” shall mean, when used with reference to a specified person or entity, any person that directly or indirectly controls, is controlled by or is under common control with the specified person or entity.

“Back of Curb” shall mean the farthest edge of a Street curb adjacent to a Street, which in some cases will be ten (10) feet from the boundary line of a Building Site depending upon applicable governmental regulation.

“Building” shall mean and include, but not be limited to, any structure built for permanent use on a Building Site, and all projections or extensions thereof, including but not limited to garages, outside platforms and docks, storage tanks, carports, canopies, enclosed malls and porches, sheds, tents, mailboxes, radios or TV antenna, fences, signboards or any other temporary or permanent improvement to such Building Site.

“Building Site” shall mean a tract of real property, or any subdivision thereof, within the Property that may as allowed by this Declaration and existing and applicable zoning and land use regulations, have built thereon a building or buildings. If fee simple title to two (2) or more adjacent Building Sites, as defined hereinabove, is acquired by the same Owner, such commonly owned Building Sites may, at the option of said Owner, be combined and treated as a single Building Site for the purposes of this Declaration, provided that the location of the Improvements on such combined Building Site shall be subject to the-prior written approval of the Committee.

“Committee” shall mean the committee created pursuant to the terms of Article IX hereof to perform the various tasks set forth under the terms of this Declaration.
“Declaration” shall mean this Declaration of Covenants, Conditions and Restrictions, together with all of the provisions provided herein, which shall be recorded in the office of the

Salt Lake County Recorder, State of Utah, as the same may from time to time be supplemented or amended in the manner described herein.

“Deed” shall mean any deed, assignment, lease or other instrument conveying fee title or a leasehold interest in any part of the Property.

“Grantors” shall mean the entities described in the first paragraph of this Declaration, or their successors or assigns.

“Improvements” shall mean and include, but not be limited to, Buildings, out buildings, driveways, exterior lighting, fences, landscaping, lawns, loading areas, parking areas, railroad trackage, retaining walls, roads, screening walls, Signs, utilities, and walkways located on a Building Site.

“Landscaping” shall mean a space of ground covered with lawn and/or ground cover, combined with shrubbery, trees and the like, which may be complemented with earth berms, masonry or similar materials.

“Lawn” Shall mean a space of ground covered principally with grass.

“Management Company” shall mean such person or entity designated by the Committee from time to time to maintain and repair all common areas and equipment located on the Property pursuant to Article VI hereof. The Management Company may include an Affiliate of the Committee or any of the Grantors.

“Occupant” and/or “Tenant”,which may be referred to interchangeably, shall mean a person or entity, including but not limited to a corporation, joint venture, partnership, limited liability company, trust, or unincorporated organization or association, that, through receipt of a Deed or otherwise, has purchased, leased, rented or has otherwise legally acquired the right to occupy and use a Building, Building Site or any portion of any Building or Building Site, whether or not such right is exercised.

“Owner” shall mean a person or entity, including but not limited to a corporation, joint venture, partnership, limited liability company, trust, or unincorporated organization or association, that is the record owner of any fee simple estate, or that has an equity of redemption, in all or any portion of the Building Site.

“Property” shall mean the property described in the first Whereas clause above and as more fully described on Exhibit A attached hereto.

“Protective Covenants” shall have the meaning as set forth in the second Whereas clause of this Declaration.

“Sign” shall mean and include every advertising message, announcement, declaration, demonstration, display, illustration, insignia, surface or space erected or maintained in view of the observer thereof for the identification, advertisement, or promotion of the interests of any person, entity, product or service. The term “Sign” shall also include the sign structure, supports, lighting systems and any attachments, ornaments or other features used to draw the attention of observers. This definition does not include any flag, badge, or ensign of any government or governmental agency erected for and used to identify said government or governmental agency.

“Street” shall mean any public or private street or highway, whether presently constructed, dedicated by plat map or contemplated in the future, under a site plan approved by any public authority.

ARTICLE II
PURPOSES OF DECLARATION; MUTUALITY OF BENEFITS AND OBLIGATIONS

2.1    Purposes. The purposes of this Declaration are:
(a)    to insure proper use and appropriate, adequate and reasonable development of the Property and each Building Site located thereon;
(b)    to preserve and enhance the value to each Owner and Occupant of all Buildings and Building Sites;
(c)    to protect against the erection of Improvements constructed of improper, unsuitable or undesirable material;
(d)    to encourage the construction and maintenance of attractive, permanent Improvements that are compatible and harmonious as to appearance, function and location with Improvements situated on or planned for other Building Sites;
(e)    to ensure adequate off-street parking space and off-street truck loading and maneuvering facilities on the Property; and
(f)    in general to provide for the orderly, aesthetic and high quality architectural and engineering development, improvement and design of the Property and each Building thereon so as to promote the general welfare of the then current and future Owners and Occupants and to enhance the property value of the Property and Improvements.

2.2    Mutuality. The Protective Covenants set forth herein are made for the mutual benefit of each and every Owner and are intended to create reciprocal rights and obligations between the respective Owners and future Owners of all or any portion of the Property; and to create a privity of contract and estate between the grantees of said properties, their heirs, successors and assigns.
All Deeds, and any Buildings located on the land represented by the Deeds, shall be held, transferred, sold, conveyed, used, leased, occupied, mortgaged or otherwise encumbered subject to all the terms, conditions and provisions contained in this Declaration. Every person who is or becomes an Owner of any portion of the Property does by reason of taking such title, by Deed or otherwise, agree to all of the terms, conditions and provisions of this Declaration.

ARTICLE III
POWERS, DUTIES, AND RESPONSIBILITIES OF GRANTORS

To the extent Grantors are Owners of any portion of the Property, Grantors shall be entitled to all of the same rights and privileges as accorded to each and every Owner pursuant to the terms and provisions of this Declaration. In addition, Grantors, their successors and assigns, shall have the following powers, duties and privileges that shall pertain only to Grantors, their successors and assigns, and not to any other Owner: (i) the right to appoint the members of the Committee as described in Article VIII below; (ii) the right with respect to sales of various portions of the Property as described in Section 9.5 below; and (iii) any and all other rights specifically granted to Grantors, as opposed to an Owner, pursuant to the provisions of the Declaration.

ARTICLE IV
GENERAL RESTRICTIONS, COVENANTS AND REQUIREMENTS

The following restrictions, covenants and requirements are imposed on the Property, and on all Buildings, Improvements and Building Sites located thereon, and are binding upon all Owners and Occupants, and may be enforced against such Owners and Occupants, jointly and/or severally:
4.1    Use. Each Building and Building Site shall be used for industrial, commercial, office, distribution, warehouse, manufacturing-limited, and/or retail purposes, and such other commercial purposes that are allowed by applicable zoning regulations and approved in advance by the Committee. In so using the Building and Building Site, the Owner or Occupant, as the case may be, shall at all times comply with all present and future safety, health, environmental or other laws, ordinances, orders, rules, regulations and requirements of all federal, state, county and municipal governments, departments, commissions, boards and officers, and all order, rules and regulations of the National Board of Fire Underwriters or any other body exercising similar functions, which may be applicable to the Building and Building Site. Grantor, Owner, Occupant, Management Company and the Committee, as the case may be and as to which such person has control over the particular property, shall (a) comply with all federal, state and local statutes, rules and regulations governing substances or materials identified as toxic, hazardous or otherwise damaging to person or property by reason of its chemical nature (the “Environmental Laws”) and (b) promptly notify the Committee and any other affected Owner or Occupant in the event of any discharge, spillage, uncontrolled loss, seepage, release or filtration of oil or petroleum or chemical liquids or solids, particles, liquids or gaseous products, hazardous waste or any product of byproduct of such Owner’s or Occupant’s operations that may constitute an environmental hazard upon, on or under the Building or Building Site or any other matter relating to the Environmental Laws as they may affect the Property.
4.2    Restrictions on Use. No Owner or Occupant shall use or permit the use of the Property which is, in the reasonable opinion of the Committee, substantially inconsistent with or materially detrimental to the operation of the Park. The following uses and operations shall not be allowed without the prior written consent of the Committee:

(a)    Any use which emits or results in an obnoxious odor, noise, or sound which may constitute a public or private nuisance;
(b)    Any use which is physically damaging to other portions of the Project or which creates dangerous hazards;
(c)    Any assembly or manufacturing operation which would be permitted only in a heavy manufacturing or heavy industrial zone; or any distillation, refining, smelting, drilling or mining operation;
(d)    Any residential use or use involving animals;
(e)    Any incineration of garbage or refuse;
(f)    Any distribution of handbills, circulars or other political, charitable or similar material or to seek members for any organization, or to solicit contributions; or
(g)    Any parade or demonstration or other conduct which may tend to interfere with or impede the use of the Common Areas by other Owners and Occupants, or their respective employees, customers or invitees.
4.3    Location of Buildings. All Buildings shall be set back from the back of curb on their respective Building Sites by at lease twenty (20) feet from the Back of Curb in the case of any frontage boundaries on 12200 South and 11950 South, by at lease eighty (80) feet in the case of any frontage boundaries on 12300 South, by at least thirty (30) feet in the case of any frontage boundaries on Lone Peak Parkway, and at lease twenty (20) feet from each interior (non-street frontage) property line, except for underground Improvements such as storage tanks, which may be placed within those portions of setback areas that are not included in the twenty (20) foot landscaped areas identified in Section 4.5.

The above minimum setbacks have been established to create and preserve an attractive setting for all Buildings. However, total uniformity of setback is not necessarily desired, and accordingly the Committee is authorized, in its sole discretion, to authorize variations from the minimums on an ad hoc basis. Any such variation must be expressly approved in writing by the Committee.
4.4    Parking and Parking Areas. No parking shall be permitted on any street or drive, or any place other than parking areas located upon Building Sites. All driveways and areas for parking, maneuvering, loading and unloading shall be paved with asphalt, concrete or similar materials, curbed with concrete and screened to the extent practical with Landscaping materials. Each Owner or Occupant shall be responsible for compliance by its employees and visitors.
4.5    Landscaping. Landscaping and irrigation shall be installed for a minimum depth of twenty (20) feet, beginning at the applicable back of curb on that portion of any building site that abuts any Streets. Owner shall also provide Landscaping and irrigation in the areas between its boundary lines and its adjacent Back of Curb. All other unimproved areas (i.e., areas that are either unpaved, un-built or un-tracked and not within the setback areas described above) shall have either Landscaping and be maintained with an irrigation system or, at the discretion of the Committee, graveled areas that are regularly maintained. Every Building Site shall be landscaped in accordance with plans submitted and approved in writing by the Committee. Landscaping, including Landscaping between such Owner’s boundary line and adjacent Back of Curb shall be installed within ninety (90) days after completion of Building construction, or as soon thereafter as weather will permit, and shall be maintained in the manner as outlined below in Section 4.21.
4.6    Fences. Fences, if allowed, will only be erected in the truck dock areas and used for the exclusive purpose of security. If approved by the Committee, all fencing will have to also be approved by Draper City and any site plan amendments will be the responsibility of the applicant to obtain.
4.7    Curb Cuts. Curb cuts for Driveways shall be a minimum of twenty (20) feet from adjacent property lines, except for any driveway that is shared by adjacent Owners in which case the curb cut will be centered on property line.

4.8    Signs.
(a)    Subject to approval of the Committee, all Signs shall conform to the following general requirements:
(i) Only a company name and/or company logo shall be permitted, along with such other identifying features and information as the Committee may permit.

(ii) All illumination shall be provided by a concealed source and all back-lighting shall be contained within the area of the Sign.
(iii) No neon, traveling, flashing, intermittent or similar illumination of any kind shall be permitted.
(iv) All wiring and all appurtenant electrical equipment shall be installed inside the Building, underground or within the Sign.

(v) All signage will comply with the Draper City Sign ordinance and the then current signage criteria established by the Committee.

(b)    During the period of development and prior to the completion of the principal building on each Building Site, the Building Site shall have only one temporary construction sign. After the completion of the principal Building on each Building Site, the availability for sale or lease of all or any part of the principle Building may be advertised by only one temporary marketing sign. Each temporary sign shall conform to the standards set forth in Section 4.8(a) with respect to all signs generally and as set forth in Section 4.8(c) with respect to “Single Tenant Roadway Signs” as shown in Exhibit B.

(c)    Each single-tenant Building may have (1) one sign located in proximity to the Building Site’s curb-cut that is within a reasonable distance of the intersection of its principal access driveway and the abutting public street (“Roadway Sign”), and (1) one on the front surface of such Building (“Building Mounted Sign”). Any such Roadway Signs shall conform to the format and specification set forth in Exhibit B hereto. The Committee shall approve the number and locations of such signs and at its discretion may allow for more than one location of any such signs particularly where the Owner may have exposure to more than one public street.
Each Multi-tenant Building shall have a Roadway Sign which conforms with Exhibit C hereto.
(d)    Each Building Site may have directional signs designating parking areas, off-street loading areas, entrances and exits and conveying similar information. All such signs shall conform to the format and specifications set forth in Exhibit B hereto, and if more than one principle Building is located on a Building Site, additional building identification signs may be used which conform with Exhibit B hereto. Two such signs that are visible from the street or from adjacent Building Sites, and a reasonable number of additional signs that are not visible, shall be permitted on such Building Site.
(e)    The Committee may from time to time make changes or modification to the above requirements to take into account changes in technology or other considerations deemed by the Committee to be in the best interests of the Property and the Owners.
4.9     Exterior Construction, Materials and Colors. All exterior walls of any Building or other Improvement must be finished with architectural masonry units, natural stone, precast concrete (including cast in place concrete tilt-up panels), aluminum or glass materials, or their equivalent, along with such other architecturally and aesthetically suitable building materials as shall be approved in writing by the Committee. All finish material shall be maintainable and sealed as appropriate against the effects of weather and soiling. Color shall be harmonious and compatible with colors of the natural surroundings and adjacent Buildings.
4.10    Temporary Structures. No temporary Buildings or other temporary structures shall be permitted on any Building Site; provided, however, trailer, temporary buildings and the like shall be permitted for construction purposes during the construction period of a permanent Building. The location and nature of such structures must be submitted to and approved by the Committee and shall be placed as inconspicuously as practicable, shall cause no inconvenience to Owners or Occupants of other Building Sites, and shall be removed not later than thirty (30) days after the date of substantial completion for beneficial occupancy of the Building(s) in conjunction with which the temporary structure was used.
4.11    Antennas, Aerials and Dishes. No antenna or device for transmission or reception of any signals, including but not limited to telephone, radio or television antenna, aerial, dish or similar facility, shall be erected or maintained on any Building or Building Site in a manner such that it is visible from five (5) feet above the ground or ground floor level at a distance of five hundred (500) feet in any direction, without the prior approval of the Committee. Occupant shall not interfere with radio or television broadcasting or wireless communications or reception, from or in the Building or elsewhere in the Park.
4.12    Utility’s; Mechanical Equipment; Roof Projections; etc.

(a)    Except as may otherwise be required under applicable laws or utility company guidelines, all electrical, gas, telephone, data and water services shall be installed and maintained underground.
(b)    Transformers that may be visible from any primary visual exposure area shall be screened with either plantings or a durable non-combustible enclosure (of a design configuration acceptable to Rocky Mountain Power). Where possible, trash enclosures shall be screened in a similar fashion for continuity.
(c)    Transformer enclosures shall be designed of durable materials with finishes and colors which are unified and harmonious with the overall architectural theme.
(d)    Exterior-mounted electrical and gas equipment shall be mounted on exposed surfaces only when an interior mounting is impractical. When mounted on the exterior, electrical equipment shall be mounted in a location that is substantially screened from public view. In no case shall electrical equipment be mounted on the street side or significant exposure side of any Building without the approval of the Committee. In no event will any roof top equipment and exterior roof top mechanical equipment be set back less than eighteen (18) feet from parapet wall.
(e)    Exterior-mounted electrical equipment and conduits shall be kept to a visible minimum. Where visible, they shall be installed in a neat and orderly fashion and shall be painted to blend with their mounting backgrounds.
(f) Water towers, storage tanks, processing equipment, skylights, cooling towers, communication towers, vents and any other similar structures or equipment placed upon any Building Site shall be adequately screened from public view and from the view of other Building Sites by a screening method approved in writing by the Committee prior to the construction or erection of said structures or equipment. Physical features customary to light industrial facilities shall be identified by Owner for consideration by the Committee and shall not require screening if, at the discretion of the Committee, exposure of such features is acceptable.
4.13 Loading and Servicing Areas. Loading doors, docks, material hauling facilities, accessory structures and serving areas shall be screened, as much as reasonably practical at the discretion of the Committee, to minimize the effect of their appearance from public areas or neighboring sites. Moreover, loading and servicing areas shall be designed as an integral part of the Building architecture, so that the entire loading and servicing operation can be conducted within the confines of any such area. Loading areas shall not encroach into setback areas along street frontages. Off Street loading spaces shall be designed to include an additional area or means of ingress and egress which shall be adequate for maneuvering. Trucks and tractor-trailers must be parked in loading dock areas. The Committee will consider, on a case by case basis, alternative and/or additional parking areas for Occupants. No land or buildings within the Park shall be used so as to permit the keeping of articles, goods or materials in the open or exposed to public view. No storage units, buildings, huts, etc. are permitted outside of the Building.

4.14    Garbage and Debris. No refuse, garbage, trash, grass, shrub or tree clippings, plant waste, compost, bulk materials or debris of any kind shall be kept, stored or allowed to accumulate on any Building Site except within an enclosed structure or container approved by the Committee or unless appropriately screened from view in a manner acceptable to the Committee, except that any refuse or storage container containing such materials and approved by the Committee, may be located outside at such time as may be reasonably necessary to permit garbage or trash pickup or materials storage. The Committee, in its discretion, may adopt and promulgate reasonable rules and regulations relating to the type and appearance of permitted trash receptacles, the screening thereof by fences or otherwise, and the manner of locating the same on the Property. Occupants shall remove and dispose of waste materials as frequently as necessary to maintain a clean dumpster area.
4.15    Accumulation of Materials; Storage Areas. Materials, supplies, merchandise, equipment, company-owned vehicles or similar items shall be stored in a location that shall be adequately screened as much as reasonably practical, at the discretion of the Committee, from the view of adjacent Buildings, public streets and pedestrian walkways by either a fence, wall, landscaping screen or similar manner, but then only if approved in writing by the Committee. Subject to the consent of the Committee, fuel and other storage tanks and coal bins shall be installed underground wherever practicable and in any event screened from public view. No overnight storage of pallets, junk, wrecked autos, shipping materials, boxes or other materials shall be allowed within the Park. The Committee reserve the right to remove any materials prohibited hereunder at the violating party’s expense. No outside storage of vehicles shall be allowed other than those directly used in the operation of normal business.
4.16    Utilities. Other than for street lighting, all pipes, lines and other facilities for utilities, including water, gas, sewer and drainage, and all lines and conduits of any type hereafter installed for the transmission of audio and visual signals or electricity shall be located beneath the ground or within an enclosed structure or adequately screened, except that overhead lighting and utility appurtenances may be located above ground if they are adequately screened by Landscaping or by suitable Building materials that are harmonious with the surrounding structures, so as not to be visible from adjacent Buildings, public streets and pedestrian walkways. Each Owner and Occupant shall use the shared or common utility lines for the purposes for which they were constructed and shall not overload or use the same to excess.
4.17    Maintenance of Property. Each Owner or Occupant shall at its own expense keep each Building Site owned by it, as well as the land between its boundary line and adjacent Back of Curb, and all Improvements located thereon, as well as all property from the back of the street curb to such Owner’s or Occupant’s property, in a clean, safe, attractive and aesthetically pleasing condition, in good order and repair, including without limitation, (a) painting and repairing and generally maintaining the exterior of all Buildings and other Improvements at such times as necessary to maintain the appearance of a first class industrial facility, (b) maintaining (including snow removal) and repairing any parking lot and truck dock areas, road, driveway, storm sewer, utilities, or similar Improvement located within the perimeter of all such Building Sites in a manner and with such frequency as is consistent with good property management, (c) maintaining and landscaping all Lawns, trees, grass, shrubs, flowers and other Landscaping in accordance with the requirements of Section 5.20 hereof and (d) maintaining or repairing any utility lines that service such Owner’s or Occupant’s Building or Improvements to the extent such lines are not required to be maintained or repaired by Draper City or any applicable utility company. The expense of any maintenance, repairs or landscaping required in this section shall be the sole expense of each individual Owner or Occupant, and the Grantors and the Committee shall in no way be responsible for any expenses related to any maintenance, repair, landscaping or improvement on any Building Site.
4.18 Sounds. No exterior speakers, horns, whistles, bells or other sound devices, other than devices used exclusively for safety, security, fire prevention of fire control purposes, shall be located or used on any Building Site except to the extent permitted by the Committee.
4.19 Maintenance of Drainage. Each Building Site shall have appropriate provision for water retainage/detention as may be necessary to appropriate for the Property’s overall drainage system, as determined in the reasonable judgment of the Committee. The established drainage pattern over any Building Site may not be altered except as approved in writing by the Committee. Each site shall be designed to the current standards of any applicable governmental authority having jurisdiction.
4.20 Water Systems. No individual water supply system shall be installed or maintained for any Building or Building Site unless such system is approved by the Committee and is designed, located constructed and equipped in accordance with the requirements, standards and recommendations of any applicable governmental authority having jurisdiction.
4.21 Maintenance. Any Lawn and all Landscaping shall be maintained by the Owners and Occupants of the Building Site in substantially the following manner:

Cut	Cut all Lawn areas on a regular basis with mowers so as to maintain a manicured appearance.
Trim	Trim around all Buildings, trees, poles, fences and other obstacles during such servicing.
Edge	Edge all walks, curbs, driveways, and similar areas upon such servicing.
Weed	Remove all weeds from areas as needed.
Clean Up	Remove all grass clippings from walks, drives, and parking areas after such servicing.
Shrub Pruning	Prune all shrubbery as needed to maintain and promote a manicured and healthy appearance.
Tree Pruning	Prune all trees as required to remove damaged branches, sucker growth, dead wood, and similar matters.
Leaf Removal	Collect and remove all fallen leaves.
4.22 Application of Restrictions. All real property within the Property shall be held, used and enjoyed subject to the limitations, restrictions and other provisions set forth in this Declaration. However, reasonable variations from the strict application of the limitations and restrictions in this Article IV in any specific case may be granted by the Committee in accordance with Article VII if such strict application would be unreasonable or unduly harsh under the circumstances or otherwise not in the best interests of, or harmful to, the other Owners and Occupants. Any such variance shall not constitute a waiver or estoppel with respect to any of the provisions of this declaration on any future action by the Committee.
ARTICLE V
COMMON AREA MAINTENANCE AND CHARGES
5.1 Management of Common Areas. The Committee shall from time to time appoint a Management Company to maintain and repair all common areas and equipment located on the Property. Such common areas or equipment shall include, by way of example and without limitation, the area designated as common area on any plat map of the Property on any part thereof, water detention areas, any open drainage areas, irrigation systems, common access or roadways, park signs and street lighting, but shall not include yard areas between Back of Curb and Owner’s or Occupant’s property lines that are contiguous with their respective front or side yards. Such maintenance and repair shall include, without limitation:
(a)    Cleaning, maintaining and re-lamping of any lighting fixtures and signage, except such fixtures or signage that are the property of any utility or governmental body or are part of a property, or signage of, a separate Owner.
(b)    Performance of necessary repair and maintenance on all Landscaping within common areas, including trimming, watering, and fertilization of all grass, ground cover, shrubs and trees; removal of dead or waste material; and replacement of any dead or diseased grass, ground cover, shrubs, or trees.
(c)    The removal of trash, rubbish, snow and other debris or obstructions, where reasonably necessary, within the common areas.
(d)    Maintenance of general public liability insurance for the benefit of Grantors and all Owners and Occupants against claims for bodily injury, death, or property damage occurring on, in, or about the common areas and the adjoining streets, sidewalks, and passageways, but not within any Building Site or and Building or other Improvements thereon or within any other area within the exclusive control of and Owner or Occupant; such insurance to afford protection of not less than $1,000,000.00 with respect to bodily injury or death to any one person, not less than $5,000,000.00 with respect of any one accident, and not less than $l,000,000.00 with respect to property damage.
(e)    Payment or reimbursement of any legal or related costs incurred by or on behalf of the Grantors, the Management Company or the Committee in enforcing, defending, complying with, interpreting or otherwise acting within the terms of, the provisions of this Declaration, including without limitation, the Protective Covenants.
(f)     Payment of any property taxes on the common areas that are not otherwise owned by a particular Owner.

5.2    Allocation of Maintenance Costs. The costs and expenses of maintaining the common areas and facilities and all real property taxes attributable to the common areas pursuant to Section 6.1 shall be allocated pro rata among all of the Owners. Each Owner shall bear its pro rata share of all such costs and real property taxes, based on the ratio of the acreage size of the Building Site of such Owner to the acreage size of the Building Sites of all Owners.
5.3    Computation of Maintenance Costs. All of the costs and expenses incurred, or otherwise paid, by the Management Company in connection with the maintenance and repair of the common areas of the Property, pursuant to Section 5.1, shall be paid or reimbursed to the Management Company, including without limitation all of the Managements Company’s actual out of pocket expenses to perform such services; a reasonable amount for the administration thereof, including accounting for the computation and collection of maintenance costs and real property taxes; a reasonable reserve for delinquent accounts; any costs incurred to provide security to the subject property, if necessary; and any other costs or expenses reasonably related to or arising out of the above.
5.4    Assessment of Maintenance Costs. All estimated costs and expenses of maintenance may at the discretion of the Management Company be assessed in advance and billed to each Owner monthly, quarterly or annually. Such assessments shall be paid by each Owner promptly upon receipt thereof. The amount, if any, by which any assessments received in advance from any Owner exceed such Owner’s actual share of maintenance expenses for the billing period shall be credited against the estimated costs and expenses for the ensuing billing period. Owners and Occupants shall have the right, upon reasonable notice and during normal office hours, to audit the costs and expenses comprising the assessments.
ARTICLE VI
ZONING AND OTHER RESTRICTIONS
The Protective Covenants shall not be taken as permitting any action or thing prohibited by zoning laws, or the laws, rules or regulations of any governmental authority, or by specific restrictions imposed by and deed or lease, that are applicable to the Property. In the event of any conflict, the most restrictive provision of such laws, rules, regulations, deeds, leases or the Protective Covenants shall be taken to govern and control. Any approval of the Committee required in this Declaration does not in any way relieve Owners and Occupants from obtaining approvals or otherwise complying with any laws, rules or regulations required by and governmental body or other person having jurisdiction or other legal rights thereunder.
ARTICLE VII
APPROVAL OF PLANS; CONSTRUCTION
7.1 Plans. No exterior construction, exterior reconstruction, or exterior alterations of any Building or other exterior Improvements, including Signs, may be commenced without written approval by the Committee of the plans or such construction or alteration, which approval shall be sought in accordance with the provisions of Article VIII below. The plans submitted for approval of the Committee shall include all plans, specifications, drawing, studies, reports and other materials, both written and otherwise, as the Committee may reasonably request in order to grant an informed approval or disapproval in compliance with the terms and provisions of this Declaration. Approval of plans by the Committee may be secured prior to acquisition of a Building Site pursuant to the terms of a sales contract.
7.2    Construction. Upon receipt of approval of plans, Owner or Occupant shall diligently proceed with the commencement and completion of all approved construction. Unless work on the approved construction shall be commenced within one (1) year from the date of such approval and diligently pursued to completion thereafter, the approval shall automatically expire unless the Committee has given a written extension of time.
7.3    Arbitration. If, after the initial construction of a Building upon a Building Site, the Owner or Occupant submits plans for exterior alteration, addition or exterior reconstruction, and have receive a decision of the Committee, feels that said decision is not consistent with the provision of this Declaration, such Owner or Occupant may submit the decision to determination by arbitration in the following manner:
The party desiring arbitration shall serve upon the Committee a written notice naming an arbitrator. Within ten (10) days after the delivery of said notice, the Committee shall likewise appoint an arbitrator and notify the party desiring arbitration of such appointment, and if the Committee fails within said ten (10) days so to do, the arbitrator appointed by the party desiring arbitration shall proceed in the determination of plan approval and his/her decision as to such approval shall be final. If the Committee appoints an arbitrator within the prescribed time, the two arbitrators so appointed shall choose a third arbitrator. If the two arbitrators so chosen shall fail to agree upon the selection of a third arbitrator within a reasonable time, such arbitrator shall be appointed, upon application of either party, by and judge of the District Court of the United States for the district which shall then include the locality in which the Building Site is situated, but such application shall not be made until such party shall have given ten (10) days written notice to the other party of its intention to do so. The board of arbitrators, constituted as aforesaid, shall proceed to determine whether or not he proposed plans shall be approved and the decision of the board, or of any two members thereof, as to such shall be binding upon the parties hereto. All expenses of such arbitration shall be apportioned equally between the parties to the arbitration.
ARTICLE VIII
THE COMMITTEE
8.1 The Committee.
(a) Duties. The Committee is hereby created pursuant to this Declaration the functions of which shall be to (i) enforce the provisions of this Declaration, (ii) grant approvals of construction, reconstruction and development of Building Sites and Improvements in accordance with the restrictions, requirements and provisions contained in the Declaration, including without limitation the right to insure that all Improvements on the Property harmonize with existing surroundings and structures on the Property, and (iii) grant such other approvals or variances and perform such other functions and duties as may be required by the terms of the Declaration.
(b) Organization and Operation. The Committee shall consist of three persons. Until the sooner to occur of 40 years from the date of this Declaration or the date upon which Grantors have sold and conveyed to third parties (as opposed to transferred to another entity or entities controlled by Grantors or Affiliates of Grantors) more than ninety-five percent (95%) of the total acreage contained in the Property (hereinafter the “Turnover Date”), Grantors shall have the right and privilege to appoint all members of the Committee. After the Turnover Date, the members of the Committee shall be appointed and elected by majority vote of the Owners in the Property. Each Owner shall have votes equal to the number of whole acres existing in the Owner’s Building Site, and the majority vote of all votes attributable to all Owners shall elect each member. Votes shall not be accumulated for the election of members of the Committee. Members shall serve for three year periods, unless earlier removed pursuant to a vote of the Owners. Any person may serve as a member of the Committee, and need not be an Owner, or a representative or employee or other associate of an Owner. Meetings of the Owners for the purpose of electing the Committee shall be called by the existing Committee in September of every three years. In the absence or failure of the existing Committee members to call such meetings, or in a special meeting is desired by the Owners, Owners owning at least 10 percent of the total votes in the Property may call a meeting of the Owners for the purpose of electing a new Committee at any time. Notice of any meeting of Owners, whether given by the Committee or Owners having at least 10% of the total votes, shall be give at least 20 days prior to any such meeting by written notice to all Owners at the then address of each Owner on its Building Site, unless the Owner gives another address to the Committee or the Owners for purposes of receiving notice. Said meetings may be held in any location in Salt Lake County, Utah.
8.2      Approval Procedure. Any Plans and specifications, or any other matter required by this Declaration to be, submitted to the Committee shall be approved or disapproved by it in writing no later than thirty (30) days after submission. A majority vote of the Committee shall be required to approve or disapprove any plans or specifications or other matter submitted to the Committee. If the Committee fails to respond to a properly submitted application for approval of plans and specifications within sixty (60) days of the proper submission of such application, such application shall be deemed approved.
8.3      Standards. In deciding whether to approve or disapprove plans and specifications submitted to it, the Committee shall use its best judgment to insure that all improvements within the Property conform to and harmonize with the requirements and restrictions of this Declaration.
8.4 Development Guidelines. The Committee may from time to time adopt such “Development Guidelines” as it deems necessary to clarify, amplify upon and further develop the restrictions, guidelines and requirements of the Declaration, and to inform Owners and Occupants of the standards that will be applied in approving or disapproving matters submitted to the Committee pursuant to the provisions of this Declaration. Such Development Guidelines may amplify but may not be less restrictive than the regulations and restrictions stated in this Declaration, and shall be binding upon all Owners and Occupants. Such Development Guidelines may state more specifically the rules and regulations of the Committee with respect to the submission of plans and specifications for approval, the time or times within which such plans or specifications must be submitted, and may state such other rules, regulations, policies and recommendations that the Committee will consider in approving or disapproving proposed construction of or alterations to Buildings and Improvements, or other matters submitted to the Committee pursuant to this Declaration.
8.5 No Liability for Damages. Neither the Committee nor the Grantors, or any of its or their agents, assigns, owners, manages or otherwise, shall be liable for damages by reason of any action, inaction, approval, or disapproval by the Committee with respect to any request made pursuant to this Declaration.
8.6 Payment. Before any application shall be approved by the Committee, the Owner or Occupant who submits the plans and specifications for approval shall provide assurance, in such forms as the Committee shall determine, for the payment or reimbursement to the Committee for its reasonable professional costs (including architectural or legal costs, whether or not such costs are incurred with respect to members of the Committee) incurred as part of the review by the Committee of such plans and specifications.
ARTICLE IX
GENERAL EASEMENTS
9.1      Drainage. Grantors hereby reserve easements over each Building Site for drainage of surface water wherever and whenever reasonably necessary in order to maintain reasonable standards of health, safety and appearance; provided, however, that such easements shall terminate as to any particular Building Site when the initial principal Building and Landscaping approved for such Building Site has been completed. These easements and rights expressly include the right to cut any trees, bushes or shrubbery, make any grading of the soil, or to take any other similar action reasonably necessary to provide economical and safe utility installation and to maintain reasonable standards of health and appearance. Grantors shall promptly restore any area affected by the exercise of such easements and rights, and shall indemnify the Owner of such Building Site, its lessees and sub-lessees, from all costs incurred as a result of any damage to such Building Site due to the negligence or misconduct of Grantors in the exercise of such easement and rights.
9.2 Grading. Grantors may at any time make such cuts and fills upon the Property and do such grading and moving of earth as, in its judgment, maybe necessary to improve or maintain the streets in or adjacent to the Property and to drain surface waters there from; and may assign such rights to Salt Lake County or to any municipal or public authority; provided, however, that after plans for the initial principle Building upon a Building Site shall have been approved by the Committee as provided herein, the rights of the Grantors under this section shall terminate with respect to all parts of such Building Site other than the easement area thereof, except that
Grantors or any such municipal or public authority shall thereafter have the right to maintain existing streets and drainage structures.
9.3    Utilities and Signs. Grantors hereby reserve unto themselves an easement and right of way, including but not limited to rights of ingress and egress, within a ten (10) foot right of way around the perimeter of any property, for the limited purpose of constructing, erecting, operating, replacing and/or maintaining utilities and similar public or quasi-public improvements on the
Property as necessary to complete, constrict, develop, expand and improve the Property and the Building Sites and also to construct and maintain one or mores Signs indicating the name and location of the Property. Any use of such easement shall be performed in such a reasonable manner as to minimize the impact of such construction, maintenance, or use, upon the Property. Each Owner or Occupant shall also dedicate, from time to time, if requested, on its Building Site, to the respective utility company or governing body, one or more easements for any utility from the property line to the Building. In the event of necessity, and only in the event of necessity, the Owner of each parcel of the Property agrees to the location of common utility facilities across and under such Owner’s parcel in locations other than those designated herein, so long as such location does not unreasonably interfere with the use and operation of such parcel and so long as the common utility facilities concerned are located underground and do not cross within ten (10) feet of any Building erected or to be erected upon such parcel.
9.4    Maintenance and Interference. Grantors, Owners and Occupants, whichever the case may be, hereby agree to use their best efforts to minimize interference with Owners, Occupants and their guest and/or invitees in connection with the Grantors’ use of the easements described in this Article IX.
9.5      Exception for Grantor. Notwithstanding any restrictions or provisions contained in this Declaration to the contrary, until the expiration of Grantors’ right to appoint the members of the Committee as described in Article VIII above, a Grantor shall have the right to use any Building Site owned by such Grantor in furtherance of any marketing or sales effort, or to facilitate construction or improvements of any Building or of the Property.
ARTICLE X
GENERAL

10.1 Owners Acceptance. The Owner or Occupant of any Building Site on the Property by acceptance of a Deed or other instrument conveying an interest in or title to, or the execution of a contract for the purchase thereof, whether from a Grantor or subsequent Owner or Occupant of such Building Site, shall accept such Deed or other contract upon and subject to each and all of the terms of this Declaration, including without limitation the Protective Covenants, and is required to deliver a copy of this Declaration any subsequent Owner or Occupant taking a Deed under such Owner. Owner agrees to cause any occupant of its Building or Building Site to agree to be bound by the terms of this Declaration including, without limitation, the Protective Covenants and payment of common maintenance charges.

10.2 Indemnity for Damages. Each and every Owner or Occupant and future Owner or Occupant in accepting a Deed or contract for any Building Site agrees to indemnify Grantors, the Committee and the Management Company for any damage caused by such Owner or Occupant, or the contractor, agent, or employees of such Owner or Occupant, to roads, streets, gutters, walkways or other aspects of public ways, including all surfacing thereon, or to water, drainage or storm sewer lines or sanitary sewer lines owned by a Grantor, the Committee or the Management Company or for which a Grantor, the Committee or the Management Company has responsibility at the time of such damage.
10.3 Limitation of Liability. Each and every Owner or Occupant or future Owner or Occupant in accepting a Deed or contract for any Building Site acknowledges and agrees that neither the Grantors, the Committee, the Management Company nor any of their respective partners, owners, manages, officers, directors, employees, agents or Affiliate, shall be liable to the Owner or Occupant or any person acting by, through or under such Owner or Occupant (any on such person or entity herein called “Aggrieved Person”) for any injury or damage, including monetary damage, to the Business, equipment, merchandise or other property of the Aggrieved Person resulting from any cause, including, but not limited to claims of breach of fiduciary duty, losses due to mistakes or the negligence of any of the employees, brokers or other agents, of the Grantors, the Committee or the Management Company or otherwise, except if and to the extent that such act or omission constitutes gross negligence or willful misconduct and except the actions of a Grantor in its capacity as an Owner.

10.4 Enforcement. Enforcement of the provisions of this Declaration may be made by Grantors, the Committee or the Management Company or any Owner or Occupant affected thereby, and shall be by any appropriate proceeding at law or in equity against any Owner or Occupant, person, corporation, trust or other entity violating or attempting to violate said provisions, either to restrain such violation, to enforce liability, or to recover damages, or by and appropriate proceeding at law or in equity against the land to enforce any lien or charge arising by virtue thereof. Neither Grantors, the Committee nor the Management Company shall be liable for the enforcement of, or failure to enforce, said provisions, and failure of Grantor, the Committee or the Management Company or any Owner of Occupant to enforce any of the provisions of the Declaration shall in no event be deemed a waiver of the right to do so thereafter.
10.5 Severability. Every one of the provisions of this Declaration, including the Protective Covenants, is hereby declared to be independent of, and severable from the rest of such provisions and of and from every combination of such provisions. Invalidation by any court of any provision or restriction in this declaration shall in no way affect any of the other provisions or Protective Covenants, which shall remain in full force and effect.
10.6 Captions. The captions preceding the various sections, paragraphs and subparagraphs of this Declaration are for the convenience of reference only, and none of them shall be used as an aid to the construction of any provision of the Declaration. Wherever and whenever applicable, the singular form of a word shall be taken to mean or apply to the plural, and the masculine form shall be taken to mean or apply to the feminine or the neuter.

10.7 Mortgages; Deeds of Trust. Breach of any of the provisions of this Declaration or any of the foregoing Protective Covenants shall not defeat or render invalid the lien of any mortgage or deed of trust made in good faith and for the value and covering any portion of the Property; but this Declaration and said Protective Covenants shall be binding upon and effective against any Owner or Occupant of said property whose title thereto is acquired by foreclosure, trustee’s sale or otherwise.

10.8 Duration, Modification and Termination. The conditions, restrictions, covenants, easements and reservations set forth in this Declaration shall run with and bind the land within the Property and shall be and remain in effect, and shall inure to the benefit of, and be enforceable by, through and under Grantors or the Owner of any portion of the Property, subject to and pursuant to the terms of the Declaration, their heirs, successors and assigns for a term of forty (40) years from the date this Declaration is recorded with the Salt Lake County Recorder after which time these Protective Covenants shall expire and terminate. Any modification, amendment or early termination of this Declaration shall take place only by the affirmative vote of two thirds (2/3) of all votes entitle to be voted. Each Owner, except Grantors, shall have one vote for each acre of land, or any fraction thereof, owned by it. Grantors shall have the greater of (a) votes equal to the total votes of all Owners other than Grantors, or (b) one vote per acre or any fraction thereof owned by Grantors in the Property.

10.9 Assignability. A Grantor may assign all of its rights and obligations herein to any person or entity to which a Grantor simultaneously conveys its interest in all or substantially all of the Property owned by such Grantor as of the date of such assignment and conveyance. The foregoing assignment and assumption shall be evidenced by a signed and acknowledged written declaration recorded in the office of the Recorder of Salt Lake County. By such assignment and assumption, the grantee thereof shall be conclusively deemed to have accepted such assignment and shall thereafter have the same rights and be subject to the same obligations as are given the assumed by Grantors herein. Upon such assignment, the Grantor shall be released from all obligations which shall arise thereafter, but not from obligations arising prior to such assignment.
10.10 Law Governing. This Declaration shall be governed by and construed in accordance with the laws of the State of Utah.
IN WITNESS WHEREOF, Grantors have caused this instrument to be signed by their duly authorized persons on the date first above written.

PRICE LOGISTICS CENTER DRAPER, LLC
By	[SIGNATURE APPEARS HERE]
J. Steven Price, Manager

PRICE LOGISTICS CENTER DRAPER ONE, LLC
By	[SIGNATURE APPEARS HERE]
J. Steven Price, Manager
PRICE LONE PEAK WEST, LLC
By	[SIGNATURE APPEARS HERE]
J. Steven Price, Manager
PRICE LONE PEAK COMPANY, LLC
By	[SIGNATURE APPEARS HERE]
J. Steven Price, Manager
PRICE LONE PEAK RETAIL, LLC
By	[SIGNATURE APPEARS HERE]
J. Steven Price, Manager

STATE OF UTAH	)
:
COUNTY OF SALT LAKE	)
On the    day of    , 2009, personally appeared before me J. Steven Price, a signer of the foregoing instrument who duly acknowledged to me that he executed the same, for and in behalf of Price Logistics Center Draper, LLC.

_______________________________________
NOTARY PUBLIC
Residing at	__________________________
My Commission Expires:

____________________

STATE OF UTAH	)
:
COUNTY OF SALT LAKE	)

On the    day of    , 2009, personally appeared before me J. Steven Price, a signer of the foregoing instrument who duly acknowledged to me that he executed the same, for and in behalf of Price Logistics Center Draper, LLC.

____________________________________
NOTARY PUBLIC
Residing at	________________________

My Commission Expires:

STATE OF UTAH	)
:
COUNTY OF SALT LAKE	)
On the ___day of    , 2009, personally appeared before me J. Steven Price, a signer of the foregoing instrument who duly acknowledged to me that he executed the same, for and in behalf of Price Lone Peak West, LLC.

_______________________________________
NOTARY PUBLIC
Residing at	__________________________

My Commission Expires:

STATE OF UTAH	)
:
COUNTY OF SALT LAKE	)

On the ___day of    , 2009, personally appeared before me J. Steven Price, a signer of the foregoing instrument who duly acknowledged to me that he executed the same, for and in behalf of Price Lone Peak Company, LLC.

_______________________________________
NOTARY PUBLIC
Residing at	________________________

My Commission Expires:

_____________________

STATE OF UTAH	)
:
COUNTY OF SALT LAKE	)

On the ___day of    , 2009, personally appeared before me J. Steven Price, a signer of the foregoing instrument who duly acknowledged to me that he executed the same, for and in behalf of Price Lone Peak Retail, LLC.

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NOTARY PUBLIC
Residing at	__________________________

My Commission Expires:

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EXHIBIT A
DESCRIPTION OF PROPERTY
Property located in Salt Lake County, Utah, more particularly described as follows:
PARCEL 1
A Parcel of land located in the East Half of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian, Salt Lake County, Utah, described as follows:
Beginning at a point on the Southerly line of the Jordan and Salt Lake Canal and the West right-of-way line of Lone Peak Parkway, said point being North 89°32’42” West 1,365.42 feet along the North line of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian and South 2,339.07 feet from the Northeast Corner of said Section 25, and thence along said West right-of-way line the following two courses: 1) South 08°55’39” East 386.32 feet and 2) South 00°46’54” East 113.55 feet to the North line of Lone Peak Business Park, a subdivision recorded in Book 2000P at Page 180 of the Salt Lake County records; thence along said North line South 89°13’06” West 1,069.80 feet; thence North 00°07’27” East 546.28 feet to said Southerly line of the Jordan and Salt Lake Canal and a point on the arc of a 717.00 foot radius non-tangent curve to the right, the center of which bears South 02°10’19” West; thence along said Southerly line the following four courses: 1) Easterly 108.94 feet along said curve through a central angle of 08°42’21” and a long chord of South 83°28’30” East 108.84 feet, 2) South 79°07’20” East 374.63 feet, 3) South 76°10’06” East 272.30 feet and 4) North 67°16’25” East 289.01 feet to the point of beginning.
PARCEL 2
A Parcel of land located Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian, Salt Lake County, Utah, described as follows:
Beginning at a point on the Southerly line of the Jordan and Salt Lake Canal and the Northerly extension of the West line of Lone Peak Business Park, a subdivision recorded in Book 2000P at Page 180 of the Salt Lake County records, said point being North 89°32’42” West 2,372.46 feet along the North line of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian and South 2,310.56 feet from the Northeast Corner of said Section 25 and thence along said West line and its extension South 00°07’27” West 895.63 feet to the North line of property described in that certain Quit Claim Deed recorded November 30, 1981, as Entry No. 3627200, in Book 5317 at Page 1210 of said records; thence along said North line North 89°53’00” West 285.51 feet to the East line of the Southwest Quarter of said Section 25; thence along said East line South 00°07’00” West 26.09 feet to a point South 00°07’00” West 565.51 feet from the Center Quarter Corner of said Section 25 and the South line of property described in that certain Warranty Deed recorded January 18, 1965 as Entry No. 2055164 in Book 2282 at Page 559 of said records; thence along said South line North 84°51’00” West 1,043.33 feet to the Easterly right-of-way of the Denver and Rio Grande Western Railroad and a point on the arc of a 5,321.42 foot radius non-tangent curve to the right, the center of which bears South 89°13’28” East; thence along said Easterly right-of-way line the following two courses: l) Northerly 444.46 feet along said curve through a central angle of 04°47’08” and a long chord of North 03°10’06”

East 444.33 feet and 2) North 05°33’40” East 300.99 feet to the South line of Property described in that certain Special Warranty Deed recorded May 02, 2003 as Entry No. 8637429 in Book 8791 at Page 891 of said records; thence along the boundary of said property the following three courses: 1) South 84°26’20” East 10.00 feet, 2) North 05°33’40” East 188.00 feet and 3) North 84°26’20” West 10.00 feet to said Easterly railroad right-of-way line; thence along said Easterly right-of-way line North 05°33’40” East 384.73 feet to said Southerly line of the Jordan and Salt Lake Canal and a point on the arc of a 108.00 foot radius non-tangent curve to the left, the center of which bears North 55°02’29” East; thence along said Southerly line the following nine courses: 1) Southeasterly 57.97 feet along said curve through a central angle of 30°45’17” and a long chord of South 50°20’10” East 57.28 feet, 2) South 65°42’48” East 402.40 feet to a point of tangency of a 267.00 foot radius curve to the right, 3) Southeasterly 66.80 feet along said curve through a central angle of 14°20’05” and a long chord of South 58°32’45” East 66.63 feet, 4) South 51°22’52” East 211.19 feet to a point on the arc of a 833.00 foot radius non-tangent curve to the left, the center of which bears North 37°12’57” East 5) Southeasterly 255.70 feet along said curve through a central angle of 17°35’15” and a long chord of South 61°34’40” East 254.69 feet to a point of compound curvature of a 200.00 foot radius curve to the left, 6) Easterly 76.93 feet along said curve through a central angle of 22°02’20” and a long chord of South 81°23’28” East 76.46 feet, 7) North 87°35’22” East 120.78 feet, 8) North 83°31’17” East 56.69 feet to a point of tangency of a 717.00 foot radius curve to the right, and 9) Easterly 108.25 feet along said curve through a central angle of 08°39’02” and a long chord of North 87°50’48” East 108.15 to the point of beginning.
PARCEL 3
A parcel of land located in the Northeast Quarter of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian, Salt Lake County, Utah, described as follows:
BEGINNING at a point on the northerly line of the Jordan and Salt Lake Canal, said point being South 00°12’10” West 2,259.13 feet (South 2,276.21 feet by record) along the east line of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian and West 1,363.20 feet (1358.11 feet by record) from the Northeast Corner of said Section 25, and thence along said northerly line the following four courses: 1) South 67°16’25” West 288.55 feet, 2) North 76°10’06” West 252.20 feet, 3) North 79°07’20” West 376.33 feet to a point on the arc of a 783.00 foot radius non-tangent curve to the left, the center of which bears South 10°52’40” West and Westerly 115.25 feet along said curve through a central angle of 08°25’59” and a long chord of North 83°20’19” West 115.14 feet; thence North 00°18’32” East 836.90 feet to the south right-of-way line of the 72.00 foot wide road dedication described in that certain Special Warranty Deed recorded June 12, 1990 as Entry No. 4927653 in Book 6227 at Page 2839 of the Salt Lake County records; thence along said south right-of-way line the following two courses: 1) South 89°41’28” East 827.34 feet to a point of tangency of a 30.00 foot radius curve to the right, 2) Southeasterly 42.23 feet along said curve through a central angle of 80°39’15” and a long chord of South 49°21’50” East 38.83 feet to the westerly right-of-way line of Lone Peak Parkway; thence along said westerly right-of-way line South 09°02’13” East 850.90 feet to the POINT OF BEGINNING. Said parcel contains 838,862 square feet or 19.26 acres, more or less.
PARCEL 4
A parcel of land located in the Northeast Quarter of Section 25, Township 3, South, Range 1 West, Salt Lake Base and Meridian, Salt Lake County, Utah, described as follows:

Beginning at a point on the North line of the Southwest Quarter of the Northeast Quarter of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian, said point being South 00°12’10” West 1,327.06 feet (South 1,319.79 feet by record) along the East line of said Section 25 to said North line and North 89°41’58” West 1,510.87 feet (West 1,515.73 feet by record) along said North line from the Northeast Corner of said Section 25, and thence along the West line of property described in that certain Quit Claim Deed recorded April 27, 1995 as Entry No. 6068786 in Book 7140 at Page 1641 of the Salt Lake County records South, 10°07’51” East 2.51 feet to the North right-of-way line of the 72.00 foot wide road dedication described in that certain Special Warranty Deed recorded June 12, 1990 as Entry No. 4927653 in Book 6227 at Page 2839 of said records; thence North 89°41’28” West 846.17 feet; thence North 00°18’32” East 2.34 feet to said North line of the Southwest Quarter of the Northeast Quarter; thence South 89°41’58” East 845.71 feet to the point of beginning.
PARCEL 5 [THIS LEGAL DESCRIPTION WILL NEED TO BE CORRECTED TO INCLUDE BOUNDARY LINE CHANGE]
A parcel of land located in the North Half of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian, Salt Lake County, Utah, described as follows:
BEGINNING at a point on the northerly line of the Jordan and Salt Lake Canal, said point being South 00°12’10” West 2,225.93 feet (South 2,238.81 feet by record) along the east line of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian and West 2,358.28 feet (2,371.11 feet by record) from the Northeast Corner of said Section 25, said point also being on the arc of a 783.00 foot radius curve to the left, the center of which bears South 02°26’41” West; thence along said northerly line the following five courses: 1) Westerly 121.95 feet along said curve through a central angle of 08°55’24” and a long chord of South 87°58’59” West 121.82 feet, 2) South 83°31’17” West 54.35 feet, 3) South 87°35’22” West 118.56 feet to a point of tangency of a 134.00 foot radius curve to the right, 4) Westerly 51.61 feet along said curve through a central angle of 22°03’59” and a long chord of North 81°22’38” West 51.29 feet to a point of compound curvature of a 767.00 foot radius curve to the right and 5) Northwesterly 216.35 feet along said curve through a central angle of 16°09’43” and a long chord of North 62°15’47” West 215.64 feet; thence North 00°24’36” East 360.25 feet; thence South 89°35’24” East 535.64 feet; thence South 00°18’32” West 449.06 feet to the POINT OF BEGINNING. Said parcel contains 237,367 square feet or 5.45 acres, more or less.
PARCEL 6 [THIS LEGAL DESCRIPTION WILL NEED TO BE CORRECTED TO INCLUDE BOUNDARY LINE CHANGE]
A parcel of land located in the North Half of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian, Salt Lake County, Utah, described as follows:
BEGINNING at a point on the north line of the Southwest Quarter of the Northeast Quarter of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian, said point being South 00°12’10” West 1,327.06 feet along the east line of said Section 25 to said north line and along said north line North 89°41’58” West 2,356.58 feet from the Northeast Corner of said Section 25, and thence South 00°18’32” West 462.19 feet; thence North 89°35’24” West 535.64 feet; thence South 00°24’36” West 360.25 feet to the northerly line of the Jordan and Salt Lake City Canal and a point on the arc of a 767.00 foot radius non-tangent curve to the right, the center of which bears North 35°49’04” East; thence along the northerly and westerly line of said canal the following nine courses: 1) Northwesterly 18.11 feet along said curve through a central angle of 01°21’10” and a long chord of North 53°30’21” West 18.11 feet, 2) North 51°22’52” West 210.35 feet to a point of tangency of a 333.00 foot radius curve to the left, 3)

Northwesterly 83.30 feet along said curve through a central angle of 14°19’56” and a long chord of North 58°32’50” West 83.08 feet, 4) North 65°42’48” West 399.70 feet to a point of tangency of a 42.00 foot radius curve to the right, 5) Northwesterly 53.40 feet along said curve through a central angle of 72°50’30” and a long chord of North 29°17’33” West 49.87 feet, 6) North 07°07’42” East 261.01 feet, 7) North 33°28’35” East 88.98 feet to a point of tangency of a 53.00 foot radius curve to the left, 8) Northerly 45.35 feet along said curve through a central angle of 49°01’51” and a long chord of North 08°57’40” East 43.98 feet and 9) North 15°33’16” West 54.23 feet to the north line of the Southeast Quarter of the Northwest Quarter of said Section 25; thence South 89°51’16” East 810.65 feet to the Northwest Corner of said Southwest Quarter of the Northeast Quarter; thence South 89°41’58” East 294.78 feet to the POINT OF BEGINNING. Said parcel contains 626,867 square feet or 14.39 acres, more or less.
PARCEL 7
Lots 2, LONE PEAK BUSINESS PARK, according to the official plat thereof recorded in the office of the County Recorder of Salt Lake County, Utah.
PARCEL 8
Lots 101, 102 and 103, LONE PEAK BUSINESS PARK, LOT 3 AMENDED, according to the official plat thereof recorded in the office of the County Recorder of Salt Lake County, Utah.